As filed with the U.S. Securities and Exchange Commission on December 23, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________________

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

__________________________________________

AIMEI HEALTH TECHNOLOGY II CO., LTD
(Exact name of registrant as specified in its charter)

__________________________________________

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 East 53rd Street, Suite 3001

New York, NY 10022

+34 678 035200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________________

[                 ]

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Olivia Y. Wang, Esq. Rimon, P.C. 400 Madison Ave, Suite 11D New York, NY 10017 (718) 504-9773	Faith Charles, Esq. Thompson Hine LLP 300 Madison Ave, 27th Floor New York, NY 10017 (212) 344-5680

__________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities being offered until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED , 2024

$60,000,000

Aimei Health Technology II Co., Ltd

6,000,000 Units

Aimei Health Technology II Co., Ltd is a blank check company incorporated under the laws of the Cayman Islands as an exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. We have 12 months from the closing of this offering to consummate our initial business combination. We have not selected any business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, including any company based in or having the majority of its operations in China (a “PRC target company”). Throughout this prospectus, “PRC” or “China” refers to the People’s Republic of China, including the Hong Kong Special Administrative Region and the Macau Special Administrative Region and, for the purpose of this prospectus only, excluding Taiwan.

Although we currently do not have any operation, assets or subsidiary in China and our sponsor, Aimei Investment II Ltd, is an exempted company with limited liability incorporated under the laws of the Cayman Islands, the sole beneficial owner of our sponsor and several of our officer and directors following this offering have significant ties to China. Specifically, Ms. Han Huang, the sole beneficial owner of our sponsor, is a citizen and resident of the PRC. Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, is a citizen and resident of the Hong Kong Special Administrative Region. Mr. David Zhang, our independent director appointee, is a citizen of the PRC and a permanent resident of the United States. For more information, see “Prospectus Summary — Our Sponsor, Officer and Directors” starting on page 5. These ties may limit the pool of potential acquisition candidates and make it more likely that we will pursue a PRC target company for our initial business combination, which may create additional costs, delays, uncertainties, and liabilities, make it more difficult for us to complete our initial business combination within 12 months after the date of the closing of this offering or such later time as our shareholders may approve in accordance with our second amended and restated memorandum and articles of association (the “required period”), hinder our shareholders’ ability to protect their rights, and subject the combined company to various legal and operational risks and uncertainties following the business combination. For more information on related risks, see “Risk Factors — Risks Associated with Our Business and Securities — Our sponsor and several of our officer and directors have significant ties to China, which may limit the pool of potential acquisition candidates and make it more likely for us to pursue a PRC target for our initial business combination and make it more difficult or costly for us to consummate an initial business combination within the required period” on page 42 and “Risk Factors — Risks Associated with Acquiring and Operating a Business in China” starting on page 81.

This is an initial public offering of our units (“public units”). Each unit that we are offering has a price of $10.00 and consists of one Class A ordinary share, par value $0.0001 per share, which we refer to as our “public shares” throughout this prospectus, and one right to receive one-seventh (1/7) of one Class A ordinary share upon the consummation of an initial business combination, as described in more detail in this prospectus. We have granted A.G.P./Alliance Global Partners (“A.G.P.”), the representative of the underwriters, a 45-day option to purchase up to an additional 900,000 units (over and above the 6,000,000 units referred to above) solely to cover over-allotments, if any.

Upon the consummation of our initial business combination, we will provide the holders of our outstanding public shares with the opportunity to redeem their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), divided by the number of then outstanding public shares, subject to the limitations described herein. See “Prospectus Summary — The Offering — Redemption rights for public shareholders upon consummation of our initial business combination” on page 33 for more information. Notwithstanding the foregoing redemption rights, our second amended and restated memorandum and articles of association provide that, in connection with any vote held to approve a proposed business combination, a public shareholder who is not our Founder (as defined below), director or officer, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination. See “Prospectus Summary — The Offering — Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote” on page 34 for further discussion on certain limitations on redemption rights. In addition, our second amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

If we anticipate that we may not be able to consummate our initial business combination within 12 months from the closing of this offering, we will seek shareholder approval to extend the date by which we must consummate our initial business combination on terms to be specified in the relevant proxy solicitation statement. In the event an amendment to our second amended and restated memorandum and articles of association is made (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision of our second amended and restated memorandum and articles of association relating to the rights of our public shareholders, our second amended and restated memorandum and articles of association also require us to provide our public shareholders who are not our Founder, directors or officer with the opportunity to redeem their public shares for cash upon the approval of any such amendment, regardless of whether they vote for or against the proposed amendments or do not vote at all, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

If we are unable to complete our initial business combination within the 12-month period or such period that may be extended, we will distribute the aggregate amount then on deposit in the trust account, including interest (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), pro rata to our public shareholders, by way of the redemption of their shares and thereafter cease all operations except for the purposes of winding up of our affairs, as further described herein.

Our sponsor has purchased an aggregate of 1,725,000 Class B ordinary shares, par value $0.0001 per share (the “insider shares”) for an aggregate of $25,000 (or approximately $0.014 per share) on November 29, 2024, up to 225,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the underwriters’ over-allotment option is exercised. In December 2024, our sponsor transferred 60,000, 20,000, 20,000 and 20,000 insider shares, respectively, to Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, Mr. David Zhang, our independent director appointee, Mr. Hing Hui Ding, our independent director appointee, and Mr. Roy Liang, our independent director appointee, at the original purchase price of approximately $0.014 per share. The insider shares are identical to the public shares except for with respect to the transfer restrictions, registration rights, redemption rights, liquidating rights, anti-dilution rights, and voting rights described in more detail under “Prospectus Summary — The Offering — Insider shares and letter agreement” on page 26 and “Description of Securities — Ordinary Shares” on page 156. Our sponsor has also committed to purchasing from us an aggregate of 285,234 units (or up to 298,734 units if the underwriters’ over-allotment option is exercised) at $10.00 per private unit for a total purchase price of $2,852,340 (or up to $2,987,340 if the underwriters’ over-allotment option is exercised) (the “private units”). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. These private units are identical to the public units sold in this offering, except with respect to certain transfer restrictions and registration rights described under “Prospectus Summary — Our Sponsor, Officer and Directors — Contractual arrangements” on page 9. A portion of the proceeds we receive from these purchases will be placed in the trust account described below. Upon consummation of our offering and the private placement, assuming our sponsor, officer and directors do not purchase additional units or shares and without giving effect to the shares underlying the rights that are being sold as part of the public units and private units, our sponsor, Mr. Wong and our independent director appointees will own approximately 20.44%, 0.74% and 0.74%, respectively, of our issued and outstanding shares immediately after this offering, if the underwriters’ over-allotment option is not exercised, or 20.38%, 0.65% and 0.65%, respectively, of our issued and outstanding shares immediately after this offering, if the underwriters’ over-allotment option is fully exercised.

Prior to the consummation of a business combination, there will be no fees, reimbursements or other cash payments paid to our sponsor, officer, directors or their respective affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than: (i) repayment of an aggregate of up to $400,000 in loans made to us by our sponsor under a promissory note dated November 29, 2024 with our sponsor to cover offering-related and organizational expenses prior to our initial public offering upon the closing of this offering; (ii) payment to our sponsor of $10,000 per month from the closing of this offering, for office space, utilities and secretarial and administrative support until the closing of our initial business combination or our liquidation; (iii) repayment of potential working capital loans that may be made by them to finance transaction costs in connection with an initial business combination or the issuance of private units upon the conversion of up to $1,500,00 of such loans at a price of $10.00 per unit; and (iv) reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. For more details, see “Prospectus Summary – The Offering – Limited payments to insiders” on page 28.

Potential investors should be aware that there are actual or potential material conflicts of interest between (i) our sponsor, officer, directors, promotors and their respective affiliates and (ii) our unaffiliated security holders with respect to determining whether to proceed with a de-SPAC transaction and the manner in which we compensate our sponsor, officer, directors, promotors and their respective affiliates. Because of the financial and personal interests described in more detail under “Prospectus Summary — Our Sponsor, Officer and Directors — Conflicts of interest” on page 11, our sponsor, officer and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination, and they may be incentivized to (i) pursue a target company that has a less favorable risk, stability or profitability profile for our public shareholders but would be easier, quicker and more certain to guide through the business combination process over a target company that has a better risk, stability or profitability profile for our public shareholders but may take a longer time to diligence and go through the business combination process or (ii) effect our initial business combination with less desirable terms and conditions in order complete a business combination within the required period, both of which could cause our public shareholders to experience a negative rate of return or lose significant value on their shares of the combined company. In addition, conflicts of interest may arise because our officer and directors are not required to commit their full time to our affairs, and, as described in “Management — Conflicts of Interest” on page 146, each of our officer and directors presently has, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties to one or more other entities. If our officer and directors are required to devote more substantial amounts of time to their other business affairs or present a business combination opportunity to such entities, our ability to consummate our initial business combination could be materially and adversely affected. For more details on related risks, see “Risk Factors — Risks Associated with Our Business and Securities — The financial and personal interests of our sponsor, officer and directors may influence their motivation in determining whether a particular target business is appropriate for a business combination” on page 52, “Risk Factors — Risks Associated with Our Business and Securities — We may acquire a target business that is affiliated with our sponsor, officer and directors or their affiliates” on page 55, “Risk Factors — Risks Associated with Our Business and Securities — Our officer and directors may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous” on page 55, “Risk Factors — Risks Associated with Our Business and Securities — Our officer and directors will allocate their time to other businesses, thereby potentially limiting the amount of time they devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination” on page 51 and “Risk Factors — Risks Associated with Our Business and Securities — Each of our officer and directors presently has, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented” on page 51.

Because the insider shares were issued at a nominal price of $0.014 per share and the representative shares (as defined below) will be issued for no cash consideration upon the closing of this offering, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the rights included in the units. Further, the Class A ordinary shares issuable in connection with the conversion of the insider shares may result in material dilution to our public shareholders due to the anti-dilution rights of our insider shares, which may result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. See “Risk Factors — Risks Associated with Our Business and Securities — There will be significant dilution to the implied value of your public shares upon the consummation of our initial business combination” on page 60 and “Dilution” on page 104. The following table illustrates possible sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of this offering. The table assumes: Scenario A) 25% of our public shares are redeemed, Scenario B) 50% of our public shares are redeemed, Scenario C) 75% of our public shares are redeemed, and Scenario D) the maximum number of our public shares that may be redeemed to permit us to maintain net tangible assets of $5,000,001 are redeemed.

As of November 30, 2024

	Without Over-Allotment Option Exercised
	Scenario A 25% redemptions(1)	Scenario B 50% redemptions(2)	Scenario C 75% redemptions(3)	Scenario D Maximum redemptions(4)
Offering price of $8.75 included in the units (adjusted to include the value of the rights)	$8.75	$8.75	$8.75	$8.75
Pro forma net tangible book value per share, as adjusted	6.17	5.31	3.94	1.46
Dilution to public shareholders	$2.58	$3.44	$4.81	$7.29

__________

(1)	The numbers set forth in this column assume that 1,404,412 public shares, or 25% of 5,617,649 public shares, are redeemed.
(2)	The numbers set forth in this column assume that 2,808,825 public shares, or 50% of 5,617,649 public shares, are redeemed.
(3)	The numbers set forth in this column assume that 4,213,237 public shares, or 75% of 5,617,649 public shares, are redeemed.
(4)

The numbers set forth in this column assume that 5,617,649 public shares (i.e., the maximum number of shares that can be redeemed that would permit us to maintain net tangible assets of $5,000,0001) are redeemed.

	With Over-Allotment Option Exercised
	Scenario A 25% redemptions(1)	Scenario B 50% redemptions(2)	Scenario C 75% redemptions(3)	Scenario D Maximum redemptions(4)
Offering price of $8.75 included in the units (adjusted to include the value of the rights)	$8.75	$8.75	$8.75	$8.75
Pro forma net tangible book value per share, as adjusted	6.18	5.30	3.90	1.30
Dilution to public shareholders	$2.57	$3.45	$4.85	$7.45

__________

(1)	The numbers set forth in this column assume that 1,631,475 public shares, or 25% of 6,525,899 public shares, are redeemed.
(2)	The numbers set forth in this column assume that 3,262,949 public shares, or 50% of 6,525,899 public shares, are redeemed.
(3)	The numbers set forth in this column assume that 4,894,424 public shares, or 75% of 6,525,899 public shares, are redeemed.
(4)	The numbers set forth in this column assume that 6,525,899 public shares (i.e., the maximum level of redemptions that would permit us to maintain net tangible assets of $5,000,001) are redeemed.

Of the proceeds we will receive from this offering and the sale of the private units, $60,000,000, or $69,000,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit or 100% of the gross proceeds of the offering in either case), will be deposited into a United States-based trust account established by [      ] and maintained by [      ] (“[      ]”) acting as trustee. Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of: (i) the completion of our initial business combination within the required period; (ii) our redemption of public shares if we have not completed an initial business combination within the required period; (iii) our redemption of public shares in connection with an amendment to our second amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision of our second amended and restated memorandum and articles of association relating to the rights of public shareholders; and (iv) our liquidation.

Prior to this offering, there has been no public market for our units, ordinary shares or rights. We have applied to have our public units listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “AHJKU” on or promptly after the date of this prospectus. The public shares and rights comprising the public units will begin separate trading on the 52nd day after the date of this prospectus unless A.G.P. informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions. Once the securities comprising the public units begin separate trading, the public shares and rights will be traded on Nasdaq under the symbols “AHJK” and “AHJKR,” respectively.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 42 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

In addition, although we are a Cayman Islands-incorporated company with no operation, assets or subsidiary in China and none of our officer or directors reside in mainland China, we are subject to risks and uncertainties related to PRC laws, regulations, and policies and the substantial control that PRC government has over companies’ business operations in China, offerings conducted overseas, and foreign investment in China-based issuers. For example, while we, our sponsor, and our officer and directors have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering, our listing on Nasdaq or our business operations from any PRC governmental authority, we may be required to obtain permission or approval from PRC government authorities for this offering, the listing of our securities on Nasdaq, or our business operations related to this offering or our initial business combination, which may cause us to fail to complete this offering or other subsequent overseas offerings or to list or continue to list on a U.S. stock exchange, subject us to government enforcement actions, investigations, sanctions, fines or penalties, result in a material adverse change in our business, financial condition and results of operations, severely hinder our ability to consummate our initial business combination, and cause the value of our securities to decline significantly or become worthless. In addition, because the sole beneficial owner of our sponsor and several of our officer and directors following this offering have significant ties to China, the Chinese government may also intervene or influence our search for a target business or the completion of our initial business combination at any time through these individuals, which may severely hinder our ability to consummate our initial business combination and cause the value of our securities to decline significantly or become worthless. For more details, see “Prospectus Summary — Potential Approvals from the PRC Governmental Authorities for this Offering” on page 14 and “Risk Factors — Risks Associated with Acquiring and Operating a Business in China — While we do not believe any permission or approval from PRC government authorities is required for this offering, the listing of our securities on Nasdaq, or our business operations related to this offering or our initial business combination, we cannot assure you that the relevant PRC government authorities will not take a contrary view or that they will not require us to obtain such permission or approval in the future” on page 81. Nonetheless, we are not aware of any PRC law or regulation that would prevent us from making redemption payments to our shareholders, as the funds held in our trust account are not held in China but are instead held in U.S. dollars in the United States.

If we decide to consummate our initial business combination with a PRC target company, we, the target company, or the combined company may face various legal and operational risks and uncertainties associated with doing business in China. PRC laws and regulations are sometimes vague and uncertain, and the PRC government has significant control over Chinese companies’ operations and their ability to make or accept foreign investments, list on a U.S. stock exchange or make cross-border cash transfers, and it may seek to influence, intervene with, or exert more control over our, the PRC target company’s, or the combined company’s operations at any time as it deems appropriate to further its regulatory, political and societal goals. In recent years, the PRC government has initiated a series of regulatory actions and statements and adopted new laws and regulations to regulate business operations in China to, among other things, crack down on illegal activities in the securities market, enhance supervision over China-based companies that are listed overseas, extend the scope of cybersecurity reviews, expand its efforts in anti-monopoly enforcement, and impose more stringent regulations on certain industries. If we decide to consummate our initial business combination with a PRC target company, we, our PRC target company, or the post-combination listing entity may be required to complete the filing procedures under the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) issued by the China Securities Regulatory Commission (the “CSRC”), or be required to obtain prior permission or approval from the relevant PRC government authorities, in order to consummate our initial business combination and list the combined company’s securities on a foreign stock exchange. In addition, we, the target company or the combined company may face various legal and operational risks and uncertainties associated with doing business in China, relating to, including but not limited to, (i) regulatory review and approval for offering securities to foreign investors, (ii) restrictions on foreign ownership and investment in certain assets and industries, (iii) regulations related to the variable interest entity (the “VIE”) structure (if the PRC target company or the combined company is required to use such VIE structure), including the validity and enforcement of the agreements in connection with such a VIE structure, (iv) anti-monopoly regulatory actions, (v) cybersecurity and data privacy, (vi) geopolitical tensions and the political and economic policies of the PRC government or the United States government, and (vii) restrictions on intercompany cash transfers and exchange control. For more information, see “Prospectus Summary — Potential Approvals from the PRC Governmental Authorities for the Business Combination” on page 16, “Prospectus Summary — Potential Legal and Operational Risks Associated with Acquiring and Operating a Business in China” on page 17 and “Prospectus Summary — Restrictions in China on the Transfer of Cash and Foreign Exchange Control” on page 19. In the future, new laws, regulations, rules, policies or their interpretation and enforcement or changes to existing laws, regulations, rules, policies or their interpretation and enforcement can be adopted quickly with little advance notice. These legal and operational risks may (i) limit the pool of target companies with which we can consummate a business combination and make it more difficult and costly, or impossible, for us to search for a potential target company and consummate a business combination within the required period, (ii) make it more difficult for us, the combined company, or our or the combined company’s shareholders to protect and enforce their legal rights, (iii) subject us, our PRC target company or the combined company to government enforcement actions, investigations, sanctions, fines, or penalties, (iv) result in a material adverse change in our, our PRC target company or the combined company’s business, financial condition and results of operations, (v) significantly limit or completely hinder our PRC target company’s or the combined company’s ability to offer securities to foreign investors, list on a U.S. stock exchange, and make cross-border cash transfers, and (vi) cause the value of our or the combined company’s securities to significantly decline or become worthless. For more details on related risks, see “Risk Factors — Risks Associated with Acquiring and Operating a Business in China” starting on page 81.

In addition, if our PRC target company operates in certain industries where foreign investment is restricted, it or the combined company may not be able to operate its business in China through direct subsidiaries but would rather be required to adopt a corporate structure under which the combined company, through contractual arrangements among (i) its PRC subsidiaries that are holding companies, (ii) VIEs that are operating companies and (iii) the VIEs’ shareholders, will exercise effective control over the VIEs’ operating activities and bear the risks, and enjoy the rewards, associated with ownership of the VIEs. In that case, shareholders of the combined company will not, and may never, directly own equity interest in the VIEs but will instead hold equity interest in a holding company that does not have any business operations. Under the VIE arrangement, the dividends or other distributions to be paid by the combined company’s PRC subsidiaries to the combined company will depend on such PRC subsidiaries’ entitlement to substantially all of the economic benefits of the VIEs, which are typically in the form of services fees or license fees payable by the VIEs to the PRC subsidiaries under various VIE agreements. Such contractual arrangements may be invalid under PRC laws and may not be as effective as direct ownership in providing the combined company with control over the VIEs, and the combined may be adversely affected if it experiences difficulties in settling the amounts owed to its PRC subsidiaries by the VIEs. For more details on related risks, see “Risk Factors — Risks Associated with Acquiring and Operating a Business in China — If the PRC government deems that the contractual arrangements in relation to the combined company and its VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” on page 90, and “Risk Factors — Risks Associated with Acquiring and Operating a Business in China — The contractual arrangements under a VIE structure may not be as effective as direct ownership in respect of the combined company’s relationship with the VIE, and thus, the combined company may incur substantial costs to enforce the terms of the arrangements, which it may not be able to enforce at all” on page 91.

Our auditor, Enrome LLP, the independent registered public accounting firm of our company, is headquartered in Singapore, registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and subject to PCAOB inspection and was not identified in the Determination Report as a firm subject to the PCAOB’s determinations. However, if the PCAOB determines that it is unable to inspect or investigate completely our current auditor because of a position taken by an authority in Singapore, or if we or the combined company retains another registered public accounting firm that the PCAOB determines that it is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction, we or the combined company will be identified by the U.S. Securities and Exchange Commission (the “SEC”) as a Commission-Identified Issuer, and the SEC will be required under the Holding Foreign Companies Accountable Act (the “HFCAA”) and the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) to prohibit the trading of our or the combined company’s securities on a national securities exchange and in the over-the-counter market once the Commission-Identified Issuer identification has been made for two consecutive years. On December 16, 2021, the PCAOB issued a Determination Report that found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China and (2) the Hong Kong Special Administrative Region because of a position taken by one or more authorities in Hong Kong. On December 15, 2022, the PCAOB announced that it secured complete access to inspect and investigate public accounting firms headquartered in mainland China and Hong Kong and vacated previous determinations to the contrary. In the event that we complete a business combination with a company with substantial operations in China, we cannot assure you that the PCAOB will remain able to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. The delisting of the combined company’s securities, or the threat of their being delisted, may substantially limit the combined company’s access to the U.S. capital markets and ability to raise capital on acceptable terms, or at all, result in a material adverse effect on its business, financial condition and prospects, impair your ability to sell or purchase the combined company’s securities when you wish to do so, and cause the value of its securities to decline significantly or become worthless. For more information, see “Prospectus Summary — Potential Lack of PCAOB Inspection and Related Trading Restrictions” on page 18 and “Risk Factors — Risks Associated with Acquiring and Operating a Business in China — Trading in the combined company’s securities may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the combined company’s auditor. The delisting of such securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive investors with the benefits of such inspections” on page 88.

Immediately after this offering, our sponsor, a Cayman Islands company that is under the sole control of a citizen and resident of China, and our officer and directors, most of whom are non-U.S. citizens, will collectively own 21.92% of our issued and outstanding shares (without giving effect to the shares underlying the rights that are being sold as part of the public units and private units and assuming that the underwriters’ over-allotment option is not exercised and that our sponsor, officer and directors do not purchase additional units or shares) and 100% of our total Class B ordinary shares. For more information, see “Principal Shareholders” on page 151. Under our second amended and restated memorandum and articles of association, prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment and removal of directors. As a result, we may be considered a “foreign person” under the rules promulgated by the Committee on Foreign Investment in the United States (“CFIUS”) and may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS and may be ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited. For more details on related risks, see “Risk Factors — Risks Associated with Our Business and Securities —Were we to be considered to be a “foreign person,” we might not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the CFIUS, or ultimately prohibited” on page 45.

In addition, because we and our sponsor are incorporated under the laws of the Cayman Islands, and certain of our officer and directors (namely, Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, who is a citizen and resident of the Hong Kong Special Administrative Region, and Mr. Hing Hui Ding, our independent director appointee, who is a citizen and resident of Malaysia) are located outside the United States, investors may experience difficulties and additional costs in effecting service of legal process within the United States or protecting their legal rights through enforcing judgments of U.S. courts or bringing original actions outside the United States based upon U.S. federal securities laws against us, our sponsor, Mr. Wong or Mr. Ding. If the combined company is also incorporated outside the United States or has officers and directors who reside outside the United States, investors may experience difficulties and additional costs in effecting service of legal process within the United States or protecting their legal rights through enforcing judgments of U.S. courts or bringing original actions outside the United States based upon U.S. federal securities laws against the combined company or these officers and directors. For more details, see “Enforceability of Civil Liabilities” on page 98, “Risk Factors — Risks Associated with Our Business and Securities — Because we and our sponsor are incorporated under the laws of the Cayman Islands, and two of our officer and directors are located outside the United States, you may face difficulties in protecting your interests, and your ability to protect your interests, and your ability to protect your rights through the U.S. federal or state courts may be limited” on page 65 and “Risk Factors — Risks Associated with Our Business and Securities — After our initial business combination, it is possible that all or a majority of our officer and directors will live outside the United States and all of our assets will be located outside the United States. Therefore, you may experience difficulties in effecting service of legal process, enforcing judgments of U.S. courts, or bringing original actions outside the United States based upon U.S. federal securities laws against the combined company or its officer and directors, and you may not be able to enforce federal securities laws or your other legal rights” on page 66.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for units may be made to the public in the Cayman Islands.

	Per Unit	Total
Public offering price(1)	$10.00	$60,000,000
Underwriting discounts and commissions	$0.15	$900,000
Proceeds, before expenses, to us	$9.85	$59,100,000

(1)

Includes $0.15 per unit, or $900,000 (or $1,035,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate, payable to the underwriters in cash upon the consummation of this initial public offering. Excludes certain fees and expenses payable to the underwriters in connection with this offering. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

(2)

The table does not include certain other fees and expenses payable (or securities issuable) to the underwriters in connection with this offering. In addition, we have agreed to issue to the representative of the underwriters and/or its designee 360,000 Class A ordinary shares (or up to 414,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full) upon the closing of this offering (the “representative shares”), equal to 3.0% of the gross proceeds of this offering in the form of our shares at a price of $5.00 per share, as part of representative compensation See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

The underwriters are offering the units for sale on a firm-commitment basis. Delivery of the units will be made on or about __________, 2025.

Sole Book-Running Manager

A.G.P.

The date of this prospectus is _______________, 2025

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to:

•	“Companies Act” are to the Companies Act (As Revised) of the Cayman Islands, as the same may be amended from time to time;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“Founder” are to our sponsor and its member (as defined in the Companies Act) immediately prior to the consummation of this offering;

•	“initial shareholders” are to our sponsor, A.G.P., Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, and Mr. David Zhang, Mr. Hing Hui Ding and Mr. Roy Liang, our independent director appointees;

•	“insider shares” are to the 1,725,000 Class B ordinary shares initially issued to our sponsor in a private placement prior to this offering (including an aggregate of 225,000 Class B ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised);

•	“Investment Company Act” are to the Investment Company Act of 1940, as amended;

•	“letter agreement” are to the agreement to be executed among us, A.G.P. and our sponsor, officer, directors on the date of this prospectus;

•	“PRC” or “China” are to the People’s Republic of China, including the Hong Kong Special Administrative Region and the Macau Special Administrative Region and, for the purposes of this prospectus only, excluding Taiwan;

•	“private shares” are to the ordinary shares included as part of the private units;

•	“private units” are to the units (i) to be issued to our sponsor in a private placement simultaneously with the closing of this offering and (ii) upon conversion of working capital loans, if any;

•	“public shareholders” are to the holders of the public shares, whether they are purchased in the public offering or in the aftermarket, including any of our initial shareholders to the extent that they purchase such public shares (except that our initial shareholders will not have redemption or tender rights with respect to any public shares they own);

•	“public shares” are to ordinary shares being sold as part of the public units in this offering (whether they are purchased in this offering or thereafter in the open market);

•	“public units” are to the public units being sold in this offering;

•	“representative” are to A.G.P./Alliance Global Partners;

•	“representative shares” are to 360,000 Class A ordinary shares (or up to 414,000 Class A ordinary shares if the underwriters’ over-allotment option is not exercised in full) to be issued to A.G.P./Alliance Global Partners, and/or its designees, at the closing of this offering;

•	“required period” are to 12 months after the date of the closing of this offering or such later time as our shareholders may approve in accordance with our second amended and restated memorandum and articles of association;

•	“rights” are to the rights that are being sold as part of the public units and private units;

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•	“second amended and restated memorandum and articles of association” are to our Second Amended and Restated Memorandum and Articles of Association, which will become effective immediately prior to the completion of this offering;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•	“SPAC” are to special purpose acquisition company;

•	“sponsor” are to Aimei Investment II Ltd;

•	“Transfer” are to the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

•

 “trust account” are to the segregated trust account located in the United States with [ ] acting as trustee, into which we will deposit certain proceeds from this offering and the sale of the placement units;

•	“we,” “us,” “our company” and “the company” are to Aimei Health Technology II Co., Ltd; and

•	“$” are to the legal currency of the United States.

Except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

All references in this prospectus to our insider shares being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. All references to the conversion of the Class B ordinary shares shall take effect as a compulsory redemption of Class B ordinary shares and an issuance of the corresponding Class A ordinary shares as a matter of Cayman Islands law.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a blank check company incorporated under the laws of the Cayman Islands as an exempted company with limited liability on July 11, 2024 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. We have 12 months from the closing of this offering to consummate our initial business combination. We have not selected any business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. As a blank check company incorporated under the laws of the Cayman Islands, we do not have any operation or subsidiary as of the date of this prospectus, and no transfers, dividends, or distributions of any earnings or settlement of any amounts have been made by us to date.

Although we currently do not have any operation, assets or subsidiary in China, the sole beneficial owner of our sponsor and several of our officer and directors following this offering have significant ties to China. Specifically, Ms. Han Huang, the sole beneficial owner of our sponsor, is a citizen and resident of the PRC. Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, is a citizen and resident of the Hong Kong Special Administrative Region. Mr. David Zhang, our independent director appointee, is a citizen of the PRC and a permanent resident of the United States. These ties may make us a less attractive partner to certain potential target businesses, including non-China-or non-Hong Kong-based target companies, limit the pool of potential acquisition candidates, and make it more likely that we will pursue a PRC target company for our initial business combination, which may create additional costs, delays, uncertainties, and liabilities, make it more difficult for us to complete our initial business combination within the required period, hinder our shareholders’ ability to protect their rights, and subject the combined company to various legal and operational risks and uncertainties following the business combination. For more information on related risks, see “Risk Factors — Risks Associated with Our Business and Securities — Our sponsor and several of our officer and directors have significant ties to China, which may limit the pool of potential acquisition candidates and make it more likely for us to pursue a PRC target for our initial business combination and make it more difficult or costly for us to consummate an initial business combination within the required period” on page 43 and “Risk Factors — Risks Associated with Acquiring and Operating a Business in China” starting on page 81.

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Of the proceeds we will receive from this offering and the sale of the private units, $60,000,000, or $69,000,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit or 100% of the gross proceeds of the offering in either case), will be deposited into a United States-based trust account established by [ ] and maintained by [ ] (“[ ]”) acting as trustee. Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of: (i) the completion of our initial business combination within the required period; (ii) our redemption of public shares if we have not completed an initial business combination within the required period; (iii) our redemption of public shares in connection with an amendment to our second amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision of our second amended and restated memorandum and articles of association relating to the rights of public shareholders; and (iv) our liquidation.

Competitive Advantage

We have an experienced and highly professional team of officer and directors, almost all of whom have entrepreneurial experience or experience working for public companies, and we believe that this valuable experience can help us to better identify outstanding companies that are considering becoming public companies.

Our mission is to maximize shareholder value by identifying an acquisition target with significant growth prospects. We believe our officer and directors are well positioned to take advantage of the growing set of acquisition opportunities focused on the healthcare innovation sector and that the breadth and depth of their entrepreneurial experience, experience working for public companies, contacts, and relationships, ranging from owners and management teams of private and public companies, private equity funds, investment bankers, attorneys, to accountants and business brokers, will allow us to empower us to adeptly identify, thoroughly assess, and strategically structure transactions to the advantage of all shareholders and generate an attractive transaction for our shareholders. Additionally, we are positioned to source deals through our sponsor or their affiliates, enhancing our capacity to realize our strategic objectives.

We believe we have the following key competitive strengths.

•	Seasoned management team with proven track record;

•	Differentiated access to deal sourcing and leading industry relationships;

•	Strong understanding of the public and private markets; and

•	Robust execution and structuring capabilities.

 The past performance of our sponsor, directors, officer, and their affiliates is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. You should not rely on the historical record of the performance of our directors, officer, and their affiliates as indicative of our future performance.

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Opportunity & Acquisition Target Criteria

Although there is no restriction or limitation on what industry our target operates in, it is our intention to pursue prospective targets that are focused on healthcare innovation. We anticipate targeting what are traditionally known as “small cap” companies domiciled in North America, Europe and/or the Asia Pacific (“APAC”) regions that are developing assets in the biopharmaceutical, medical technology/medical device and diagnostics space which aligns with our officer’s and directors’ experience in operating health care companies and in drug and device technology development as well as diagnostic and other services.

We will seek to acquire small cap businesses in the biopharmaceutical, medical technology/device industries or diagnostic, beauty, wellness and other related service sectors. We believe these industries are attractive for a number of reasons, including that they represent attractive markets, which are characterized by a high level of innovation, and they include a large number of emerging high growth companies that have the right size as potential targets.

Our operating experience and industry contacts place us in a position to optimize our chances of identifying high value targets in these areas. Our target of small cap healthcare-based companies will be based on the concept of value investing and therefore focused on quality businesses with specific and time-based catalysts. We will remain opportunistic at considering opportunities throughout the healthcare space. However, our primary focus will be on small cap healthcare companies with one or more of the following characteristics:

•	Late-stage development or revenue generating;

•	High growth prospects with sustainable proprietary position;

•	Experienced management teams with previous successes, especially where we can add critical public company expertise;

•	Addressable conditions that are clinically important and under-diagnosed or treated;

•	Independent companies or corporate spin offs; and

•	Domestic or international base of business.

We will be focused on companies in disruptive and other value added subsegments of healthcare that have the potential for significant gains in the next five years. Our ideal company will be institutionally backed, with a high-quality management team and a demonstrated ability to raise money from the private capital markets. Our plan is to focus on the esoteric/specialty diagnostic market that is quickly emerging as a critical component of the medical health system as the concept of therapeutics, diagnostics, medical devices and artificial intelligence merge into a single focus of optimizing patient care.

The focus of our officer and directors will be to create shareholder value by leveraging its experience to efficiently guide an emerging healthcare company towards commercialization. Consistent with our strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we see fit to do so if certain criteria are met.

Our Sponsor, Officer and Directors

Our sponsor is an exempted company with limited liability incorporated under the laws of the Cayman Islands, which was recently formed to invest in our company. Although our sponsor is permitted to undertake any activities permitted under Cayman Islands law and other applicable law, our sponsor’s business is focused on investing in our company. Ms. Han Huang, a citizen and resident of the PRC, is the sole shareholder and director of our sponsor and has the sole voting and dispositive power of the shares held by sponsor.

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The sponsor, its affiliates and promoters do not have any material roles or responsibilities in directing and managing our company’s activities. However, prior to the closing of our initial business combination, only holders of our Class B ordinary shares, 92.01% of which are held by the sponsor, (i) will have the right to vote to appoint and remove directors prior to or in connection with the completion of our initial business combination and (ii) will be entitled to vote on continuing our company in a jurisdiction outside of the Cayman Islands (including in any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside of the Cayman Islands). In addition, pursuant to the letter agreement, our officer and directors have agreed that we shall not enter into a definitive agreement regarding a proposed business combination without the prior written consent of the sponsor.

Mr. Heung Ming Wong, a citizen and resident of the Hong Kong Special Administrative Region, has served as our Chief Executive Officer, Chief Financial Officer and Director since December 2024. Mr. Wong has over twenty years’ experience in finance, accounting, internal control, and corporate governance matters. Mr. Wong has served as (i) the Chief Financial Officer and Director of Aimei Health Technology Co., Ltd since May 2023, (ii) an independent director of SAIHEAT Limited (Nasdaq: SAIH), a Singapore-based energy saving mining operator that engages in the hosting of bitcoin mining machines for its clients, since August 2024, (iii) an independent director of Nature Wood Group Limited (Nasdaq: NWGL), a global leading vertically-integrated forestry company headquartered in Macau, since September 2023, (iv) an independent director of E-Home Household Service Holdings Ltd (Nasdaq: EJH), a China-based company mainly engaged in the operation of household services, since March 2023, (v) an independent director of Ostin Technology Group Co., Ltd (Nasdaq: OST), a China-based company mainly engaged in the business of designing, developing and manufacturing TFT-LCD modules, since April 2022, (vi) an independent non-executive director of Helens International Holdings Company Limited (9869HK), a China-based investment holding company mainly engaged in bar operation and franchise business, since August 2021, and (vii) the non-executive Chairman of Raffles Interior Ltd., a Singapore-based interior fitting-out services provider that was previously listed on the Hong Kong Stock Exchange, since September 23, 2022 and the company’s independent director since March 2020. Mr. Wong has also served as (i) an independent director at BAIYU Holdings, Inc. (Nasdaq: BYU) from April 2021 to November 2024, (ii) an independent director at Sansheng Holdings (Group) Co. Ltd. from August 2022 to December 2023, (iii) an independent director of Shifang Holding Group Ltd. (1831HK) from April 2021 to April 2023, (iv) an independent non-executive director of Meihua International Medical Technologies Co., Ltd. (Nasdaq: MHUA) from April 2022 to June 2022, and (v) the Chief Financial Officer of Meten EdtechX Education Group Ltd. (currently known as BTC Digital Ltd.) (Nasdaq: BTCT) from June 2020 to March 2021. Prior to these roles, Mr. Wong worked at Deloitte Touche Tohmatsu (China) and PricewaterhouseCoopers (China) for a total of over 11 years. Mr. Wong received his bachelor’s degree in accountancy from the City University of Hong Kong in 1993 and his master’s degree in electronic commerce from the Open University of Hong Kong in 2003. He is also a fellow member of the Association of Chartered Certified Accountants and the Hong Kong Institute of Certified Public Accountants. We believe Mr. Wong is qualified to serve on our board of directors due to his extensive experience in public company directorship, management, finance, accounting, internal control, and corporate governance.

Mr. David Zhang, a citizen of the PRC and a permanent resident of the United States, will serve as our independent director upon the effectiveness of our registration statement of which this prospectus is a part. Mr. Zhang has served as a director of Real Sight Consultant Limited, a consulting firm, since April 2024, from August 2020 to July 2021, and from April 2014 to February 2017. From August 2021 to March 2024, Mr. Zhang served as the Chief Financial Officer and director of iClick Interactive Asia Group Limited (Nasdaq: ICLK), a renowned marketing cloud platform in China. From March 2017 to July 2020, Mr. Zhang served as the Chief Financial Officer of QK International Limited, a leading technology-driven long-term apartment rental platform in China. From October 2009 to March 2014, Mr. Zhang served as the Chief Financial Officer and director of Shifang Holding Limited (1831HK). Prior to these roles, Mr. Zhang held senior management and advisory roles at PwC and Deloitte. Mr. Zhang received his bachelor’s degree in accounting from the University of Shanghai for Science and Technology. Mr. Zhang is a member of the Chinese Institute of Certified Public Accountants and is qualified to practice law in the PRC. We believe Mr. Zhang is qualified to serve on our board of directors due to his extensive experience in directorship, management, finance, accounting, and law.

Mr. Hing Hui Ding, a citizen and resident of Malaysia, will serve as our independent director upon the effectiveness of our registration statement of which this prospectus is a part. Mr. Ding has served as an Executive Director of Raffles Interior Ltd (1376 HK), a Singapore-based interior fitting-out services provider, since March 2019, where he is responsible for overseeing the company’s day-to-day operations, including but not limited to manpower planning, technical solutions, strategies planning and value engineering, strategizing new project approach and methodology, implementing construction activities and project schedules, and monitoring quality assurance and quality control. Mr. Ding joined Raffles Interior Ltd in July 1996 as a site supervisor and has been the company’s Operation Director since January 2011. Mr. Ding received his diploma in electronics engineering from the French-Singapore Institute and holds a certificate in construction productivity management, the bizSAFE Level 1 Certification and the bizSAFE Level 2 Certification. We believe Mr. Ding is qualified to serve on our board of directors due to his extensive experience in management and innovation.

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Mr. Roy Liang, a citizen and resident of the United States, will serve as our independent director upon the effectiveness of our registration statement of which this prospectus is a part. Mr. Liang has served as the Managing Partner of Betterway LLC, a global supply chain service provider founded by seasoned international business experts, since April 2022, and the CEO and Co-founder of Beautifier LLC, a California-based, beauty & sustainability products company, since November 2020. In addition, Mr. Liang has been a Venture Partner of NetworkVC.org since November 2020, where he provides startup advisory related to fund raising and corporate innovation, and a Venture Partner of Grand Shores Ventures from November 2019 to January 2024, where he was responsible for deal sourcing, fundraising, due diligence and relationship-building for the fund. From December 2022 to September 2023, Mr. Liang served as the Director of Investor Relations at MyyShop, a pioneering social commerce platform. From July 2022 to December 2022, Mr. Liang worked in Investor Relations at GEODNET, a global earth observation decentralized network. Mr. Liang’s executive and advisory roles prior to December 2019 include, among others, Vice President of Investment at the Private Equity group of Paulson Investment, a biotech-focused investment bank, Financial Advisor at Morgan Stanley’s Global Financial Service Corporation group, and the Founder & Chief Executive Officer of Bestway Investments LLC, a startup service firm focused on the U.S. and China markets. Mr. Liang received his Bachelor of Business Administration degree, with a concentration in management and leadership, from Portland State University and Master of Business Administration degree, with a concentration in entrepreneurship, from the F.W. Olin Graduate School of Business of Babson College. We believe Mr. Zhang is qualified to serve on our board of directors due to his extensive experience in fundraising, deal sourcing, entrepreneurial management and cross-border transactions.

Each of our officer and directors presently has, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties to other companies, including other companies that are engaged in business activities similar to those intended to be conducted by us. For a more detailed description of the pre-existing fiduciary and contractual obligations of our officer and directors, and the potential conflicts of interest that such obligations may present, see “Management — Conflicts of Interest.”

Prior experience with SPACs

Ms. Han Huang has the sole voting and dispositive power over the shares held of record by Aimei Investment Ltd, the sponsor of Aimei Health Technology Co., Ltd. Aimei Health Technology Co., Ltd is a blank check company incorporated as a Cayman Islands exempted company with limited liability for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. On December 6, 2023, Aimei Health Technology Co., Ltd consummated its initial public offering of 6,900,000 units, generating gross proceeds of $69,000,000. Under its governing documents, Aimei Health Technology Co., Ltd initially had until 12 months from the closing of its initial public offering (i.e., until December 6, 2024) to consummate its initial business combination and its board may extend the deadline by which it must consummate its initial business combination up to twelve (12) times each for an additional one month (i.e., up to December 6, 2025), if its sponsor requests such extension and deposits additional funds into the trust account Aimei Health Technology Co., Ltd established in connection with its initial public offering.

On June 19, 2024, Aimei Health Technology Co., Ltd entered into a definitive Business Combination Agreement for a business combination with (i) United Hydrogen Group Inc., an exempted company incorporated with limited liability in the Cayman Islands, (ii) United Hydrogen Global Inc., an exempted company incorporated with limited liability in the Cayman Islands (“Pubco”), (iii) United Hydrogen Victor Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco; (iv) United Hydrogen Worldwide Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco; and (v) Aimei Investment Ltd.

On December 11, 2024, an aggregate of $227,000 was deposited into the trust account of Aimei Health Technology Co., Ltd, which enables the company to extend the date by which it has to consummate its initial business combination to January 6, 2025.

In addition, Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, has served as Aimei Health Technology Co., Ltd’s Chief Financial Officer and Director since May 15, 2023 and is also Aimei Health Technology Co., Ltd’s principal financial and accounting officer.

Other than the above, our sponsor and its affiliates and promoters have no other prior experience in organizing special purpose acquisition companies and have not been involved in other special purpose acquisition companies.

7

Securities ownership and compensation

The following table sets forth the payments received or to be received by our sponsor, its affiliates, from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor and its affiliates. The insider shares are identical to the public shares except for with respect to the transfer restrictions, registration rights, redemption rights, liquidating rights, anti-dilution rights, and voting rights described in more detail under “— The Offering — Insider shares and letter agreement” and “Description of Securities — Ordinary Shares.” These private units are identical to the public units sold in this offering, except with respect to certain transfer restrictions and registration rights described under “— Contractual arrangements.”

Entity/Individual	Amount of Compensation Received or to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Aimei Investment II Ltd	$10,000 per month until the closing of our initial business combination or our liquidation.	Office space, administrative and shared personnel support services.

Aimei Investment II Ltd

1,380,000 Class B ordinary shares if the over-allotment option is not exercised, or 1,605,000 Class B ordinary shares if the over-allotment option is exercised in full.  These shares were issued on November 29, 2024.

$23,000 in the aggregate (or $0.017 per share if the over-allotment option is not exercised), or $23,260.84 (or $0.014 per share if the over-allotment option is exercised in full).

Heung Ming Wong David Zhang Hing Hui Ding Roy Liang

In December 2024, our sponsor transferred 60,000, 20,000, 20,000 and 20,000 insider shares, respectively, to Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, Mr. David Zhang, our independent director appointee, Mr. Hing Hui Ding, our independent director appointee, and Mr. Roy Liang, our independent director appointee.

$2,000 ($0.017 per share if the over-allotment option is not exercised), or $1,739.16 (or $0.014 per share if the over-allotment option is exercised in full).

Aimei Investment II Ltd	285,234 (or 298,734 units if the underwriters’ over-allotment option is exercised in full) private units to be purchased simultaneously with the closing of this offering.	$2,852,340 (or $2,987,340 if the underwriters’ over-allotment option is exercised in full).

Aimei Investment II Ltd	Up to $400,000	Repayment of loans made to us to cover offering related and organizational expenses.

Aimei Investment II Ltd Heung Ming Wong David Zhang Hing Hui Ding Roy Liang

Repayment of working capital loans that our sponsor, officer, directors or their affiliates may, but are not obligated to, loan us from time to time, in whatever amount they deem reasonable in their sole discretion, to finance transaction costs, or the issuance of private units upon the conversion of up to $1,500,000 of such working capital loans.

Such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $1,500,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If a business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Aimei Investment II Ltd Heung Ming Wong David Zhang Hing Hui Ding Roy Liang	Reimbursement for any out-of-pocket expenses related to identifying, investigating and competing an initial business combination.	Services in connection with identifying, investigating and completing an initial business combination.

8

Assuming no exercise of the over-allotment option and our sponsor, officer and directors do not purchase additional units or shares, the table below sets forth the shareholding information with respect to our initial shareholders and the public shareholders, without giving effect to the shares underlying the rights that are being sold as part of the public units and private units:

	Shares		Total Consideration		Average Price per
Holder	Purchased	Percentage	Amount	Percentage	Share
Sponsor	1,665,234	20.45%	$2,875,340.00	4.57%	$1.727
Officer and directors	120,000	1.47%	$2,000.00	* %	$0.017
A.G.P. and/or its designee	360,000	4.42%	$—	—%	$—
Public shareholders	6,000,000	73.66%	$60,000,000	95.42%	$10.00
Total	8,145,234	100.00%	$62,877,340	100.00%	$7.720

Assuming the full exercise of the over-allotment option and that our sponsor, officer and directors do not purchase additional units or shares, the table below sets forth the shareholding information with respect to our initial shareholders and the public shareholders, without giving effect to the shares underlying the rights that are being sold as part of the public units and private units:

	Shares		Total Consideration		Average Price per
Holder	Purchased	Percentage	Amount	Percentage	Share
Sponsor	1,903,734	20.39%	$3,010,600.84	4.18%	$1.581
Officer and directors	120,000	1.29%	$1,739.16	* %	$0.014
A.G.P. and/or its designee	414,000	4.43%	$—	—%	$—
Public shareholders	6,900,000	73.89%	$69,000,000	95.82%	$10.00
Total	9,337,734	100.00%	$72,012,340	100.00%	$7.712

*	Less than 1%.

The following table illustrates possible sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of this offering. The table assumes: Scenario A) 25% of our public shares are redeemed, Scenario B) 50% of our public shares are redeemed, Scenario C) 75% of our public shares are redeemed, and Scenario D) the maximum number of our public shares that may be redeemed to permit us to maintain net tangible assets of $5,000,001 are redeemed.

As of November 30, 2024

	Without Over-Allotment Option Exercised
	Scenario A 25% redemptions(1)	Scenario B 50% redemptions(2)	Scenario C 75% redemptions(3)	Scenario D Maximum redemptions(4)
Offering price of $8.75 included in the units (adjusted to include the value of the rights)	$8.75	$8.75	$8.75	$8.75
Pro forma net tangible book value per share, as adjusted	6.17	5.31	3.94	1.46
Dilution to public shareholders	$2.58	$3.44	$4.81	$7.29

__________

(1)	The numbers set forth in this column assume that 1,404,412 public shares, or 25% of 5,617,649 public shares, are redeemed.
(2)	The numbers set forth in this column assume that 2,808,825 public shares, or 50% of 5,617,649 public shares, are redeemed.
(3)	The numbers set forth in this column assume that 4,213,237 public shares, or 75% of 5,617,649 public shares, are redeemed.
(4)

The numbers set forth in this column assume that 5,617,649 public shares (i.e., the maximum number of shares that can be redeemed that would permit us to maintain net tangible assets of $5,000,0001) are redeemed.

	With Over-Allotment Option Exercised
	Scenario A 25% redemptions(1)	Scenario B 50% redemptions(2)	Scenario C 75% redemptions(3)	Scenario D Maximum redemptions(4)
Offering price of $8.75 included in the units (adjusted to include the value of the rights)	$8.75	$8.75	$8.75	$8.75
Pro forma net tangible book value per share, as adjusted	6.18	5.30	3.90	1.30
Dilution to public shareholders	$2.57	$3.45	$4.85	$7.45

__________

(1)	The numbers set forth in this column assume that 1,631,475 public shares, or 25% of 6,525,899 public shares, are redeemed.
(2)	The numbers set forth in this column assume that 3,262,949 public shares, or 50% of 6,525,899 public shares, are redeemed.
(3)	The numbers set forth in this column assume that 4,894,424 public shares, or 75% of 6,525,899 public shares, are redeemed.
(4)	The numbers set forth in this column assume that 6,525,899 public shares (i.e., the maximum level of redemptions that would permit us to maintain net tangible assets of $5,000,001) are redeemed.

Contractual arrangements

Pursuant to a letter agreement with us, our sponsor, officer and directors have agreed (i) to waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer), (ii) to waive any and all right, title, interest or claim of any kind in or to any distribution of the trust account (“Claim”) they may have in the future as a result of, or arising out of, any contracts or agreements with us and to not seek recourse against the trust account for any reason whatsoever, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, (iii) to vote all ordinary shares beneficially owned by them (whether acquired before, in, or after this offering) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), (iv) not to propose, or vote in favor of, an amendment to our second amended and restated memorandum and articles of association with respect to our pre-business combination activities unless we provide public shareholders with the opportunity to redeem their ordinary shares for cash upon such approval in accordance with such our second amended and restated memorandum and articles of associate, and (v) to subject their insider shares, Class A ordinary shares issuable upon conversion thereof, private units and their component securities, and shares underlying the rights included in the private units to the transfer restrictions summarized in the table below. In addition, in the event of the liquidation of the trust account, our sponsor has agreed to indemnify and hold harmless our company for any debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the trust account below $10.00 per share and provided that such indemnity shall not apply if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

9

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Insider shares and Class A ordinary shares issuable upon conversion thereof	Six months after the completion of an initial business combination	Aimei Investment II Ltd, and our officer and directors

(i) among the initial shareholders or to an initial shareholder’s member, partner, officer, director, or affiliate; (ii) by gift to a member of the initial shareholder’s immediate family or to a trust, the beneficiary of which is a member of the initial shareholder’s immediate family or an affiliate of such individual, or to a charitable organization; (iii) by virtue of laws of descent and distribution upon death; (iv) pursuant to a qualified domestic relations order; (v) by virtue of the sponsor’s organizational documents upon liquidation or dissolution of the sponsor; or (vi) in the event of our liquidation prior to the completion of an initial business combination; provided, however, that, in the case of clauses (i) through (v), each transferee agrees in writing to be bound by the Transfer restrictions and the other restrictions contained in the letter agreement.

Private units and their component securities, and shares underlying the rights included in the private units	The completion of our initial business combination	Aimei Investment II Ltd	Same as above.

Additionally, the sponsor has entered into an Administrative Support Agreement with us, pursuant to which we will pay to our sponsor $10,000 per month for certain utilities and secretarial and administrative support as may be reasonably required by the Company that the sponsor shall make available, or cause to be made available, to our company or successor until the closing of our initial business combination or our liquidation. Pursuant to the Administrative Support Agreement, Sponsor has waived (i) any Claim in or to, and any and all right to seek payment of any amounts due to it out of, the trust account as a result of, or arising out of, the agreement and (ii) any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the trust account or any monies or other assets in the trust account, and agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the trust account or any monies or other assets in the trust account for any reason whatsoever.

10

Pursuant to a registration rights agreement to be entered into among our company, the sponsor, and our officer and directors prior to or on the effective date of this offering, at any time and from time to time on or after the date that we consummate a business combination, the holders of a majority-in-interest of (i) 1,500,000 insider shares (or 1,725,000 insider shares if the overallotment is exercised in full), (ii) 285,234 private shares (or 298,734 private shares if the overallotment is exercised in full), (iii) 40,748 ordinary shares (or 42,676 ordinary shares if the overallotment is exercised in full) underlying the rights included in the private units, (iv) any securities issuable upon conversion of working capital loans from our sponsor, officer, directors or their affiliates, if any, (vi any warrants, rights, shares of our company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the aforementioned securities, and (vi) any other equity security held by our initial shareholders as of the date of the registration rights agreement (including shares issued or issuable upon the exercise of such equity security) are entitled to make up to two demands that we register the resale of such securities.  In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination.

As of the date of this prospectus, there is no agreement, arrangement, or understanding, including any payments, between the sponsor and our unaffiliated security holders regarding the redemption of our outstanding securities.

Conflicts of interest

Potential investors should be aware that there are actual or potential material conflicts of interest between (i) our sponsor, officer, directors, promotors and their respective affiliates and (ii) our unaffiliated security holders with respect to determining whether to proceed with a de-SPAC transaction and the manner in which we compensate our sponsor, officer, directors, promotors and their respective affiliates. Because of the financial and personal interests described below, our sponsor, officer and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination, and they may be incentivized to (i) pursue a target company that has a less favorable risk, stability or profitability profile for our public shareholders but would be easier, quicker and more certain to guide through the business combination process over a target company that has a better risk, stability or profitability profile for our public shareholders but may take a longer time to diligence and go through the business combination process or (ii) effect our initial business combination with less desirable terms and conditions in order complete a business combination within the required period, both of which could cause our public shareholders to experience a negative rate of return or lose significant value on their shares of the combined company.

•	On November 29, 2024, our sponsor purchased an aggregate of 1,725,000 insider shares for an aggregate of $25,000 (or approximately $0.014 per share), up to 225,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the underwriters’ over-allotment option is exercised. In December 2024, our sponsor transferred 60,000, 20,000, 20,000 and 20,000 insider shares, respectively, to Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, Mr. David Zhang, our independent director appointee, Mr. Hing Hui Ding, our independent director appointee, and Mr. Roy Liang, our independent director appointee, at the original purchase price of approximately $0.014 per share. Our sponsor has also committed to purchasing from us an aggregate of 285,234 private units (or up to 298,734 private units if the underwriters’ over-allotment option is exercised) at $10.00 per private unit for a total purchase price of $2,852,340 (or up to $2,987,340 if the underwriters’ over-allotment option is exercised) simultaneously with the consummation of this offering. Upon consummation of our offering and the private placement, assuming our sponsor, officer and directors do not purchase additional units or shares and without giving effect to the shares underlying the rights that are being sold as part of the public units and private units, our sponsor, Mr. Wong and our independent director appointees will own approximately 20.44%, 0.74% and 0.74%, respectively, of our issued and outstanding shares immediately after this offering, if the underwriters’ over-allotment option is not exercised, or 20.38%, 0.65% and 0.65%, respectively, of our issued and outstanding shares immediately after this offering, if the underwriters’ over-allotment option is fully exercised.

o

If a business combination is completed, based on the difference between the nominal purchase price our sponsor, officer and directors paid for the insider shares and our public shareholders’ purchase price of $10.00 per unit sold in the offering, our sponsor, officer and directors may earn a positive rate of return even if the share price of the combined company falls below the price our public shareholders paid for the units in this offering and our public shareholders experience a negative rate of return or lose significant value on the shares of the combined company. If the over-allotment option is not exercised, our sponsor, officer and directors can recoup their investment in their insider shares as long as the combined company’s stock trades at or above $0.017 per share and our sponsor can recoup its investment in their insider shares and private shares as long as the combined company’s stock trades at or above $1.727 per share. If the over-allotment option is exercised in full, our sponsor, officer and directors can recoup its investment in their insider shares as long as the combined company’s stock trades at or above $0.014 per share and our sponsor can recoup its investment in their insider shares and private shares as long as the combined company’s stock trades at or above $1.581 per share. The nominal price at which the insider shares were issued also results in a substantial dilution to our public shareholders. For more details, see “Dilution.”

11

o

On the other hand, if we fail to complete a business combination within the required period, we will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding public shares for cash and, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate. In such event, the insider shares and private units held by our sponsor, officer and directors would be worthless and they will lose their entire investment, except to the extent they receive liquidating distributions from assets outside the trust account, because (A) they have agreed, pursuant to a letter agreement with us, to (i) waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer), (ii) waive any and all Claims with respect to their insider shares and private shares any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us and to not seek recourse against the trust account for any reason whatsoever, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, and (iii) subject their insider shares, Class A ordinary shares issuable upon conversion thereof, private units and their component securities, and shares underlying the rights included in the private units to the aforementioned transfer restrictions; and (B) the sponsor will not receive any of such funds for the rights it purchased as part of its private units and these rights will expire worthless.

•

The insider shares held by our sponsor, officer and directors have different terms than the public shares held by our public shareholders. Prior to the closing of our initial business combination, only holders of our Class B ordinary shares (i) will have the right to vote to appoint and remove directors prior to or in connection with the completion of our initial business combination and (ii) will be entitled to vote on continuing our company in a jurisdiction outside of the Cayman Islands (including in any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside of the Cayman Islands). Additionally, the insider shares have anti-dilution rights that could result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon the conversion of the insider shares in connection with the consummation of our initial business combination. For more details, see “Description of Securities — Ordinary Shares.”

•	In the event that following this offering we obtain working capital loans from our sponsor, officer, directors or their affiliates to finance transaction costs related to our initial business combination, such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $1,500,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If a business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account. In addition, the conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lender elects to convert its working capital loans into private units. Further, the issuance of additional Class A ordinary shares underlying these units will increase the number of issued and outstanding Class A ordinary shares, result in a material dilution to the equity interests of our public shareholders and reduce the value of our public shares, which could make it more difficult to effect a business combination or obtain future financing.

12

•

Pursuant to the Administrative Support Agreement, we will pay to our sponsor $10,000 per month for certain utilities and secretarial and administrative support as may be reasonably required by the Company that the sponsor shall make available, or cause to be made available, to our company or successor until the closing of our initial business combination or our liquidation, and the sponsor has waived (i) any Claim in or to, and any and all right to seek payment of any amounts due to it out of, the trust account as a result of, or arising out of, the agreement and (ii) any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the trust account or any monies or other assets in the trust account, and agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the trust account or any monies or other assets in the trust account for any reason whatsoever.

•	While our sponsor, officer, directors or their affiliates may receive reimbursement from us for reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination from funds held outside the trust account prior to the competition of our initial business combination, no reimbursement may be made from the proceeds held in the trust account prior to the completion of a business combination. If we fail to consummate a business combination within the required period, these persons will not have any claim against the trust account for reimbursement or receive any reimbursement.

•

In the event of the liquidation of the trust account, our sponsor has agreed to indemnify and hold harmless our company for any debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the trust account below $10.00 per share and provided that such indemnity shall not apply if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

•	We are not prohibited from pursuing such a transaction, nor are we prohibited from consummating a business combination where any of our sponsor, officer and directors or their affiliates acquire a minority interest in the target business alongside our acquisition, provided that such transaction must be approved by a majority of our independent directors who do not have an interest in such transaction. Accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination.

•	Our officer and directors will be able to remain with the combined company only if they are able to negotiate employment or consulting agreements or other arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

•	Our officer and directors are not required to commit their full time to our affairs, and each of our officer and directors presently has, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties to one or more other entities. If our officer and directors are required to devote more substantial amounts of time to their other business affairs or present a business combination opportunity to such entities, our ability to consummate our initial business combination could be materially and adversely affected.

We cannot assure you that any of the conflicts mentioned above will be resolved in our favor. Other than the payments described above, our sponsor, officer and directors have agreed pursuant to the letter agreement that they and their affiliates will not receive and will not accept a finder’s fee or any other compensation prior to, or for services rendered in order to effectuate, the consummation of our initial business combination.

13

Potential Approvals from the PRC Governmental Authorities for this Offering

We have been closely monitoring regulatory developments in China regarding permission or approval that is required from the CSRC or other PRC governmental authorities for overseas listings. Based on our management’s understanding of the current PRC laws, regulations, rules, policies and local market practices, we are not aware of any PRC laws, regulations, rules or policies in force explicitly requiring a Cayman Islands blank check company that does not hold any equity interest in any PRC company or has any business operations in China to obtain permission or approval from any PRC authority to offer securities to foreign investors, list on a U.S. stock exchange, or engage in daily operational activities related to this offering or our initial business combination, regardless whether such company is controlled by, or has officers or directors who are, a PRC citizen and/or resident. In addition, we, our sponsor, and our officer and directors have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering, our listing on Nasdaq or our business operations from any PRC governmental authority. Therefore, we believe that no permission or approval from any PRC government authority is required for this offering, the listing of our securities on Nasdaq, or our business operations related to this offering and the consummation of our initial business combination. Accordingly, we have not applied for (or been denied) any permissions or approval by PRC governmental authorities.

Based on our management’s understanding of the current PRC laws, regulations, rules, policies and local market practices, the following governs the approval, clearance or filing requirements for overseas listings: (i) the Rules on the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by the CSRC and certain other PRC governmental authorities, which became effective on September 8, 2006 and was most recently amended on June 22, 2009, (ii) the Revised Cybersecurity Review Measures issued by the CAC and certain other PRC governmental authorities, which became effective on February 15, 2022, and (iii) the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies issued by the CSRC, which became effective on March 31, 2023.

The M&A Rules, among other things, require an offshore special purpose vehicle formed for the purpose of an overseas listing of securities in a PRC domestic company to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. As of the date of this prospectus, the CSRC currently has not issued any definitive rule or interpretation concerning whether an offering like this offering is subject to the M&A Rules, and, to our knowledge, the CSRC has not required any other Cayman Islands-incorporated blank check company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities in a to-be-determined industry or geographic region to obtain its approval prior to the offering and listing of such company’s securities on a foreign stock exchange. Because we were not formed for the purpose of an overseas listing of securities in a PRC domestic company, we have not selected any business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target, we believe we are not subject to the approval requirement under the M&A rules. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules and the CSRC approval requirement to offshore special purpose vehicles.

Pursuant to the Revised Cybersecurity Review Measures, (i) operators of critical information infrastructure that intend to purchase network products and services and online platform operators that conduct data processing activities, in each case that affect or may affect national security, and (ii) operators of network platforms seeking to list abroad that are in possession of more than one million users’ personal information must apply for a cybersecurity review. Because we are a Cayman Islands blank check company with no subsidiary or operations (except for organizational activities and activities related to this offering and, following the closing of this offering, searching for a suitable target to consummate an initial business combination), we believe that we are not required to go through a cybersecurity review before we can list our securities on Nasdaq. However, if we are required to go through a cybersecurity review, we face uncertainties as to whether we will be able to timely complete the review, or at all, and this offering may be delayed or abandoned as a result. Compliance with the Revised Cybersecurity Review Measures will also require additional costs and expenses. Failure to comply with the Revised Cybersecurity Review Measures when required could result in government enforcement actions or investigations and imposition of sanctions, fines or penalties, which could materially and adversely affect our business, financial condition and results of operations, restrict our search for a potential target company, severely hinder our ability to consummate our initial business combination, and cause the value of our securities to decline significantly or become worthless.

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On February 17, 2023, the CSRC, as approved by the State Council, released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines, or the Trial Administrative Measures. Further, on May 16, 2023 and May 6, 2024, the CSRC released the sixth and the seventh supporting guideline. The Trial Administrative Measures took effect on March 31, 2023. Pursuant to these rules, a PRC domestic company, which includes (i) any PRC company limited by shares and (ii) any offshore company that conducts its business operations primarily in mainland China and contemplates to offer or list its securities in an overseas market based on its onshore equities, assets, income or similar interests, that seek to directly or indirectly offer or list its securities in an overseas market is required to complete record filing procedures and report relevant information to the CSRC as required within three business days after submitting their listing application documents to the relevant regulatory authority in the place of intended listing. Under the Trial Administrative Measures, if an issuer meets both of the following conditions, its offering and listing shall be determined as an “indirect overseas offering and listing by a Chinese company” and is therefore subject to the filing requirements: (i) any of the revenue, profits, total assets or net assets of the domestic companies in the most recent financial year account for more than 50% of the corresponding data in the issuer’s audited consolidated financial statements for the same period; and (ii) the key link of its business operations are conducted in mainland China or its principal place of business is located in the mainland China, or the majority of senior management in charge of business operations are Chinese citizens or have domicile in the PRC. When determining whether an offering and listing shall be deemed as an “indirect overseas offering and listing by a Chinese company,” the principle of “substance over form” shall be followed. Failure to complete such filing may subject a PRC domestic enterprise to an order of rectification, a warning or a fine between RMB1 million and RMB10 million. Issuers who are subject to the initial filing requirements are also required to file subsequent reports with the CSRC upon the occurrence of material events, such as change of control or delisting. In addition, pursuant to the Trial Administrative Measures, the overseas offering and listing by a PRC company is prohibited under any of the following circumstances, if (i) it is explicitly prohibited by PRC laws; (ii) it may constitute a threat to or endanger national security as determined by competent PRC authorities; (iii) the domestic enterprises and their controlling shareholders and actual controllers have committed certain criminal offenses in the past three years and there is still no explicit conclusion; (iv) the domestic enterprises are currently under investigations in connection with suspicion of having committed criminal offences or material violations of applicable laws and regulations; or (v) there is material ownership disputes over the shareholdings held by the controlling shareholder or the shareholder under the control of the controlling shareholder or the actual controllers.

Because we are a Cayman Islands-incorporated company with no operation, assets or subsidiary in China, we believe that we are not subject to the filing requirements under the Trial Administrative Measures. However, as of the date of this prospectus, significant uncertainties exist regarding the interpretation and implementation of the Trial Administrative Measures. Therefore, we cannot assure you that the CSRC will not require us to complete the relevant filing procedures before we can offer our securities to foreign investors or list our securities on Nasdaq or that the CSRC will not, after this offering and the listing of our securities on Nasdaq, impose sanctions, fines or penalties for failing to comply with the Trial Administrative Measures. If we are required to complete the filing procedures required under the Trial Administrative Measures before the consummation of this offering, it is uncertain how long it will take us to complete such filing procedures, and this offering may be delayed or abandoned as a result. Compliance with the Trial Administrative Measures will also require additional costs and expenses. Failure to comply with the Trial Administrative Measures when required could result in government enforcement actions or investigations and imposition of sanctions, fines or penalties, which could materially and adversely affect our business, financial condition and results of operations, restrict our search for a potential target company, and severely hinder our ability to consummate our initial business combination, and cause the value of our securities to decline significantly or become worthless.

However, no PRC legal counsel has been retained for the purpose of this offering, and our belief that no permission or approval from any PRC government authority is required for this offering, the listing of our securities on Nasdaq, or our business operations related to this offering and the consummation of our initial business combination is not based on the advice of any PRC counsel. Therefore, we cannot assure you that our management’s understanding is correct or that relevant PRC government authorities will not take a contrary view.

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In addition, any future changes to existing laws, regulations, rules, policies and their interpretations or enforcement, which may be adopted with little advance notice, or any future action that the PRC government may take at any time, may require us to obtain permission or approval from the PRC government in order to offer securities to foreign investors, list or continue to on a U.S. stock exchange, or engage in daily operational activities related to this offering or our initial business combination.

In the event that we are required to obtain such permission or approval, it is uncertain when, whether, and how costly it will be for us to do so and how our compliance efforts may affect our business, financial condition and results of operations, and this offering may be delayed or abandoned as a result. Failure to obtain such permission or approval could result in government enforcement actions or investigations and imposition of sanctions, fines or penalties, significantly limit or completely hinder our ability to offer our securities to investors, list in the U.S., or conduct our business operations related to this offering, and cause the value of our securities to decline significantly or become worthless. Even when such permission or approval is obtained, uncertainties remain whether it will be denied or rescinded. For more information on related risks, see “Risk Factors — Risks Associated with Acquiring and Operating a Business in China — While we do not believe any permission or approval from PRC government authorities is required for this offering, the listing of our securities on Nasdaq, or our business operations related to this offering or our initial business combination, we cannot assure you that the relevant PRC government authorities will not take a contrary view or that they will not require us to obtain such permission or approval in the future” on page 81.

Potential Approvals from the PRC Governmental Authorities for the Business Combination

We are not limited to a particular industry or geographic region for purposes of consummating an initial business combination. If we decide to consummate our initial business combination with a PRC target company, we, the PRC target company or the combined company may need to obtain prior permission or approval from the relevant PRC government authorities, and the complex procedures under various PRC laws, regulations, rules and policies make it more difficult for us to consummate our initial business combination within the required period.

If we decide to consummate a business combination with a PRC target company that is engaged in a business in which foreign investment is prohibited, the PRC target company will be required, under the Special Administrative Measures for Access of Foreign Investments promulgated and are amended from time to time by the Ministry of Commerce (the “MOFCOM”) and the National Development and Reform Commission (the “NDRC”) (as amended, the “Negative List”) to obtain approval from relevant government authorities before offering and listing its shares on an overseas stock exchange. In addition, if our business combination with a PRC target company triggers “national security” concerns, the transaction may be subject to strict review by MOFCOM and additional reporting obligations will apply; and if our PRC target company is an operator of network platforms that is in possession of more than one million users’ personal information, the transaction will be subject to the cybersecurity review requirements under the Revised Cybersecurity Review Measures.

Furthermore, under the Trial Administrative Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either through direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Trial Administrative Measures provides that an issuer who is not otherwise banned from listing overseas or exempt from the filing requirement will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China.

Substantial uncertainties still exist with respect to the interpretation and implementation of the abovementioned laws and regulations and how they may impact our ability to pursue a business combination with a PRC target company. If we begin our business combination process with a PRC target company, we expect to retain a PRC legal counsel who will advise us, and provide its opinion of counsel relating to, the applicable approval, review and filing requirements for the business combination. However, we cannot assure you that the PRC legal counsel will reach the same conclusion as the in-charge PRC government authorities. In addition, any future changes to existing laws, regulations, rules, policies and their interpretations or enforcement, which may be adopted with little advance notice, or any future action that the PRC government may take at any time, may subject our initial business combination to additional permission or approval requirements.

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In the event that permission or approval requirements are required, compliance with these requirements will require additional time, costs and expenses, and it is uncertain when, whether, and how costly it will be for us, our PRC target company, or post-combination listing entity to meet such requirements. We may need to expend more time, effort and resources to identify a suitable target in China and to consummate an initial business combination, and we may fail to consummate an initial business combination within the required period or consummate an initial business combination on terms that are the most favorable to our shareholders. Failure to comply with such requirements could result in government enforcement actions or investigations and imposition of sanctions, fines or penalties, significantly limit or completely hinder our ability to complete an initial business combination within the required period and the combined company’s ability to offer its securities to investors, list in the U.S., or conduct its business operations, materially and adversely affect the PRC target company or the combined company’s business, financial condition and results of operations, and cause the value of our or the combined company’s securities to decline significantly or become worthless. Even when such permission or approval is obtained, uncertainties remain whether it will be denied or rescinded.

For more information on related risks, see “Risk Factors — Risks Associated with Acquiring and Operating a Business in China — If we decide to consummate our initial business combination with a PRC target company, we, the PRC target company or the combined company may need to obtain prior permission or approval from the relevant PRC government authorities, and the complex procedures under various PRC laws and regulations make it more difficult for us to consummate our initial business combination within the required period” on page 86.

Potential Legal and Operational Risks Associated with Acquiring and Operating a Business in China

PRC laws and regulations are sometimes vague and uncertain, and changes to existing laws, regulations, rules, policies or their interpretation and enforcement can be adopted quickly with little advance notice. These changes could adversely affect us or our potential business combination with a PRC target company and the business, financial condition and results of operations of the PRC target company or the combined company. For more information on related risks, see “Risk Factors — Risks Associated with Acquiring and Operating a Business in China — Uncertainties in the interpretation and enforcement of PRC laws, regulations and policies, some of which are vague or newly adopted, could limit the legal protections available to investors and our company, make it more difficult for us to consummate this offering or our initial business combination, and materially and adversely affect our PRC target company’s or the combined company’s business and results of operations and the value of our or the combined company’s securities” on page 84.

The PRC government has substantial control over Chinese companies’ operations and their ability to make or accept foreign investments, list on a U.S. stock exchange or make cross-border cash transfers, and it may seek to intervene with, or influence, our, the PRC target company’s, or the combined company’s operations at any time as it deems appropriate to further its regulatory, political and societal goals, which may severely hinder our ability to consummate our initial business combination and cause the value of our or the combined company’s securities to decline significantly or become worthless. It is uncertain whether we, our PRC target company, or the combined company will be able to comply with such regulatory changes if they are made with little advance notice. In addition, because the sole beneficial owner of our sponsor and several our officer and directors following this offering have significant ties to China, the Chinese government may also intervene or influence our search for a target business or the completion of our initial business combination at any time through these individuals, which may severely hinder our ability to consummate our initial business combination and cause the value of our securities to decline significantly or become worthless. See “Risk Factors — Risks Associated with Acquiring and Operating a Business in China — The PRC government has significant control over Chinese companies’ operations and their ability to make or accept foreign investments, list on a U.S. stock exchange or make cross-border cash transfers, and it may seek to influence, intervene with, or exert more control over our, the PRC target company’s, or the combined company’s operations at any time” on page 85 for further information.

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In recent years, the PRC government has initiated a series of regulatory actions and statements and adopted new laws, regulations, rules and policies to regulate business operations in China to, among other things, crack down on illegal activities in the securities market, enhance supervision over China-based companies that are listed overseas, extend the scope of cybersecurity reviews, expand its efforts in anti-monopoly enforcement, and impose more stringent regulations on certain industries. Because many of these regulatory actions, policies and regulations are relatively new, their potential impact on us, the PRC target company or the combined company is highly uncertain. If we decide to consummate our initial business combination with a PRC target company, we, the target company or the combined company may face various legal and operational risks and uncertainties associated with doing business in China relating to, including but not limited to, (i) regulatory review and approval of the proposed business combination, overseas listing, and the offering of securities to foreign investors, (ii) restrictions on foreign ownership and investment in certain assets and industries, (iii) regulations related to the VIE structure (if the PRC target company or the combined company is required to use such VIE structure), including the validity and enforcement of the agreements in connection with such a VIE structure, (iv) anti-monopoly regulatory actions, (v) cybersecurity and data privacy, (vi) geopolitical tensions and the political and economic policies of the PRC government or the United States government, and (vii) restrictions on intercompany cash transfers and exchange control. These legal and operational risks may (i) limit the pool of target companies with which we can consummate a business combination and make it more difficult and costly, or impossible, for us to search for a potential target company and consummate a business combination within the required period, (ii) make it more difficult for us, the combined company, or our or the combined company’s shareholders to protect and enforce their legal rights, (iii) subject us, our PRC target company or the combined company to government enforcement actions, investigations, sanctions, fines, or penalties, (iv) result in a material adverse change in our, our PRC target company or the combined company’s business, financial condition and results of operations, (v) significantly limit or completely hinder our PRC target company’s or the combined company’s ability to offer securities to foreign investors, list on a U.S. stock exchange, and make cross-border cash transfers, and (vi) cause the value of our or the combined company’s securities to significantly decline or become worthless.

In particular, if our PRC target company operates in certain industries where foreign investment is restricted, it or the combined company may not be able to operate its business in China through direct subsidiaries but would rather be required to adopt a corporate structure under which the combined company, through contractual arrangements among (i) its PRC subsidiaries that are holding companies, (ii) VIEs that are operating companies and (iii) the VIEs’ shareholders, will exercise effective control over the VIEs’ operating activities and bear the risks, and enjoy the rewards, associated with ownership of the VIEs. In that case, shareholders of the combined company will not, and may never, directly own equity interest in the VIEs but will instead hold equity interest in a holding company that does not have any business operations. Under the VIE arrangement, the dividends or other distributions to be paid by the combined company’s PRC subsidiaries to the combined company will depend on such PRC subsidiaries’ entitlement to substantially all of the economic benefits of the VIEs, which are typically in the form of services fees or license fees payable by the VIEs to the PRC subsidiaries under various VIE agreements. Such contractual arrangements may be invalid under PRC laws and may not be as effective as direct ownership in providing the combined company with control over the VIEs, and the combined may be adversely affected if it experiences difficulties in settling the amounts owed to its PRC subsidiaries by the VIEs. For more details on related risks, see “Risk Factors — Risks Associated with Acquiring and Operating a Business in China — If the PRC government deems that the contractual arrangements in relation to the combined company and its VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” on page 90, and “Risk Factors — Risks Associated with Acquiring and Operating a Business in China — The contractual arrangements under a VIE structure may not be as effective as direct ownership in respect of the combined company’s relationship with the VIE, and thus, the combined company may incur substantial costs to enforce the terms of the arrangements, which it may not be able to enforce at all” on page 91.

Potential Lack of PCAOB Inspection and Related Trading Restrictions

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 that found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China and (2) the Hong Kong Special Administrative Region because of a position taken by one or more authorities in Hong Kong. On December 15, 2022, the PCAOB announced that it secured complete access to inspect and investigate public accounting firms headquartered in mainland China and Hong Kong and vacated previous determinations to the contrary. However, future regulatory changes could prohibit independent accountants from providing audit documentation located in mainland China or Hong Kong to the PCAOB for inspection or investigation, and the PCAOB could in the future once again determine that it is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong.

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Our auditor, Enrome LLP, the independent registered public accounting firm of our company, is headquartered in Singapore, registered with the PCAOB and subject to PCAOB inspection and was not identified in the Determination Report as a firm subject to the PCAOB’s determinations. However, in the event that we decide to consummate our initial business combination with a PRC target company and the PCAOB determines that it is unable to inspect or investigate completely the combined company’s auditor, the combined company will be identified by the SEC as a Commission-Identified Issuer, and the SEC will be required under the HFCAA and AHFCAA to prohibit the trading of the combined company’s securities on a national securities exchange and in the over-the-counter market once the Commission-Identified Issuer identification has been made for two consecutive years. The delisting of such securities, or the threat of their being delisted, may substantially limit the combined company’s access to the U.S. capital markets and ability to raise capital on acceptable terms, or at all, result in a material adverse effect on its business, financial condition and prospects, impair your ability to sell or purchase the combined company’s securities when you wish to do so, and cause the value of its securities to decline significantly or become worthless. Additionally, the inability of the PCAOB to conduct inspections may deprive investors of the benefits of such inspections. For more information, see “Risk Factors — Risks Associated with Acquiring and Operating a Business in China — Trading in the combined company’s securities may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the combined company’s auditor. The delisting of such securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive investors with the benefits of such inspections” on page 88.

Restrictions in China on the Transfer of Cash and Foreign Exchange Control

We are a blank check company with no subsidiary or operations (except for organizational activities and activities related to this offering and, following the closing of this offering, searching for a suitable target to consummate an initial business combination), we have not received, declared or made any dividends, distributions, capital contribution, shareholder loans or any other internal cash transfers. As such, we do not believe we are currently subject to restrictions under PRC laws, regulations, and policies with respect to cash transfer and currency conversion. The funds held in our trust account are not held in China but are instead held in U.S. dollars in the United States, and we are not aware of any PRC law or regulation that would prevent us from making redemption payments to our shareholders. However, if we decide to consummate an initial business combination with a PRC target company, existing or future restrictions on currency exchanges may limit our ability to use the proceeds of this offering in an initial business combination with a PRC target company or to complete the most desirable business combination available to us.

If we consummate an initial business combination with a PRC target company, the combined company’s operating companies may receive substantially all of their revenues in Renminbi, and any transfer of funds among the combined company, its shareholders, its subsidiaries, and VIEs that entered into contractual arrangements with its subsidiaries will be subject to PRC laws and regulations on foreign investment, dividends, distributions, private lending, the conversion between Renminbi and foreign currencies, and remittance of currencies out of the PRC. Since the combined company is expected to be a Cayman Islands holding company with no business operations of its own, it will need to rely on the dividends paid by its PRC subsidiaries to pay dividends, if any, to its shareholders, settle its contractual obligations or other liquidity requirements or fund operations that it may have outside of the PRC, and may not be able to obtain sufficient foreign currencies to satisfy its or its subsidiaries’ foreign currency demands or otherwise use the proceeds of the business combination effectively.

Under current regulations in China, a PRC operating company is permitted to pay dividends only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, an operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. As a result, the combined company’s PRC subsidiaries may not have sufficient distributable profits to pay dividends to the combined company.

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In addition, following our initial business combination, the PRC subsidiaries of the combined company will likely be foreign invested enterprises (“FIEs”) as a result of its ownership structure. FIEs who hold valid “Foreign Exchange Registration Certificates for FIEs” are allowed to open foreign currency accounts including a “current account” and “capital account.” Currency conversion within the scope of the “current account,” such as remittance of foreign currencies for payment of dividends, profit distributions, interest payments and expenditures from trade-related transactions, can be effected without requiring the approval of the SAFE, as long as certain procedural requirements are met. The conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, and the remittance of foreign currencies and remitted out of China still require approvals from or registration with appropriate government authorities or their authorized banks is required.

If the combined company makes loans or additional capital contributions to its PRC subsidiaries, most of these activities are subject to PRC regulations and approvals. Loans by a foreign company to its PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of SAFE, and capital contributions to its PRC subsidiaries are subject to the requirement of making necessary filings or registrations through enterprise registration system with competent governmental authorities in China. In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, the combined company may not be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by it to its PRC subsidiaries or with respect to future capital contributions by it to its PRC subsidiaries. As a result, the combined company may fail to provide prompt financial support to its PRC subsidiaries when needed, which could materially and adversely affect its liquidity and its ability to expand its business.

The PRC government also may in the future at its discretion restrict access to foreign currencies for current account transactions or expand the scope of capital account transactions, and we cannot assure you the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi or the remittance of Renminbi into or out of the PRC.  If the foreign exchange control regulations prevent the PRC subsidiaries of the combined company from obtaining sufficient foreign currencies to satisfy their foreign currency demands, the PRC subsidiaries of the combined company may not be able to pay dividends or repay loans in foreign currencies to their offshore intermediary holding companies and ultimately to the combined company. If the foreign exchange control regulations prevent the combined company from obtaining sufficient foreign currencies from its PRC subsidiaries to satisfy its capital demands, the combined company may not be able to pay dividends, if any, to its shareholders, settle its contractual obligations or other liquidity requirements or fund operations that it may have outside of the PRC.

For more information on related risks, see “Risk Factors — Risks Associated with Acquiring and Operating a Business in China — The PRC government has significant authority to exert restrictions on foreign exchange and companies’ ability to transfer cash between entities, across borders and to U.S. investors,” “Risk Factors — Risks Associated with Acquiring and Operating a Business in China — If we consummate a business combination with a PRC target company, the PRC subsidiaries of the combined company will be subject to restrictions on dividend payments,” “Risk Factors — Risks Associated with Acquiring and Operating a Business in China — Exchange controls and governmental controls of currency conversion that exist in the PRC may restrict or prevent us from using the proceeds of this offering to acquire a target company in the PRC and limit the ability of the combined company and its subsidiaries or VIEs to utilize cash flow effectively, which may affect the value of your investment,” “Risk Factors — Risks Associated with Acquiring and Operating a Business in China — If we consummate our business combination with a target business operating in China, PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may restrict the combined company’s ability to use the proceeds from the business combination or other capital-raising activities to make loans to or make additional capital contributions to its PRC subsidiaries, which could materially and adversely affect the PRC operating companies’ liquidity and ability to fund their operations,” “Risk Factors — Risks Associated with Acquiring and Operating a Business in China — PRC regulations relating to offshore investment activities by PRC residents may limit our ability to consummate this business combination, the combined company’s ability to inject capital into its PRC subsidiaries, limit these PRC subsidiaries’ ability to change their registered capital or distribute profits to the combined company, or otherwise expose us, the combined company, or the relevant PRC resident beneficial owners to liability and penalties under PRC laws.”

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Enforceability of Civil Liability

Because we and our sponsor are incorporated under the laws of the Cayman Islands, and certain of our officer and directors (namely, Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, who is a citizen and resident of the Hong Kong Special Administrative Region, and Mr. Hing Hui Ding, our independent director appointee, who is a citizen and resident of Malaysia) are located outside the United States, investors may experience difficulties and additional costs in effecting service of legal process within the United States or protecting their legal rights through enforcing judgments of U.S. courts or bringing original actions outside the United States based upon U.S. federal securities laws against us, our sponsor, Mr. Wong or Mr. Ding.  For more details, see “Enforceability of Civil Liabilities” on page 98 and “Risk Factors — Risks Associated with Our Business and Securities — Because we and our sponsor are incorporated under the laws of the Cayman Islands, and two of our officer and directors are located outside the United States, you may face difficulties in protecting your interests, and your ability to protect your interests, and your ability to protect your rights through the U.S. federal or state courts may be limited” on page 65.

If the combined company is also incorporated outside the United States or has officers and directors who reside outside the United States, investors may experience difficulties and additional costs in effecting service of legal process within the United States or protecting their legal rights through enforcing judgments of U.S. courts or bringing original actions outside the United States based upon U.S. federal securities laws against the combined company or these officers and directors. For more details, see “Enforceability of Civil Liabilities” on page 98 and “Risk Factors — Risks Associated with Our Business and Securities — After our initial business combination, it is possible that all or a majority of our officer and directors will live outside the United States and all of our assets will be located outside the United States. Therefore, you may experience difficulties in effecting service of legal process, enforcing judgments of U.S. courts, or bringing original actions outside the United States based upon U.S. federal securities laws against the combined company or its officer and directors, and you may not be able to enforce federal securities laws or your other legal rights” on page 66.

In particular, if we decide to consummate our initial business combination with a target business based in and primarily operating in China, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against the combined company or its officer and directors predicated upon the civil liability provisions of the securities laws of the United States or any state. The recognition and enforcement of foreign judgments in mainland China are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment by us against the officers or directors or the future combined company if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or the public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Furthermore, there would be added costs and issues with bringing an original action in foreign courts against the combined company or its officer and directors to enforce liabilities based upon the U.S. federal securities laws, and they still may be fruitless.

Potential Additional Financings

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to our equity securities and could contain covenants that restrict our operations. Further, as described above, due to the anti-dilution rights of our initial shares, our public shareholders may incur material dilution. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. These financing transactions are typically designed to ensure a return on investment to the investor in exchange for assisting the company in completing the business combination or providing sufficient liquidity to the combined company. The price of the shares we issue may therefore be lesser, and potentially significantly lesser, than the market price for our shares at such time. These financing transactions may be significantly dilutive to the combined company, and represent the type of financing risk that is not associated with traditional initial public offerings. Any such additional financing, including issuance of equity or convertible securities, may significantly dilute the interests of our public shareholders. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

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Effecting Our Initial Business Combination

We will have until 12 months from the closing of this offering to consummate our initial business combination. If we anticipate that we may not be able to consummate our initial business combination within  12 months from the closing of this offering, we will seek shareholder approval to extend the date by which we must consummate our initial business combination on terms to be specified in the relevant proxy solicitation statement. In the event an amendment to our second amended and restated memorandum and articles of association is made (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision of our second amended and restated memorandum and articles of association relating to the rights of our public shareholders, our second amended and restated memorandum and articles of association also require us to provide our public shareholders who are not our Founder, directors or officer with the opportunity to redeem their public shares for cash upon the approval of any such amendment, regardless of whether they vote for or against the proposed amendments or do not vote at all, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

If we are unable to complete our initial business combination within the 12-month period or such period that may be extended, we will distribute the aggregate amount then on deposit in the trust account, including interest (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), pro rata to our public shareholders, by way of the redemption of their shares and thereafter cease all operations except for the purposes of winding up of our affairs, as further described herein.

We will either (i) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination or abstain from voting, into their pro rata portion of the aggregate amount then on deposit in the trust account (net of taxes payable) or (ii) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. Notwithstanding the foregoing, our initial shareholders have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata portion of the aggregate amount then on deposit in the trust account. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we so choose and we are legally permitted to do so, we will have the flexibility to avoid a shareholder vote and allow our shareholders to sell their shares pursuant to the tender offer rules of the Securities and Exchange Commission, or SEC. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

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Nasdaq rules provide that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses. If our securities are not listed on Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on Nasdaq at the time of our initial business combination.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity securities of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination.

Status as a Publicly Listed Company

We believe our structure will make us an attractive business combination partner to prospective target businesses. As a publicly listed company, we will offer a target business an alternative to the traditional initial public offering. We believe that target businesses will favor this alternative, which we believe is less expensive, while offering greater certainty of execution than the traditional initial public offering. During an initial public offering, there are typically expenses incurred in marketing, which would be costlier than a business combination with us. Furthermore, once a proposed business combination is approved by our shareholders (if applicable) and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. A target business can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented management staffs.

Strong Financial Position and Flexibility

With a trust account initially in the amount of $60,000,000 (or $69,000,000 if the over-allotment option is exercised in full), we can offer a target business a variety of options to facilitate a business combination and fund future expansion and growth of its business. This amount assumes no redemptions. Because we are able to consummate a business combination using the cash proceeds from this offering, our share capital, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if a business combination requires us to use substantially all of our cash to pay for the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring a business combination may be subject to these constraints.

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The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our sponsor, officer and directors, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these, and the other risks set forth in the “Risk Factors” section beginning on page 42 of this prospectus.

Securities offered

6,000,000 units, at $10.00 per unit, each unit consisting of one Class A ordinary share, and one right to receive one-seventh (1/7) of one Class A ordinary share upon the consummation of an initial business combination.

Listing of our securities and proposed symbols

We have reserved the following trading symbols for the public units, public shares and rights once they begin separate trading: “AHJKU,” “AHJK” and “AHJKR,” respectively.

Each of the public shares and rights will begin separate trading on the 52nd day after the date of this prospectus unless the underwriters determine that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization and blank check companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will the underwriters allow separate trading of the ordinary shares and rights until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

Once the public shares and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into separately trading ordinary shares and rights. No fractional rights will be issued upon separation of the units.

We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating when separate trading of the public shares and rights has commenced.

Units:

Number outstanding before this offering and the private placement:	Nil.

Number outstanding after this offering and the private placement:	6,285,234 (or up to 7,198,734 units if the underwriters’ over-allotment option is exercised)(1)

(1)	Include 285,234 private units (or up to 298,734 private units if the underwriters’ over-allotment option is exercised) to be purchased by the sponsor.

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Ordinary shares:

Number outstanding before this offering and the private placement:	1,725,000 ordinary shares(2)

Number outstanding after this offering and the private placement:	8,145,234 ordinary shares(3)

Rights included as part of units:

Number outstanding before this offering and the private placement:	Nil.

Number outstanding after this offering and the private placement:	6,285,234(4)

Terms of rights:

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-seventh (1/7) of one Class A ordinary share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive one-seventh (1/7) of one share underlying each right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, you must hold rights in multiples of seven in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

(2)	This number includes an aggregate of up to 225,000 insider shares held by our sponsor that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.

(3)

Includes 6,000,000 public shares, 285,234 private shares, 360,000 representative shares, 1,500,000 insider shares after 225,000 insider shares held by our sponsor have been forfeited if no part of the over-allotment option is exercised. If the over-allotment option is exercised in full, there will be a total of 9,337,734 ordinary shares issued and outstanding immediately after the offering and the private placement.

(4)

Includes 6,000,000 rights included in the public units and 285,234 rights included in the private units, assuming the over-allotment option has not been exercised. If the over-allotment option is exercised in full, there will be a total of 7,198,734 rights, including an aggregate of up to 298,734 rights included in the private units.

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Insider shares and letter agreement

On November 29, 2024, our sponsor purchased an aggregate of 1,725,000 insider shares for an aggregate of $25,000 (or approximately $0.014 per share), up to 225,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the underwriters’ over-allotment option is exercised. In December 2024, our sponsor transferred 60,000, 20,000, 20,000 and 20,000 insider shares, respectively, to Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, Mr. David Zhang, our independent director appointee, Mr. Hing Hui Ding, our independent director appointee, and Mr. Roy Liang, our independent director appointee, at the original purchase price of approximately $0.014 per share.

The insider shares are identical to the public shares except that: (i) the insider shares are subject to certain transfer restrictions, as described in more detail below, (ii) the insider shares are entitled to registration rights; (iii) our sponsor, officer and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer), (B) to waive any and all Claims with respect to their insider shares and private shares and any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, and to not seek recourse against the trust account for any reason whatsoever, (C) to vote all ordinary shares beneficially owned by them (whether acquired before, in, or after this offering) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), and (D) not to propose, or vote in favor of, an amendment to our second amended and restated memorandum and articles of association with respect to our pre-business combination activities unless we provide public shareholders with the opportunity to redeem their ordinary shares for cash upon such approval in accordance with such our second amended and restated memorandum and articles of association, (iv) the insider shares are automatically convertible into Class A ordinary shares concurrently with the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to the anti-dilution adjustments as described herein and in our second amended and restated memorandum and articles of association, and (v) prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment and removal of directors and the approval of any transfer of the Company by way of continuation (including in any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside of the Cayman Islands), unless the provisions of our second amended and restated memorandum and articles of association governing the appointment and removal of directors are amended. For more information, see “Description of Securities — Ordinary Shares.”

In addition, in the event of the liquidation of the trust account, our sponsor has agreed to indemnify and hold harmless our company for any debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the trust account below $10.00 per share and provided that such indemnity shall not apply if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

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Private placement at time of offering

Our sponsor has committed to purchasing from us an aggregate of 285,234 private units, at $10.00 per private unit (for a total purchase price of $2,852,340). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from these purchases will be placed in the trust account described below. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 298,734 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public (or 100.0% of the gross proceeds) in this offering is held in the trust account regardless of whether the over-allotment option is exercised in full or in part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The proceeds from the private placement of the private units will be added to the proceeds of this offering and placed in an account in the United States established by [      ] and maintained by [      ], our transfer agent acting as trustee. The private units are identical to the units sold in this offering, except with respect to certain transfer restrictions and registration rights.

Representative shares

We have agreed to issue to A.G.P. and/or its designees representative shares comprising 360,000 Class A ordinary shares (or up to 414,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) for no consideration, upon the consummation of this offering.

A.G.P. has agreed (i) to waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by it, directly or indirectly (or to sell such shares to our company in a tender offer), (ii) to waive any and all Claims with respect to its representative shares and any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with us, although it will be entitled to liquidating distributions from the trust account with respect to any public shares it hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, and to not seek recourse against the trust account for any reason whatsoever, (iii) to vote all ordinary shares beneficially owned by it (whether acquired before, in, or after this offering) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), (iv) not to propose, or vote in favor of, an amendment to our second amended and restated memorandum and articles of association with respect to our pre-business combination activities unless we provide public shareholders with the opportunity to redeem their ordinary shares for cash upon such approval in accordance with such our second amended and restated memorandum and articles of association, and (v) not to transfer its representative shares until six months after the completion of an initial business combination. Notwithstanding the foregoing, Transfers of the representative shares are permitted (a) among the initial shareholders or to an initial shareholder’s member, partner, officer, director, or affiliate; (b) by gift to a member of the initial shareholder’s immediate family or to a trust, the beneficiary of which is a member of the initial shareholder’s immediate family or an affiliate of such individual, or to a charitable organization; (c) by virtue of laws of descent and distribution upon death; (d) pursuant to a qualified domestic relations order; (e) by virtue of A.G.P.’s organizational documents upon A.G.P.’s liquidation or dissolution, as applicable; or (f) in the event of our liquidation prior to the completion of an initial business combination; provided, however, that, in the case of clauses (a) through (e), each transferee agrees in writing to be bound by the Transfer restrictions and the other restrictions contained in the letter agreement.

The representative shares have been deemed compensation by the FINRA, and, hence, A.G.P. may not transfer, assign, sell, pledge, or hypothecate any such representative shares, or subject such shares to hedging, short sale, derivative, or put or call transactions that would result in the effective economic disposition of the securities for a period of 180 days beginning on the date of commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1), subject to the exceptions pursuant to FINRA Rule 5110(e)(2).

Offering proceeds to be held in trust

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account. Of the net proceeds of this offering and the sale of the private units, $60,000,000 or $10.00 per unit ($69,000,000, if the underwriters’ over-allotment option is exercised in full) will be placed into a U.S.-based trust account at [      ] with [      ], acting as trustee. The remaining net proceeds of this offering and the sale of the private units will not be held in the trust account.

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Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of: (i) the completion of our initial business combination within the required period; (ii) our redemption of public shares if we have not completed an initial business combination within the required period; (iii) our redemption of public shares in connection with an amendment to our second amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision of our second amended and restated memorandum and articles of association relating to the rights of public shareholders; and (iv) our liquidation. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement in connection with our initial business combination.

Notwithstanding the foregoing, there will be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (estimated to initially be $1,251,000); provided, however, that in order to meet our working capital needs following the consummation of this offering until the completion of an initial business combination, our sponsor, officer and directors or their affiliates may, but are not obligated to, loan us funds, from time to time, in whatever amount they deem reasonable in their sole discretion. Such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $1,500,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If a business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account.

Limited payments to insiders

Prior to the consummation of a business combination, there will be no fees, reimbursements or other cash payments paid to our sponsor, officer, directors or their respective affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

●

repayment of an aggregate of up to $400,000 in loans made to us by our sponsor under a promissory note dated November 29, 2024 with our sponsor to cover offering-related and organizational expenses prior to our initial public offering upon the closing of this offering;

●

payment to our sponsor of $10,000 per month from the closing of this offering, for office space, utilities and secretarial and administrative support until the closing of our initial business combination or our liquidation;

●

repayment of working capital loans that may be made by our sponsor, officer, directors or their affiliates to finance transaction costs in connection with an initial business combination or the issuance of private units upon the conversion of up to $1,500,00 of such loans at a price of $10.00 per unit. The conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lender elects to convert its working capital loans into private units. Further, the issuance of additional Class A ordinary shares underlying these units will increase the number of issued and outstanding Class A ordinary shares, result in a material dilution to the equity interests of our public shareholders and reduce the value of our public shares, which could make it more difficult to effect a business combination or obtain future financing; and

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●

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officer and directors, or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Conditions to completing our initial business combination

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the trust account at the time of the agreement to enter into the initial business combination. If our securities are not listed on Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on Nasdaq at the time of our initial business combination.

If our board is not able to independently determine the fair market value of the target business or businesses, we may obtain an opinion from an independent investment banking or accounting firm as to the fair market value of the target business. We will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses.

Potential revisions to agreements with insiders

We could seek to amend certain agreements made by our sponsor, officer and directors disclosed in this prospectus without the approval of shareholders, although we have no intention to do so. For example, restrictions on our officer and directors relating to the voting of securities owned by them, the obligation of our sponsor, officer and directors to not propose certain changes to our organizational documents, or the obligation of our sponsor, officer, directors and their respective affiliates to not receive any compensation in connection with a business combination could be modified without obtaining shareholder approval. Although shareholders would not be given the opportunity to redeem their shares in connection with such changes, in no event would we be able to modify the redemption or liquidation rights of our shareholders without permitting our public shareholders the right to redeem their shares in connection with any such change. We will not agree to any such changes unless we believed that such changes were in the best interests of our public shareholders (for example, if such a modification were necessary to complete a business combination).

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Shareholder approval of, or tender offer in connection with, initial business combination

In connection with any proposed business combination, we will either (i) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount on deposit in the trust account (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), or (ii) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount on deposit in the trust account (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), in each case calculated as of two business days prior to the consummation of the business combination and subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Unlike other blank check companies which require shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related redemptions of public shares for cash upon consummation of such initial business combination even when a vote is not required by law, we will have the flexibility to avoid such shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek shareholder approval of our initial business combination, we will consummate our initial business combination only if we obtain an ordinary resolution under Cayman Islands law and our second amended and restated memorandum and articles of association, which requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter.

Our sponsor, officer and directors have agreed to (i) vote all ordinary shares beneficially owned by them (whether acquired before, in, or after this offering) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction) and (ii) waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by it, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer). As a result, if we sought shareholder approval of a proposed transaction which would require an ordinary resolution under Cayman Islands law and our second amended and restated memorandum and articles of association, which requires the affirmative vote of a simple majority of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, we could need as little as 1,927,384 of our public shares (or approximately 29.0% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming that all issued and outstanding shares are voted, that the over-allotment option is not exercised, and that our sponsor, officer and directors do not purchase any units in this offering or units or shares in the after-market). Assuming that only the holders of one-third of our issued and outstanding ordinary shares, representing a quorum under our second amended and restated memorandum and articles of association vote their shares at a general meeting of the company, we will not need any public shares in addition to our insider shares to be voted in favor of an initial business combination in order to approve an initial business combination.

Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or vote against the proposed transaction, or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction.

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Permitted purchases of our securities by our affiliates

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, officer, directors or their affiliates may purchase shares or units from public shareholders in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, officer, directors, or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. In the event that our sponsor, officer, directors, or their affiliates purchase shares or units in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

The purpose of any such transaction could be to (i) increase the likelihood of obtaining shareholder approval of the business combination, (ii) reduce the number of public shares or units outstanding and/or increase the likelihood of approval on any matters submitted to the public unitholders for approval in connection with our initial business combination or (iii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. See “Proposed Business — Effecting Our Initial Business Combination — Permitted purchases of our securities by our affiliates” for a description of how our sponsor, officer, directors, or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the number of beneficial holders of our securities may be reduced, which may make it difficult for us to maintain the quotation, listing or trading of our securities on a national securities exchange or for the combined company to obtain the quotation, listing or trading of its securities on a national securities exchange. For more details on related risks, see “Risk Factors — Risks Associated with Our Business and Securities — If we seek shareholder approval of our business combination, our sponsor, officer, directors, or their affiliates may elect to purchase shares from shareholders, in which case they may influence a vote in favor of a proposed business combination that you do not support and reduce the public “float” of our or the combined company’s securities.”

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There is no limit on the number of shares our sponsor, officer, directors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or units in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. In addition, our sponsor, officer, directors, or any of their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

It is intended that, if Rule 10b-18 would apply to purchases by sponsor, officer, directors, or their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Additionally, in the event our sponsor, officer, directors, or their affiliates were to purchase shares or units from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, officer, directors, or their affiliates may purchase shares or units from public shareholders outside the redemption process, along with the purpose of such purchases;

•	if our sponsor, officer, directors, or their affiliates were to purchase shares or units from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

•	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, officer, directors, or their affiliates would not be voted in favor of approving the business combination transaction;

•	our sponsor, officer, directors, or their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

	o	the amount of our securities purchased outside of the redemption offer by our sponsor, officer, directors, or their affiliates, along with the purchase price;

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o	the purpose of the purchases by our sponsor, officer, directors, or their affiliates;

o	the impact, if any, of the purchases by our sponsor, officer, directors, or their affiliates on the likelihood that the business combination transaction will be approved;

o

the identities of our security holders who sold to our sponsor, officer, directors, or their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, officer, directors, or their affiliates; and

o	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Redemption rights for public shareholders upon consummation of our initial business combination

In connection with a business combination, public shareholders will have the right to convert their shares into an amount equal to (i) the number of public shares being converted by such public holder divided by the total number of public shares multiplied by (ii) the amount then in the trust account (initially $10.00 per share or 100.0% of the gross proceeds from this offering), which includes a pro rata portion of any interest earned on the funds held in the trust account less any amounts  withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses. At any meeting called to approve an initial business combination, public shareholders may elect to convert their shares regardless of whether or not they vote to approve the business combination or abstain from voting. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Whether we elect to effectuate our initial business combination via shareholder vote or tender offer, we may require public shareholders wishing to exercise redemption rights, whether they are a record holder or hold their shares in “street name,” may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either (i) tender their certificates (if any) to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the proxy materials sent in connection with the proposal to approve the business combination.

The foregoing is different from the procedures used by traditional blank check companies. In order to perfect redemption rights in connection with their business combinations, many traditional blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for it to deliver its certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which it could monitor the price of the combined company’s stock in the market. If the price rose above the conversion price, it could sell its shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become an “option” right surviving past the consummation of the business combination until the converting holder delivered its certificate. The requirement for physical or electronic delivery prior to the closing of the shareholder meeting ensures that a holder’s election to convert is irrevocable once the business combination is completed.

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Pursuant to our second amended and restated memorandum and articles of association that will become effective immediately prior to the completion of this offering, we are required to give a minimum of only five clear days’ notice for each general meeting. As a result, if we require public shareholders who wish to convert their ordinary shares into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for conversion. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

If we require public shareholders who wish to convert their ordinary shares to comply with specific delivery requirements for conversion described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders.

See “Risk Factors — Risks Associated with Our Business and Securities — In connection with any shareholder meeting called to approve a proposed initial business combination, we may require shareholders who wish to convert their public shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights” and “Risk Factors — Risks Associated with Our Business and Securities — If we require public shareholders who wish to convert their public shares to comply with the delivery requirements for conversion, such converting shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.”

Once the shares are converted by the holder, and effectively redeemed by us under Cayman Islands law, the transfer agent will then update our register of members to reflect all conversions.

Redemption rights for public shareholders in connection with amendment to our second amended and restated memorandum and articles of association

If we anticipate that we may not be able to consummate our initial business combination within 12 months from the closing of this offering, we will seek shareholder approval to extend the date by which we must consummate our initial business combination on terms to be specified in the relevant proxy solicitation statement. In the event an amendment to our second amended and restated memorandum and articles of association is made (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision of our second amended and restated memorandum and articles of association relating to the rights of our public shareholders, our second amended and restated memorandum and articles of association also require us to provide our public shareholders who are not our Founder, directors or officer with the opportunity to redeem their public shares for cash upon the approval of any such amendment, regardless of whether they vote for or against the proposed amendments or do not vote at all, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

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Redemption of public shares and liquidation if no business combination

If we are unable to complete our initial business combination within the 12-month period or such period that may be extended, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of the date that is two business days prior to the distribution date, including interest (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and, in all cases, to the other requirements of applicable law.

Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as a voidable transaction in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

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Conflicts of interest

There are actual or potential material conflicts of interest between (i) our sponsor, officer, directors, promotors and their respective affiliates and (ii) our unaffiliated security holders with respect to determining whether to proceed with a de-SPAC transaction and the manner in which we compensate our sponsor, officer, directors, promotors and their respective affiliates. Because of the financial and personal interests described in more detail under “Our Sponsor, Officer and Directors — Conflicts of interest” on page 11, our sponsor, officer and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination, and they may be incentivized to (i) pursue a target company that has a less favorable risk, stability or profitability profile for our public shareholders but would be easier, quicker and more certain to guide through the business combination process over a target company that has a better risk, stability or profitability profile for our public shareholders but may take a longer time to diligence and go through the business combination process or (ii) effect our initial business combination with less desirable terms and conditions in order complete a business combination within the required period, both of which could cause our public shareholders to experience a negative rate of return or lose significant value on their shares of the combined company. In addition, conflicts of interest may arise because our officer and directors are not required to commit their full time to our affairs, and, as described in “Management — Conflicts of Interest” on page 146, each of our officer and directors presently has, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties to one or more other entities. If our officer and directors are required to devote more substantial amounts of time to their other business affairs or present a business combination opportunity to such entities, our ability to consummate our initial business combination could be materially and adversely affected. For more details on related risks, see the sections titled “Risk Factors — Risks Associated with Our Business and Securities — The financial and personal interests of our sponsor, officer and directors may influence their motivation in determining whether a particular target business is appropriate for a business combination” on page 52, “Risk Factors — Risks Associated with Our Business and Securities — We may acquire a target business that is affiliated with our sponsor, officer and directors or their affiliates” on page 55, “Risk Factors — Risks Associated with Our Business and Securities — Our officer and directors may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous” on page 55, “Risk Factors — Risks Associated with Our Business and Securities — Our officer and directors will allocate their time to other businesses, thereby potentially limiting the amount of time they devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination” on page 51 and “Risk Factors — Risks Associated with Our Business and Securities — Each of our officer and directors presently has, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented” on page 51.

Indemnity

In the event of the liquidation of the trust account, sponsor has agreed to indemnify and hold harmless our company for any debts and obligations to target businesses or vendors or other entities that are owed money by our company for services rendered or contracted for or products sold to our company, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the trust account below $10.00 per share; provided that such indemnity shall not apply if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officer or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

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Risk Factors Summary

We are a blank check company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our officer and directors, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, see “Proposed Business— Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these, and the other risks set forth in the sections entitled “Risk Factors” beginning on page 42 of this prospectus.

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our ordinary shares. These risks include, but are not limited to, the following:

Risks Associated with Our Business and Securities

•

We are a newly formed blank check company with no operating history and no revenues, and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective. Please see page 42 for more information.

•

If we are unable to consummate a business combination, our public shareholders may be forced to wait more than 12 months before receiving liquidation distributions. Please see page 42 for more information.

•

Because we are not limited to any particular business or specific geographic location or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations. Please see page 42 for more information.

•

Our sponsor and several of our officer and directors have significant ties to China, which may limit the pool of potential acquisition candidates and make it more likely for us to pursue a PRC target for our initial business combination and make it more difficult or costly for us to consummate an initial business combination within the required period within the required period. Please see page 43 for more information.

•

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments. We may seek to amend our second amended and restated memorandum and articles of association or other governing instruments in a manner to make it easier for us to complete our initial business combination, which our shareholders may not support. Please see page 43 for more information.

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•

The requirement that we complete an initial business combination within a specific period of time may give potential target businesses leverage over us in negotiating our initial business combination and may limit the amount of time we have to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination on terms that would produce value for our shareholders. Please see page 44 for more information.

•	Our ability to consummate an attractive business combination may be impacted by the market for initial public offerings. Please see page 44 for more information.

•

We face competition in finding an attractive target for an initial business combination. This could increase the costs associated with completing our initial business combination and may result in our inability to find a suitable target. Please see page 44 for more information.

•

Were we to be considered to be a “foreign person,” we might not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the CFIUS, or ultimately prohibited. Please see page 45 for more information.

•	You will not be entitled to protections normally afforded to investors of blank check companies. Please see page 45 for more information.

•

We may issue additional Class A ordinary shares or preference shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership. Please see page 46 for more information.

•

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination. Please see page 47 for more information.

•

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share redemption price received by shareholders may be less than $10.00. Please see page 47 for more information.

•	Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them. Please see page 48 for more information.

•

If we deviate from the acquisition criteria or guidelines set forth in this prospectus, investors in this offering may have rescission rights or may bring an action for damages against us or we could be subject to civil or criminal actions taken by governmental authorities. Please see page 48 for more information.

•

If a public holder fails to receive notice of our offer to redeem our ordinary shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed. Please see page 48 for more information.

•	Past performance by our officer and directors and our sponsor may not be indicative of future performance of an investment in us. Please see page 55 for more information.

Risks Associated with Acquiring and Operating a Business Outside of the United States

•

We may effect a business combination with a company located outside of the United States and, if we do so, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results. Please see page 78 for more information.

•	Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted. Please see page 78 for more information.

•

If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect our initial business combination, it may result in a negative impact on our business. Please see page 78 for more information.

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•

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition. Please see page 79 for more information.

•

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive. Please see page 79 for more information.

•	If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars. Please see page 79 for more information.

•

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate. Please see page 80 for more information.

•	Currency policies may cause a target business’ ability to succeed in the international markets to be diminished. Please see page 80 for more information.

•

Many of the economies in Asia are experiencing substantial inflationary pressures, which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability following our initial business combination. Please see page 80 for more information.

•

Many industries in Asia are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates. Please see page 80 for more information.

•

If a country in Asia enacts regulations in industry segments that forbid or restrict foreign investment, our ability to consummate our initial business combination could be severely impaired. Please see page 80 for more information.

•

Corporate governance standards in Asia may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business. Please see page 81 for more information.

Risks Associated with Acquiring and Operating a Business in China

•

While we do not believe any permission or approval from PRC government authorities is required for this offering, the listing of our securities on Nasdaq, or our business operations related to this offering or our initial business combination, we cannot assure you that the relevant PRC government authorities will not take a contrary view or that they will not require us to obtain such permission or approval in the future. Please see page 81 for more information.

•

Uncertainties in the interpretation and enforcement of PRC laws, regulations and policies, some of which are vague or newly adopted, could limit the legal protections available to investors and our company, make it more difficult for us to consummate this offering or our initial business combination, and materially and adversely affect our PRC target company’s or the combined company’s business and results of operations and the value of our or the combined company’s securities. Please see page 84 for more information.

•

The PRC government has significant control over Chinese companies’ operations and their ability to make or accept foreign investments, list on a U.S. stock exchange or make cross-border cash transfers, and it may seek to influence, intervene with, or exert more control over our, the PRC target company’s, or the combined company’s operations at any time. Please see page 85 for more information.

•	Changes in China’s economic, social, political and legal conditions could have a material adverse effect on us, our PRC target company or the combined company. Please see page 85 for more information.

•

If we decide to consummate our initial business combination with a PRC target company, we, the PRC target company or the combined company may need to obtain prior permission or approval from the relevant PRC government authorities, and the complex procedures under various PRC laws and regulations make it more difficult for us to consummate our initial business combination within the required period. Please see page 86 for more information.

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•

Trading in the combined company’s securities may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the combined company’s auditor. The delisting of such securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive investors with the benefits of such inspections. Please see page 88 for more information.

•

Litigation and related negative publicity surrounding China-based companies listed in the United States could have a material adverse effect on the combined company. Please see page 89 for more information.

•

If our proposed business combination or the combined company become directly subject to the recent scrutiny, criticism and negative publicity involving US-listed Chinese companies, we or the combined company may have to expend significant resources to investigate and resolve the matter, which could harm our chances of completing our initial business combination within the required period and the combined company’s business, reputation and financial condition, and cause the value of our or the combined company’s securities to significantly decline or become worthless. Please see page 90 for more information.

•

If the PRC government deems that the contractual arrangements in relation to the combined company and its VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Please see page 90 for more information.

•

The contractual arrangements under a VIE structure may not be as effective as direct ownership in respect of the combined company’s relationship with the VIE, and thus, the combined company may incur substantial costs to enforce the terms of the arrangements, which it may not be able to enforce at all. Please see page 91 for more information.

•

Agreements between the combined company and its related parties, and agreements in connection with the combined company’s acquisition of an offshore entity that conducted its operations through affiliates in the PRC, may be subject to a high level of scrutiny by the relevant tax authorities. Please see page 92 for more information.

•

The PRC government has significant authority to exert restrictions on foreign exchange and companies’ ability to transfer cash between entities, across borders and to U.S. investors. Please see page 93 for more information.

•

If we consummate a business combination with a PRC target company, the PRC subsidiaries of the combined company will be subject to restrictions on dividend payments. Please see page 93 for more information.

•

Exchange controls and governmental controls of currency conversion that exist in the PRC may restrict or prevent us from using the proceeds of this offering to acquire a target company in the PRC and limit the ability of the combined company and its subsidiaries or VIEs to utilize cash flow effectively, which may affect the value of your investment. Please see page 94 for more information.

•

If we consummate our business combination with a target business operating in China, PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may restrict the combined company’s ability to use the proceeds from the business combination or other capital-raising activities to make loans to or make additional capital contributions to its PRC subsidiaries, which could materially and adversely affect the PRC operating companies’ liquidity and ability to fund their operations. Please see page 95 for more information.

•

PRC regulations relating to offshore investment activities by PRC residents may limit our ability to consummate this business combination, the combined company’s ability to inject capital into its PRC subsidiaries, limit these PRC subsidiaries’ ability to change their registered capital or distribute profits to the combined company, or otherwise expose us, the combined company, or the relevant PRC resident beneficial owners to liability and penalties under PRC laws. Please see page 96 for more information.

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SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	As of November 30, 2024
Balance Sheet Data:	Actual	As Adjusted
Working capital (deficiency)(1)	$(141,010)	$1,258,990
Total assets(2)	$164,000	$61,258,990
Total liabilities(3)	$156,010	$82,496
Value of ordinary shares subject to possible redemption(4)	$—	$60,000,000
Shareholders’ equity(5)	$7,990	$1,176,494

____________

(1)	The “as adjusted” calculation includes $1,251,000 of cash held outside the trust account, minus $85,016 over-allotment liability, plus $7,990 of actual shareholders’ equity as of November 30, 2024.
(2)

The “as adjusted” calculation includes $60,000,000 of cash held in the trust account from the proceeds of this offering and the sale of the private placement units, plus $1,251,000 of cash held outside the trust account, plus $7,990 of actual shareholders’ equity as of November 30, 2024.

(3)	The “as adjusted” amount includes the over-allotment liability, assuming the over-allotment option is not exercised.
(4)	The “as adjusted” calculation includes 6,000,000 Class A ordinary shares purchased in the public offering multiplied by the redemption value of $10.00 per share unit.
(5)

Excludes 6,000,000 Class A ordinary shares purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of shares of ordinary shares that may be redeemed in connection with our initial business combination ($10.00 per share).

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek shareholder approval, if we obtain an ordinary resolution under Cayman Islands law and our second amended and restated memorandum and articles of association, which requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company.

If no business combination is completed within 12 months from the closing of this initial public offering or such later time as our shareholders may approve in accordance with our second amended and restated memorandum and articles of association, the proceeds then on deposit in the trust account, including interest (which interest shall be net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), will be used to fund the redemption of our public shares. Our sponsor, officer and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive any and all Claims with respect to their insider shares and private shares and any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period and to liquidating distributions from assets outside the trust account, and to not seek recourse against the trust account for any reason whatsoever.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business and Securities

We are a newly formed blank check company with no operating history and no revenues, and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a newly formed blank check company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

If we are unable to consummate a business combination, our public shareholders may be forced to wait more than 12 months before receiving liquidation distributions.

We will have 12 months from the closing of this initial public offering to complete a business combination. Prior to such date, except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of: (i) the completion of our initial business combination within the required period; (ii) our redemption of public shares if we have not completed an initial business combination within the required period; (iii) our redemption of public shares in connection with an amendment to our second amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision of our second amended and restated memorandum and articles of association relating to the rights of public shareholders; and (iv) our liquidation.

Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, you may be forced to sell your securities potentially at a loss.

Because we are not limited to any particular business or specific geographic location or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We may pursue acquisition opportunities in any geographic region and in any business industry or sector. Except for the limitations that a target business have a fair market value of at least 80% of the value of the trust account (less any deferred underwriting discounts and taxes payable on interest earned) and that we are not permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Because we have not yet identified or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. As such, although we are not targeting target companies in China, we may consider a business combination with an entity or business with a physical presence or other significant ties to China, which may subject the post-business combination business to the laws, regulations and policies of China.

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To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officer and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. An investment in our units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

Our sponsor and several of our officer and directors have significant ties to China, which may limit the pool of potential acquisition candidates and make it more likely for us to pursue a PRC target for our initial business combination and make it more difficult or costly for us to consummate an initial business combination within the required period within the required period.

Although we currently do not have any PRC subsidiary or China operations, the sole beneficial owner of our sponsor and several of our officer and directors following this offering have significant ties to China. Specifically, Ms. Han Huang, the sole beneficial owner of our sponsor, is a citizen and resident of the PRC. Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, is a citizen and resident of the Hong Kong Special Administrative Region. Mr. David Zhang, our independent director appointee, is a citizen of the PRC and a permanent resident of the United States. The significant ties of our sponsor, officer and directors to China may make us a less attractive partner to certain potential target businesses, including non-China-or non-Hong Kong-based target companies, limit our pool of acquisition candidates, negatively impact our search for an initial business combination, and make it more likely for us to pursue a PRC target company for our initial business combination, which will may create additional costs, delays, uncertainties and liabilities. As a result, it may be more difficult for us to complete an initial business combination with a target company within the required period.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments. We may seek to amend our second amended and restated memorandum and articles of association or other governing instruments in a manner to make it easier for us to complete our initial business combination, which our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, and extended the time to consummate a business combination. Amending our second amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, which requires (i) the affirmative vote of at least two-thirds (or, with respect to the provisions regulating the appointment and removal of directors and the vote on continuing our company in a jurisdiction outside the Cayman Islands (including in any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside of the Cayman Islands), 90%) of the votes cast by such shareholders as, being entitled to do so, vote in person or where proxies are allowed, by proxy at the applicable general meeting of the company, or (ii) a unanimous written resolution of all of our shareholders entitled to vote on such matter. We cannot assure you that we will not seek to amend our second amended and restated memorandum and articles of association or other governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

If we anticipate that we may not be able to consummate our initial business combination within 12 months from the closing of this offering, we will seek shareholder approval to extend the date by which we must consummate our initial business combination on terms to be specified in the relevant proxy solicitation statement. In the event an amendment to our second amended and restated memorandum and articles of association is made (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision of our second amended and restated memorandum and articles of association relating to the rights of our public shareholders, our second amended and restated memorandum and articles of association also require us to provide our public shareholders who are not our Founder, directors or officer with the opportunity to redeem their public shares for cash upon the approval of any such amendment, regardless of whether they vote for or against the proposed amendments or do not vote at all, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

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The requirement that we complete an initial business combination within a specific period of time may give potential target businesses leverage over us in negotiating our initial business combination and may limit the amount of time we have to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination on terms that would produce value for our shareholders.

We have 12 months from the closing of this initial public offering to complete an initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limits referenced above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

Our ability to consummate an attractive business combination may be impacted by the market for initial public offerings.

If the market for initial public offerings is limited, we believe there will be more attractive target businesses open to consummating an initial business combination with us as a means to achieve publicly held status. Alternatively, if the market for initial public offerings is robust, we believe that there will be fewer attractive target businesses amenable to consummating an initial business combination with us to become a public reporting company. Accordingly, during periods with strong public offering markets, it may be more difficult for us to complete an initial business combination.

We face competition in finding an attractive target for an initial business combination. This could increase the costs associated with completing our initial business combination and may result in our inability to find a suitable target.

In recent years, many companies have entered into business combinations with special purpose acquisition companies, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many additional special purpose acquisition companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, effort and resources to identify a suitable target for an initial business combination.

In addition, if there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find a suitable target for and/or complete our initial business combination.

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Were we to be considered to be a “foreign person,” we might not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the CFIUS, or ultimately prohibited.

Certain investments that involve the acquisition of, or investment in, a U.S. business by a non-U.S. investor may be subject to review and approval by CFIUS. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a U.S. business by a foreign person always are subject to CFIUS jurisdiction. Significant CFIUS reform legislation, which was fully implemented through regulations that became effective on February 13, 2020, expanded the scope of CFIUS’s jurisdiction to investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.”

In addition, if our potential initial business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing or determine to submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. Immediately after this offering, our sponsor, a Cayman Islands company that is under the sole control of a citizen and resident of China, and our officer and directors, most of whom are non-U.S. citizens, will collectively own 21.92% of our issued and outstanding shares (without giving effect to the shares underlying the rights that are being sold as part of the public units and private units and assuming that the underwriters’ over-allotment option is not exercised and that our sponsor, officer and directors do not purchase additional units or shares) and 100% of our total Class B ordinary shares. For more information, see “Principal Shareholders.” In addition, Under our second amended and restated memorandum and articles of association, prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment and removal of directors. As a result, we may be considered a “foreign person.” Except as disclosed herein, we and our sponsor have no other substantial ties with a non-U.S. person. However, if CFIUS has jurisdiction over our initial business combination, CFIUS may decide to make inquiries regarding, block, or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance. Moreover, the likelihood of a CFIUS inquiry concerning a potential business combination generally tends to be higher if a transaction involves direct or indirect investment from, or a nexus to, China, and any such inquiry may result in delays or complications for a potential business combination.

If we were considered to be a “foreign person,” foreign ownership and control limitations, and the potential impact of CFIUS and similar non-U.S. national security regulators, may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination could be limited and we could be adversely affected in terms of competing with other SPACs that do not have similar foreign ownership and control issues.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we liquidate, our public shareholders may only receive the redemption value per share (as described herein), and our warrants will expire worthless. This will also cause you to lose any potential investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we expect to have net tangible assets of at least $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, or we will be otherwise exempt from the provisions of Rule 419 promulgated under the Securities Act, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, restrict the use of interest earned on the funds held in the trust account and require us to complete a business combination within 18 months from the closing of the offering. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of a business combination and we may have more time to complete an initial business combination. For a more detailed comparison of this offering to offerings that comply with Rule 419, see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

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We may issue additional Class A ordinary shares or preference shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our second amended and restated memorandum and articles of association will authorize the issuance of up to 60,000,000 Class A ordinary shares of a par value of $0.0001 each, 6,000,000 Class B ordinary shares of a par value of $0.0001 each and 600,000 preference shares of a par value of $0.0001 each. Immediately after this offering, there will be 51,854,766 and 4,500,000 (assuming in each case that the underwriters have not exercised their over-allotment option and the forfeiture of 225,000 Class B ordinary shares) authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance which amount does not take into account Class A ordinary shares reserved for issuance upon conversion of outstanding rights or Class A ordinary shares issuable upon conversion of the Class B ordinary shares. The Class B ordinary shares are automatically convertible into Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination) concurrently with the consummation of our initial business combination or earlier at the option of the holder, initially at a one-for-one ratio but subject to the anti-dilution adjustments as set forth in our second amended and restated memorandum and articles of association, including in certain circumstances in which we issue Class A ordinary shares or equity-linked securities related to our initial business combination. For more information, see “Description of Securities — Ordinary Shares.” Immediately after this offering, there will be no preference shares issued and outstanding.

Although we have no commitment as of the date of this offering, we may issue a substantial number of additional ordinary shares or preference shares or debt securities, or a combination thereof, to complete a business combination. The issuance of additional ordinary shares or preference shares:

•	may significantly reduce the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•	may subordinate the rights of holders of Class A ordinary shares if we issue preference shares with rights senior to those afforded to our Class A ordinary shares;

•	may cause a change in control if a substantial number of Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officer and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our ordinary share.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

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•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our ordinary shares;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

•	other disadvantages compared to our competitors who have less debt.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Since we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash (or purchase in any tender offer) a significant number of shares from dissenting shareholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officer, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share redemption price received by shareholders may be less than $10.00.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the monies held in the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders. If we liquidate the trust account before the completion of a business combination, our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us and which have not executed a waiver agreement. However, it may not be able to meet such obligation. Therefore, the per-share redemption price from the trust account in such a situation may be less than $10.00, plus interest, due to such claims.

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Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, or if we otherwise enter compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public shareholders at least $10.00 per share.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our officer and directors who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offense and may be liable to a fine of $18,293 and to imprisonment for five years in the Cayman Islands.

If we deviate from the acquisition criteria or guidelines set forth in this prospectus, investors in this offering may have rescission rights or may bring an action for damages against us or we could be subject to civil or criminal actions taken by governmental authorities.

If we were to elect to deviate from the acquisition criteria or guidelines set forth in this prospectus, each person who purchased units in this offering and still held such securities upon learning of the facts relating to the deviation may seek rescission of the purchase of the units he or she acquired in the offering (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or bring an action for damages against us (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). In such event, we could also be subject to civil or criminal actions taken by governmental authorities. For instance, the SEC can seek injunctions under Section 20(b) of the Securities Act if it believes a violation under the Securities Act has occurred or is imminent. The SEC can also seek civil penalties under Sections 20(d) and 24 if a party has violated the Securities Act or an injunctive action taken by the SEC or if a party willfully, in a registration statement filed under the Securities Act, makes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Furthermore, Section 20 allows the SEC to refer matters to the attorney general to bring criminal penalties against an issuer.

If a public holder fails to receive notice of our offer to redeem our ordinary shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a public shareholder fails to receive our tender offer or proxy materials, as applicable, such public shareholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to our public shareholders in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or submit public shares for redemption. For example, we intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their share certificates to our transfer agent, or to deliver their public shares to our transfer agent electronically prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. In the event that a shareholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its public shares may not be redeemed.

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Holders of rights will not have redemption rights if we are unable to complete an initial business combination within the required period.

If we are unable to complete an initial business combination within the required period and we redeem the funds held in the trust account, the rights will expire and holders will not receive any of such proceeds with respect to the rights.

We have no obligation to net cash settle the rights.

In no event will we have any obligation to net cash settle the rights. Accordingly, the rights may expire worthless.

We may amend the terms of the rights in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding rights.

Our rights will be issued in registered form under a rights agreement between [ ], as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any registered holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision or adding or changing any other provisions with respect to matters or questions arising under the agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders. All other modifications or amendments shall require the written consent or vote of the registered holders of a majority of the then outstanding rights.

Our rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, which could limit the ability of rights holders to obtain a favorable judicial forum for disputes with our company.

Our rights agreement will provide that (i) the validity, interpretation, and performance of the rights agreement and the rights will be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction, and (ii) any action, proceeding or claim against our company arising out of or relating in any way to the rights agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the company irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, and waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the rights agreement will not apply to suits brought to enforce any liability or duty created by the Securities Act or Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our rights shall be deemed to have notice of and to have consented to the forum provisions in our rights agreement. If any action, the subject matter of which is within the scope the forum provisions of the rights agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our rights, such holder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (ii) having service of process made upon such rights holder in any such enforcement action by service upon such rights holder’s counsel in the foreign action as agent for such rights holder.

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This choice-of-forum provision may limit a rights holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, including by increasing the cost of such lawsuits to a rights holder, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our rights agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

While we intend to focus our search for target businesses on specific locations and industries as described in this prospectus, we are not limited to those locations and may consummate a business combination with a company in any location or industry we choose. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a company in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for our initial business combination. Such requirement may limit the type and number of companies with which we may complete such a business combination.

Pursuant to the Nasdaq Stock Market Listing Rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies with which we may complete a business combination. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account.

If Nasdaq delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

Our ability to successfully effect a business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. In addition, none of our officer are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officer. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

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The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place or be hired after consummation of the business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officer and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

We may consummate a business combination with a target business in any geographic location or industry we choose. We cannot assure you that our officer and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination. If we become aware of a potential business combination outside of the geographic location or industry where our officer and directors have the most experience, our management may retain consultants and advisors with experience in such industries to assist in the evaluation of such business combination and in our determination of whether or not to proceed with such a business combination. However, our management is not required to engage consultants or advisors in any situation. If they do not engage any consultants or advisors to assist them in the evaluation of a particular target business or business combination, our management may not properly analyze the risks attendant with such target business or business combination. Even if our management does engage consultants or advisors to assist in the evaluation of a particular target business or business combination, we cannot assure you that such consultants or advisors will properly analyze the risks attendant with such target business or business combination. As a result, we may enter into a business combination that is not in our shareholders’ best interests.

Our officer and directors will allocate their time to other businesses, thereby potentially limiting the amount of time they devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination.

Our officer and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full-time employees prior to the consummation of our initial business combination. All of our officer and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officer’s and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. We cannot assure you these conflicts will be resolved in our favor.

Each of our officer and directors presently has, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our second amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands laws: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce our interest or expectancy in any corporate opportunity offered to any officer or director and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

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Each of our officer and directors presently has, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties to other companies, including other companies that are engaged in business activities similar to those intended to be conducted by us. For a more detailed description of the pre-existing fiduciary and contractual obligations of our officer and directors, and the potential conflicts of interest that such obligations may present, see “Management — Conflicts of Interest.” Subject to his or her fiduciary duties under Cayman Islands laws, if any of our officer or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations or with which he or she are affiliated, he or she may need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties under Cayman Islands laws. As such, a potential target business may be presented by our officer and directors to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. As a result, the fiduciary duties or contractual obligations of our officer or directors could result in conflicts of interest when our board evaluates a particular business opportunity and materially affect our ability to complete our initial business combination.

The financial and personal interests of our sponsor, officer and directors may influence their motivation in determining whether a particular target business is appropriate for a business combination.

Pursuant to the letter agreement, our officer and directors have agreed that we shall not enter into a definitive agreement regarding a proposed business combination without the prior written consent of the sponsor. Because of the financial and personal interests described below, our sponsor, officer and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination, and they may be incentivized to (i) pursue a target company that has a less favorable risk, stability or profitability profile for our public shareholders but would be easier, quicker and more certain to guide through the business combination process over a target company that has a better risk, stability or profitability profile for our public shareholders but may take a longer time to diligence and go through the business combination process or (ii) effect our initial business combination with less desirable terms and conditions in order complete a business combination within the required period, both of which could cause our public shareholders to experience a negative rate of return or lose significant value on their shares of the combined company.

•	On November 29, 2024, our sponsor purchased an aggregate of 1,725,000 insider shares for an aggregate of $25,000 (or approximately $0.014 per share), up to 225,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the underwriters’ over-allotment option is exercised. In December 2024, our sponsor transferred 60,000, 20,000, 20,000 and 20,000 insider shares, respectively, to Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, Mr. David Zhang, our independent director appointee, Mr. Hing Hui Ding, our independent director appointee, and Mr. Roy Liang, our independent director appointee, at the original purchase price of approximately $0.014 per share. Our sponsor has also committed to purchasing from us an aggregate of 285,234 private units (or up to 298,734 private units if the underwriters’ over-allotment option is exercised) at $10.00 per private unit for a total purchase price of $2,852,340 (or up to $2,987,340 if the underwriters’ over-allotment option is exercised) simultaneously with the consummation of this offering. Upon consummation of our offering and the private placement, assuming our sponsor, officer and directors do not purchase additional units or shares and without giving effect to the shares underlying the rights that are being sold as part of the public units and private units, our sponsor, Mr. Wong and our independent director appointees will own approximately 20.44%, 0.74% and 0.74%, respectively, of our issued and outstanding shares immediately after this offering, if the underwriters’ over-allotment option is not exercised, or 20.38%, 0.65% and 0.65%, respectively, of our issued and outstanding shares immediately after this offering, if the underwriters’ over-allotment option is fully exercised.

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o

If a business combination is completed, based on the difference between the nominal purchase price our sponsor, officer and directors paid for the insider shares and our public shareholders’ purchase price of $10.00 per unit sold in the offering, our sponsor, officer and directors may earn a positive rate of return even if the share price of the combined company falls below the price our public shareholders paid for the units in this offering and our public shareholders experience a negative rate of return or lose significant value on the shares of the combined company. If the over-allotment option is not exercised, our sponsor, officer and directors can recoup their investment in their insider shares as long as the combined company’s stock trades at or above $0.017 per share and our sponsor can recoup its investment in their insider shares and private shares as long as the combined company’s stock trades at or above $1.727 per share. If the over-allotment option is exercised in full, our sponsor, officer and directors can recoup its investment in their insider shares as long as the combined company’s stock trades at or above $0.014 per share and our sponsor can recoup its investment in their insider shares and private shares as long as the combined company’s stock trades at or above $1.581 per share. The nominal price at which the insider shares were issued also results in a substantial dilution to our public shareholders. For more details, see “Dilution.”

o

On the other hand, if we fail to complete a business combination within the required period, we will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding public shares for cash and, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate. In such event, the insider shares and private units held by our sponsor, officer and directors would be worthless and they will lose their entire investment, except to the extent they receive liquidating distributions from assets outside the trust account, because (A) they have agreed, pursuant to a letter agreement with us, to (i) waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer), (ii) waive any and all Claims with respect to their insider shares and private shares any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us and to not seek recourse against the trust account for any reason whatsoever, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, and (iii) subject their insider shares, Class A ordinary shares issuable upon conversion thereof, private units and their component securities, and shares underlying the rights included in the private units to the aforementioned transfer restrictions; and (B) the sponsor will not receive any of such funds for the rights it purchased as part of its private units and these rights will expire worthless.

•

The insider shares held by our sponsor, officer and directors have different terms than the public shares held by our public shareholders. Prior to the closing of our initial business combination, only holders of our Class B ordinary shares (i) will have the right to vote to appoint and remove directors prior to or in connection with the completion of our initial business combination and (ii) will be entitled to vote on continuing our company in a jurisdiction outside of the Cayman Islands (including in any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside of the Cayman Islands). Additionally, the insider shares have anti-dilution rights that could result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon the conversion of the insider shares in connection with the consummation of our initial business combination. For more details, see “Description of Securities — Ordinary Shares.”

•	In the event that following this offering we obtain working capital loans from our sponsor, officer, directors or their affiliates to finance transaction costs related to our initial business combination, such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $1,500,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If a business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account. In addition, the conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lender elects to convert its working capital loans into private units. Further, the issuance of additional Class A ordinary shares underlying these units will increase the number of issued and outstanding Class A ordinary shares, result in a material dilution to the equity interests of our public shareholders and reduce the value of our public shares, which could make it more difficult to effect a business combination or obtain future financing.

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•

Pursuant to the Administrative Support Agreement, we will pay to our sponsor $10,000 per month for certain utilities and secretarial and administrative support as may be reasonably required by the Company that the sponsor shall make available, or cause to be made available, to our company or successor until the closing of our initial business combination or our liquidation, and the sponsor has waived (i) any Claim in or to, and any and all right to seek payment of any amounts due to it out of, the trust account as a result of, or arising out of, the agreement and (ii) any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the trust account or any monies or other assets in the trust account, and agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the trust account or any monies or other assets in the trust account for any reason whatsoever.

•	While our sponsor, officer, directors or their affiliates may receive reimbursement from us for reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination from funds held outside the trust account prior to the competition of our initial business combination, no reimbursement may be made from the proceeds held in the trust account prior to the completion of a business combination. If we fail to consummate a business combination within the required period, these persons will not have any claim against the trust account for reimbursement or receive any reimbursement.

•

In the event of the liquidation of the trust account, our sponsor has agreed to indemnify and hold harmless our company for any debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the trust account below $10.00 per share and provided that such indemnity shall not apply if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

•	We are not prohibited from pursuing such a transaction, nor are we prohibited from consummating a business combination where any of our sponsor, officer and directors or their affiliates acquire a minority interest in the target business alongside our acquisition, provided that such transaction must be approved by a majority of our independent directors who do not have an interest in such transaction. Accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination.

•	Our officer and directors will be able to remain with the combined company only if they are able to negotiate employment or consulting agreements or other arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

•	Our officer and directors are not required to commit their full time to our affairs, and each of our officer and directors presently has, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties to one or more other entities. If our officer and directors are required to devote more substantial amounts of time to their other business affairs or present a business combination opportunity to such entities, our ability to consummate our initial business combination could be materially and adversely affected.

We cannot assure you that any of the conflicts mentioned above will be resolved in our favor.

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We may acquire a target business that is affiliated with our sponsor, officer and directors or their affiliates.

While we do not currently intend to pursue an initial business combination with a company that is affiliated with our sponsor, officer and directors or their affiliates, we are not prohibited from pursuing such a transaction, nor are we prohibited from consummating a business combination where any of our sponsor, officer and directors or their affiliates acquire a minority interest in the target business alongside our acquisition, provided that such transaction must be approved by a majority of our independent directors who do not have an interest in such transaction. These affiliations could cause our officer or directors to have a conflict of interest in analyzing such transactions due to their personal and financial interests.

Our officer and directors may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our officer and directors will be able to remain with the combined company only if they are able to negotiate employment or consulting agreements or other arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Past performance by our officer and directors and our sponsor may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with our officer and directors and our sponsor and its affiliates is presented for informational purposes only. Past performance by our officer and directors and our sponsor is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our officer and directors or our sponsor’s respective performance as indicative of future performance of an investment in us or the returns we will, or are likely to, generate going forward. Furthermore, an investment in us is not an investment in our sponsor or its affiliates.

Our letter agreement with our sponsor, officer and directors may be amended without shareholder approval.

Our letter agreement with our sponsor, officer and directors contain provisions relating to transfer restrictions of our insider shares and private units, indemnification of the trust account, waiver of redemption rights and participation in liquidating distributions from the trust account. The letter agreement may be amended without shareholder approval. While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities. In addition, in order to facilitate our initial business combination or for any other reason determined by our sponsor in its sole discretion, our sponsor may surrender or forfeit, transfer or exchange our insider shares, private units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities. Through such transfer, or otherwise, our sponsor may remove itself as the sponsor of our company before identifying a potential business combination, which may result in our inability to consummate a business combination.

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Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on Nasdaq, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we expect to meet on a pro forma basis the minimum initial listing standards of Nasdaq, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on Nasdaq in the future or prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that Nasdaq will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our ordinary shares are “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•	a limited amount of news and analyst coverage for our company; and

•	lack of ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business with a limited number of products or services.

We may only be able to complete one business combination with the proceeds of this offering. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

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Our public shareholders’ ability to exercise their redemption rights or sell their public shares to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public shareholders may exercise redemption rights or seek to sell their public shares to us in a tender offer, we may either need to reserve a portion of the cash in the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business transaction. In the event that the business combination involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the Class B ordinary shares results in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of our initial business combination.  This may limit our ability to effectuate the most attractive business combination available to us.

We may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

A potential target may make it a closing condition to our business combination that we have a minimum amount of cash at the time of closing. If the number of our shareholders electing to exercise their redemption rights or sell their shares to us in a tender offer has the effect of reducing the amount of money available to us to consummate a business combination below such minimum amount required by the target business and we are not able to locate an alternative source of funding, we will not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public shareholders may have to remain shareholders of our company and wait the full 12 months, in order to be able to receive a pro rata portion of the trust account, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares and suffer an entire loss on your investment.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may consummate our initial business combination even though a majority of our public shareholders do not support such a combination.

We intend to hold a shareholder vote before we consummate our initial business combination. However, if a shareholder vote is not required, for business or legal reasons, we may conduct conversions via a tender offer and not offer our shareholders the opportunity to vote on a proposed business combination. Accordingly, we may consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder the option to vote in favor of a proposed business combination and still seek conversion of his, her or its public shares, which may make it more likely that we will consummate a business combination.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder the right to have his, her or its public shares converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such shareholder votes for or against such proposed business combination. Accordingly, public shareholders owning shares sold in this offering may exercise their redemption rights and we could still consummate a proposed business combination so long as we receive an ordinary resolution under Cayman Islands law and our second amended and restated memorandum and articles of association, which requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter. This is different than other similarly structured blank check companies where shareholders are offered the right to convert their shares only when they vote against a proposed business combination. This is also different than other similarly structured blank check companies where there is a specific number of shares sold in the offering which must not exercise redemption rights for the company to complete a business combination. The lack of such a threshold and the ability to seek conversion while voting in favor of a proposed business combination may make it more likely that we will consummate our initial business combination.

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In connection with any shareholder meeting called to approve a proposed initial business combination, we may require shareholders who wish to convert their public shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

In connection with any shareholder meeting called to approve a proposed initial business combination, each public shareholder will have the right, regardless of whether it is voting for or against such proposed business combination, to demand that we convert its public shares into a share of the trust account. Such conversion will be effectuated under Cayman Islands law and our second amended and restated memorandum and articles of association as a redemption of the shares, with the redemption price to be paid being the applicable pro rata portion of the monies held in the trust account. We may require public shareholders who wish to convert their public shares in connection with a proposed business combination to either tender their certificates (if any) to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, prior to the date set forth in the proxy materials or tender offer document, as applicable. In case of proxy materials, this date may be up to two business days prior to the scheduled vote on the proposal to approve such business combination. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. It is also our understanding that it takes a short time to deliver shares through the DWAC System. However, this too may not be the case. Accordingly, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to convert may be unable to meet the deadline for exercising their redemption rights and thus may be unable to convert their shares.

Investors may not have sufficient time to comply with the delivery requirements for conversion.

Pursuant to our second amended and restated memorandum and articles of association, we will be required to give a minimum of only five clear days’ notice for each general meeting. As a result, if we require public shareholders who wish to convert their public shares into the right to receive a pro rata portion of the funds in the trust account to comply with specific delivery requirements for conversion, holders may not have sufficient time to receive the notice and deliver their shares for conversion. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

If we require public shareholders who wish to convert their public shares to comply with the delivery requirements for conversion, such converting shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public shareholders who wish to convert their public shares to comply with specific delivery requirements for conversion described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares may decline during this time, and you may not be able to sell your securities when you wish to, while other shareholders who did not seek conversion would be able to sell their securities during this time.

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Other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking shareholder approval of a business combination may delay or prevent the consummation of a transaction, a risk a target business may not be willing to accept. Additionally, our outstanding rights, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating a business combination.

Our sponsor will control the appointment of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, it will appoint all of our directors prior to the consummation of our initial business combination and may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon consummation of our offering and the private placement, the sponsor will own 20.44% of our issued and outstanding ordinary shares (without giving effect to the shares underlying the rights that are being sold as part of the public units and private units and assuming that the underwriters’ over-allotment option is not exercised and that our sponsor, officer and directors do not purchase additional units or shares). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our second amended and restated memorandum and articles of association.

In addition, the insider shares, all of which are held by our sponsor, will entitle the holders to vote to appoint all of our directors prior to the consummation of our initial business combination. Class A ordinary shares will have no right to vote on the appointment or removal of directors during such time. Further, prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on continuing our company in a jurisdiction outside the Cayman Islands (including in any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside of the Cayman Islands). These provisions of our second amended and restated memorandum and articles of association may only be amended if approved by a special resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of our initial business combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter. As a result, you will not have any influence over the appointment or removal of directors prior to our initial business combination or any influence over our continuation in a jurisdiction outside the Cayman Islands prior to our initial business combination.

If our sponsor purchases any units in this offering or if our sponsor purchases any additional Class A ordinary shares in the aftermarket or in privately negotiated transactions, this would increase its control. None of our sponsor, officer, directors, or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares in the open market or in private transactions (other than the private units). Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares.

There is no requirement under the Companies Act for us to hold annual or general meetings to elect directors. In accordance with our second amended and restated articles of association, our board of directors, whose members were appointed by our sponsor, can hold office until his or her earlier death, resignation or removal. Accordingly, our sponsor will continue to exert control at least until the consummation of a business combination.

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There will be significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

We are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.00 per public share, implying an initial value of $10.00 per public share. However, prior to this offering, our sponsor paid a nominal aggregate purchase price of $25,000 for the initial shares, or approximately $0.014 per share, and the representative shares will be issued for no cash consideration upon the closing of the offering. Assuming no exercise of the over-allotment option and our sponsor, officer and directors do not purchase additional units or shares, the table below sets forth the shareholding information with respect to our initial shareholders and the public shareholders, without giving effect to the shares underlying the rights that are being sold as part of the public units and private units:

	Shares		Total Consideration		Average Price per
Holder	Purchased	Percentage	Amount	Percentage	Share
Sponsor	1,665,234	20.45%	$2,875,340.00	4.57%	$1.727
Officer and directors	120,000	1.47%	$2,000.00	* %	$0.017
A.G.P. and/or its designee	360,000	4.42%	$—	—%	$—
Public shareholders	6,000,000	73.66%	$60,000,000	95.42%	$10.00
Total	8,145,234	100.00%	$62,877,340	100.00%	$7.720

*	Less than 1%.

As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the initial shares are converted into public shares. The following table shows the public shareholders’ and our sponsor’s investment per share and how these compare to the implied value of one Class A ordinary share upon the completion of our initial business combination. The following table assumes that (i) our valuation is $60,000,000 (which is the amount we would have in the trust account for our initial business combination assuming the underwriters’ over-allotment option is not exercised), (ii) no interest is earned on the funds held in the trust account, (iii) no public shares are redeemed in connection with our initial business combination and (iv) all insider shares are held by our sponsor, officer and directors upon completion of our initial business combination, and does not take into account other potential impacts on our valuation at the time of the initial business combination, such as (i) the value of our public and private units, (ii) the trading price of our Class A ordinary shares, (iii) the initial business combination transaction costs, (iv) any equity issued or cash paid to the target’s sellers, (v) any equity issued to other third party investors, or (vi) the target’s business itself.

Total shares (including shares underlying rights)	9,043,125
Total funds in trust available for initial business combination	$60,000,000
Initial implied value per public share	$10.00
Implied value per public share upon consummation of initial business combination(1)	$6.635

(1)	All Class B ordinary shares would automatically convert into Class A ordinary shares upon completion of our initial business combination or earlier at the option of the holder.

Based on these assumptions, each Class A ordinary share would have an implied value of $6.635 per share upon completion of our initial business combination, representing an approximately 33.65% decrease from the initial implied value of $10.00 per public share. While the implied value of $6.635 per Class A ordinary share upon completion of our initial business combination would represent a dilution to our public shareholders, this would represent a significant increase in value for our sponsor relative to the price it paid for each Class B ordinary share. At $6.635 per Class A ordinary share, the 1,785,234 Class A ordinary shares that our sponsor, officer and directors would own upon completion of our initial business combination (after automatic conversion of the 1,500,000 Class B ordinary shares), assuming no exercise by the underwriters of their over-allotment option would have an aggregate implied value of $11,845,027.59. As a result, even if the trading price of our Class A ordinary shares significantly declines, the value of the Class B ordinary shares held by our sponsor, officer and directors will be significantly greater than the $25,000 our sponsor paid to purchase such shares. For more information on related risks, see “— The financial and personal interests of our sponsor, officer and directors may influence their motivation in determining whether a particular target business is appropriate for a business combination.”

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This dilution would increase to the extent that the anti-dilution provisions of the insider shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the insider shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution protection in the insider shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

Our outstanding rights or the issuance of additional rights upon the conversion of potential working capital loans into private units result in a material dilution to the equity interests of our public shareholders and reduce the value of our public shares, which could make it more difficult to effect a business combination or obtain future financing.

Assuming the over-allotment option is not exercised, we will be issuing rights included in the public units offered by this prospectus that will result in the issuance of up to 857,143 ordinary shares upon consummation of our business combination, as well as rights included in the private units to be purchased by the sponsor that will result in the issuance of an additional 40,748 ordinary shares upon consummation of our business combination.

Further, in order to meet our working capital needs following the consummation of this offering until the completion of an initial business combination, our sponsor, officer and directors or their affiliates may, but are not obligated to, loan us funds, from time to time, in whatever amount they deem reasonable in their sole discretion. Such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $1,500,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination, as a result of which up to 15,000 additional ordinary shares may be issued up on the conversion of the rights contained in such units.

The potential for the issuance of a substantial number of additional shares upon conversion of the rights could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when converted, will increase the number of issued and outstanding ordinary shares and reduce the value of our public shares. Accordingly, it may be more difficult for us to effectuate a business combination, and the cost of acquiring the target business may increase. Additionally, the sale, or even the possibility of sale, of the shares underlying the rights could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If to the extent these rights are converted, you will experience dilution to your holdings.

If our shareholders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect a business combination.

Pursuant to a registration rights agreement to be entered into among our company, the sponsor, and our officer and directors prior to or on the effective date of this offering, at any time and from time to time on or after the date that we consummate a business combination, the holders of a majority-in-interest of (i) 1,500,000 insider shares (or 1,725,000 insider shares if the overallotment is exercised in full), (ii) 285,234 private shares (or 298,734 private shares if the overallotment is exercised in full), (iii) 40,748 ordinary shares (or 42,676 ordinary shares if the overallotment is exercised in full) underlying the rights included in the private units, (iv) any securities issuable upon conversion of working capital loans from our sponsor, officer, directors or their affiliates, if any, (vi any warrants, rights, shares of our company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the aforementioned securities, and (vi) any other equity security held by our initial shareholders as of the date of the registration rights agreement (including shares issued or issuable upon the exercise of such equity security) are entitled to make up to two demands that we register the resale of such securities.  In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination.

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The presence of these additional securities trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the conversion of such rights may have on the trading market for our ordinary shares.

Changes in laws, regulations, rules or policies, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements and numerous complex tax laws. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations, rules or policies, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

On January 24, 2024, the SEC adopted a series of new rules relating to SPACs, which became effective on July 1, 2024 (the “SPAC Rules”), requiring, among other items, (i) additional disclosures relating to SPAC business combination transactions; (ii) additional disclosures relating to dilution and to conflicts of interest involving sponsors and their affiliates in both SPAC initial public offerings and de-SPAC transactions; (iii) the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; and (iv) both the SPAC and the target company’s status as co-registrants on de-SPAC registration statements.

In addition, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including its duration, asset composition, business purpose, and the activities of the SPAC and its management team in furtherance of such goals.

Compliance with the SPAC Rules and related guidance may increase the costs of and the time needed to negotiate and complete an initial business combination and may constrain the circumstances under which we could complete an initial business combination.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

As described in the risk factor above entitled “Changes in laws, regulations, rules or policies, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations”, the SEC’s adopting release with respect to the SPAC Rules provided guidance describing the extent to which SPACs could become subject to regulation under the Investment Company Act and the regulations thereunder. Whether a SPAC is an investment company will be a question of facts and circumstances. If our facts and circumstances change over time, we will update our disclosure to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company. We can give no assurance that a claim will not be made that we have been operating as an unregistered investment company.

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If we are deemed to be an investment company under the Investment Company Act, we may have to change our operations, wind down our operations, or register as an investment company under the Investment Company Act. Our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We are mindful of the SEC’s investment company definition and guidance and intend to identify and complete an initial business combination with an operating business, and not with an investment company, or to acquire minority interests in other businesses exceeding the permitted threshold.

We do not believe that our anticipated activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time, (based on our officer’s and directors’ ongoing assessment of all factors related to our potential status under the Investment Company Act) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank.

Pursuant to the trust agreement, the trustee is not permitted to invest in securities or assets other than as described above. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended solely as a temporary depository for funds pending the earliest to occur of: (i) the completion of our initial business combination within the required period; (ii) our redemption of public shares if we have not completed an initial business combination within the required period; (iii) our redemption of public shares in connection with an amendment to our second amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision of our second amended and restated memorandum and articles of association relating to the rights of public shareholders; and (iv) our liquidation.

We are aware of litigation claiming that certain SPACs should be considered to be investment companies. Although we believe that these claims were without merit, we cannot guarantee that we will not be deemed to be an investment company and thus subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete an initial business combination or may result in our winding down our operations and our liquidation. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account, and our public shareholders would also lose the possibility of an investment opportunity in a target company as well as any potential price appreciation in the combined company following a business combination.

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To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, we may, at any time (based on our officer’s and directors’ ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in an interest bearing demand deposit account at a bank until the earlier of the consummation of an initial business combination or our liquidation. As a result, following the liquidation of investments in the trust account, we will likely receive less interest on the funds held in the trust account than we would have had the trust account remained as initially invested, such that our public shareholders would receive less upon any redemption or liquidation of the Company than what they would have received had the investments not been liquidated.

The funds to be held in the trust account will, following this offering, be initially held only in U.S. government treasury obligations with a maturity of 185 days or less, in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act and in cash or cash like items (including demand deposit accounts) at a bank. However, to mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, we may, at any time (based on our officer’s and directors’ ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct [ ], the trustee with respect to the trust account, to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in an interest bearing demand deposit account at a bank until the earlier of the consummation of our initial business combination or our liquidation. Following such liquidation, we will likely receive less interest on the funds held in the trust account than we would earn if the trust account remained invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, interest previously earned on the funds held in the trust account still may be released to us to pay our taxes, if any, and certain other expenses as permitted. As a result, any decision to liquidate the investments held in the trust account and thereafter to hold all funds in the trust account in an interest-bearing demand deposit at a bank could reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company as compared to what they would have received had the investments not been so liquidated.

Notwithstanding the measures set forth above, we may still be deemed to be an investment company. The longer that the funds in the trust account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, the greater the risk that we may be deemed to be an unregistered investment company, in which case we may be required to liquidate. If our facts and circumstances change over time, we will update our disclosure to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company. As disclosed above, we may determine, in our discretion, to liquidate the securities held in the trust account at any time and instead hold all funds in the trust account in an interest bearing demand deposit account or as cash or cash items at a bank, which could further reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company as compared to what they would have received had the investments not been so liquidated. Were we to liquidate the Company, our securityholders would lose the investment opportunity associated with an investment in the target company with which we could have consummated an initial business combination. In addition, upon moving the funds from the trust account to a deposit account, we will maintain the cash items in bank accounts which, at times, may exceed federally insured limits as guaranteed by the Federal Deposit Insurance Corporation. While we intend to place our deposits in high-quality banks, only a small portion of the funds in our trust account will be guaranteed by the Federal Deposit Insurance Corporation.

We may not seek an opinion from an unaffiliated third party as to the fair market value of the target business we acquire.

We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance of the trust account unless our board of directors cannot make such determination on its own. We are also not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our shareholders from a financial point of view unless the target is affiliated with our sponsor, officer and directors or their affiliates. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, whose collective experience in business evaluations for blank check companies like ours is not significant. Furthermore, our officer and directors may have a conflict of interest in analyzing the transaction due to their personal and financial interests.

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The determination of the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering, there has been no public market for any of our securities. The public offering price of the units and the terms of the rights were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the ordinary shares and rights underlying the units, include:

However, although these factors will be considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we and our sponsor are incorporated under the laws of the Cayman Islands, and two of our officer and directors are located outside the United States, you may face difficulties in protecting your interests, and your ability to protect your interests, and your ability to protect your rights through the U.S. federal or state courts may be limited.

We and our sponsor are incorporated under the laws of the Cayman Islands. Our corporate affairs will be governed by our second amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the Companies Act and common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, and whilst the decisions of the English courts are of persuasive authority, they are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and some states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders’ derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a Cayman Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

We have been advised by Appleby, our Cayman Islands counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgement of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgement to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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In addition, it may be difficult for you to effect service of legal process against us or our officer and directors who reside outside the United States (namely, Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, who is a citizen and resident of the Hong Kong Special Administrative Region, and Mr. Hing Hui Ding, our independent director appointee, who is a citizen and resident of Malaysia). There may be significant legal and other obstacles in Hong Kong to providing information needed for regulatory investigations or litigation initiated by regulators outside Hong Kong, which could make it more difficult to conduct investigations or collect evidence within Hong Kong. Furthermore, courts in Hong Kong may recognize and enforce judgments from courts in other jurisdictions in accordance with Hong Kong laws based either on the ordinances of Hong Kong or common law principles. Currently, except for the arrangement with mainland China, Hong Kong has not entered into any multilateral convention or bilateral treaty regarding the recognition and enforcement of foreign court judgments nor is Hong Kong a party to any international treaties/conventions relevant to the enforcement of foreign court judgments, including with the United States or the Cayman Islands. Therefore, foreign judgments obtained from courts in the United States or the Cayman Islands can only be enforced in Hong Kong in accordance with common law principles, which entails issuing fresh proceedings in Hong Kong based on the foreign judgment. As a result, it may be more difficult to enforce, both in and outside the United States, judgments obtained in U.S. courts against Mr. Wong in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws, or to bring an original action before a Hong Kong court to enforce liabilities against these individuals based upon U.S. federal securities laws.

There is currently no statutory enforcement or treaty between the US and Malaysia providing for reciprocal recognition and enforcement of judgments of U.S. courts. Foreign judgments obtained in the United States may still be recognized and enforced in the courts of Malaysia through principles for the recognition of foreign judgments under common law. However, there are specific conditions that must be met for these foreign judgments to be enforceable.

These constraints may impact both the cost and time associated with legal proceedings in Malaysia. For more details, see “Enforceability of Civil Liabilities.” On the point of cost constraints, investors could face additional legal expenses (including hiring local attorneys and translators), travel costs for attending court proceedings, and other administrative charges. On the point of time constraint, investors may face time constraints due to legal delays, appeals, and the complexity of cases of pursuing such enforcement in Malaysia.

As a result of the above and the added costs and time required for effecting service of process, enforcing a judgment rendered by a U.S. court outside the United States or bringing an original action based on U.S. law in foreign courts, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our company, our sponsor, officer and directors than they would as public shareholders of a United States company.

After our initial business combination, it is possible that all or a majority of our officer and directors will live outside the United States and all of our assets will be located outside the United States. Therefore, you may experience difficulties in effecting service of legal process, enforcing judgments of U.S. courts, or bringing original actions outside the United States based upon U.S. federal securities laws against the combined company or its officer and directors, and you may not be able to enforce federal securities laws or your other legal rights.

After our initial business combination, it is possible that all or a majority of our officer and directors will live outside the United States and all of our assets will be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon the combined company or its officer and directors, or to enforce judgments obtained in U.S. courts against the combined company or its officer and directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. A judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may not be enforceable in or recognized by the courts of the jurisdictions where the combined company’s officer and directors reside, and the judicial recognition process may be time-consuming. It may be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the combined company or its officer and directors.  If the combined company is also incorporated in the Cayman Islands, the risks and uncertainties described in more detail under “— Because we and our sponsor are incorporated under the laws of the Cayman Islands, and two of our officer and directors are located outside the United States, you may face difficulties in protecting your interests, and your ability to protect your interests, and your ability to protect your rights through the U.S. federal or state courts may be limited” also will be applicable.

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If we consummate our business combination with a PRC target company, most of the combined company’s directors, officer, assets or business operations will be located in China, It is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. According to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us, our officer and directors, the combined company, or its officer and directors if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it may be difficult for you to enforce judgements of U.S. courts against us or our officer and directors who reside outside the United States In addition, under the PRC Civil Procedures Law, U.S. shareholders who seek to originate actions against us or our officer and directors in the PRC must first establish sufficient nexus to the PRC for a PRC court to have jurisdiction and meet other procedural requirements. However, it will be difficult for you to establish such nexus because we are incorporated under the laws of the Cayman Islands.

As a result of the above and the added costs and time required for effecting service of process, enforcing a judgment rendered by a U.S. court outside the United States or bringing an original action based on U.S. law in foreign courts, public shareholders may have more difficulty in protecting their interests in the face of actions taken by the combined company or its officer and directors than they would as public shareholders of a United States company.

If our initial business combination involves a company organized under the laws of a state of the United States, it is possible a 1% U.S. federal excise tax will be imposed on us in connection with redemptions of our ordinary shares after or in connection with such initial business combination.

On August 16, 2022, the Inflation Reduction Act of 2022 became law in the United States, which, among other things, imposes a 1% excise tax on the fair market value of certain repurchases of stock by publicly traded domestic corporations, including United States corporations and certain non-U.S. corporations treated as “surrogate foreign corporations”. The excise tax will apply to stock repurchases occurring on or after January 1, 2023. The amount of the excise tax payable is generally 1% of the fair market value of the shares of stock repurchased at the time of the repurchase, subject to certain exceptions and limitations. On April 9, 2024, the U.S. Department of the Treasury (the “U.S. Treasury”) issued proposed regulations relating to payment of excise tax, which may generally be relied upon by taxpayers until the regulations are finalized.

As an entity incorporated as a Cayman Islands exempted company, the 1% excise tax is not expected to apply to redemptions of our ordinary shares, absent any regulations and other additional guidance that may be issued in the future with retroactive effect.

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However, in connection with an initial business combination involving a company organized under the laws of the United States, it is possible that we domesticate and continue as a U.S. corporation, in which case it is possible that we will be subject to the excise tax with respect to any subsequent redemptions, including redemptions in connection with the initial business combination, that are treated as repurchases for this purpose (other than, pursuant to the proposed regulations from the U.S. Treasury, redemptions in complete liquidation of the company). In all cases, the extent of the excise tax that may be incurred will depend on a number of factors, including the fair market value of our shares redeemed, the structure of the initial business combination, the extent to which such redemptions could be treated as dividends and not repurchases, and the content of any final regulations and other additional guidance from the U.S. Treasury that may be issued and applicable to the redemptions. Issuances of stock by a repurchasing corporation in a year in which such corporation repurchases stock may reduce the amount of excise tax imposed with respect to such repurchase. The excise tax is imposed on the repurchasing corporation itself, not the stockholders from which stock is repurchased. The imposition of the excise tax as a result of redemptions in connection with the initial business combination could, however, reduce the amount of cash available to pay redemptions or reduce the cash contribution to the target business in connection with an initial business combination, which could cause the other shareholders of the combined company to economically bear the impact of such excise tax.

Because we must furnish our shareholders with financial statements of the target business prepared in accordance with U.S. GAAP or IFRS as issued by the IASB or reconciled to U.S. GAAP, we may not be able to complete an initial business combination with some prospective target businesses.

We will be required to provide historical and pro forma financial statement disclosure relating to our target business to our shareholders. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“U.S. GAAP”) or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. The financial statements may also be required to be prepared in accordance with U.S. GAAP for Form 8-K announcing the closing of an initial business combination, which would need to be filed within four business days after closing. These financial statement requirements may limit the pool of potential target businesses we may acquire.

Compliance with the Sarbanes-Oxley Act will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls and may require us to have such system audited by an independent registered public accounting firm. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. A target business may also not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our securities less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if within a three-year period, we issue non-convertible debt exceeding $1.0 billion or generate revenues exceeding $1.235 billion, or if we have been a public company for at least 12 months and the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make a comparison of our financial statements with another public company (which is neither an emerging growth company nor an emerging growth company opting out of using the extended transition period) difficult or impossible because of the potential differences in accountant standards used. We cannot predict if investors will find our shares less attractive because we may rely on these provisions. If some investors find our shares less attractive due to the reduced disclosure requirements applicable to us, there may be a less active trading market for our shares, and our share price may become more volatile.

An investment in this offering may involve adverse U.S. federal income tax consequences to U.S. investors.

An investment in this offering may involve adverse U.S. federal income tax consequences. For instance, there is a risk that an investor’s entitlement to receive payments in excess of the investor’s initial tax basis in our ordinary shares upon exercise of the investor’s conversion right or upon our liquidation of the trust account will result in constructive income to the investor, which could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Furthermore, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of the unit between the ordinary shares and rights included in the units could be challenged by the U.S. Internal Revenue Service (the “IRS”), or the courts. See “Taxation—U.S. Federal Income Taxation” for a summary of the material U.S. federal income tax consequences of an investment in our securities. In addition, the U.S. tax treatment of consideration received in respect of the rights is unclear. Prospective investors are urged to consult their own tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

We have also not sought a ruling from the IRS as to any U.S. federal income tax consequences described in this prospectus. The IRS may disagree with the descriptions of U.S. federal income tax consequences described herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described in this prospectus. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our securities, including the applicability and effect of state, local, or foreign tax laws, as well as U.S. federal tax laws.

We may qualify as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (i) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (ii) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the “Taxation—U.S. Federal Income Taxation—General”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception. Depending on the particular circumstances, the application of the start-up exception depends on the facts and circumstances and is subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. In addition, our PFIC status for any taxable year will not be determinable until after the end of such taxable year (or after the end of the start-up period, if later). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. If we determine we are a PFIC for any taxable year (of which there can be no assurance), we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our rights in any event. See “Taxation—U.S. Federal Income Taxation—U.S. Holders—Passive Foreign Investment Company Rules” for details. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules.

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Our initial business combination and our structure thereafter may not be tax-efficient to holders of our ordinary shares and rights. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.

Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to any requisite shareholder approval, we may structure our business combination in a manner that requires shareholders and/or rights holders to recognize gain or income for tax purposes, effect a business combination with a target company in another jurisdiction, or reincorporate in a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). We do not intend to make any cash distributions to shareholders or rights holders to pay taxes in connection with our business combination or thereafter. Accordingly, a shareholder or a rights holder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of the shares or rights received. In addition, shareholders and rights holders may be subject to additional income, withholding or other taxes with respect to their ownership of the combined company after our initial business combination.

In addition, we may effect a business combination with a target company that has business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by various taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.

The management following a business combination may be unfamiliar with the laws and regulations applicable to a U.S. public company, which could lead to various regulatory issues.

Following a business combination, our management will likely resign from their positions as officer of the company, and the management of the target business at the time of the business combination will remain in place. We cannot assure you that the management of the target business will be familiar with the laws and regulations applicable to a U.S. public company. If the management following a business combination is unfamiliar with these laws and regulations, they may have to expend time and resources becoming familiar with such laws and regulations. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect the operations of the combined company.

If restrictions on repatriation of earnings from the target business’ home jurisdiction to foreign entities are instituted, our business following a business combination may be materially negatively affected.

It is possible that following an initial business combination, the home jurisdiction of the target business may have restrictions on repatriations of earnings or additional restrictions may be imposed in the future. If they were, it could have a material adverse effect on our operations.

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Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by extraordinary events and the status of debt and equity markets.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by extraordinary events and the status of debt and equity markets. For example, the outbreak of the COVID-19 coronavirus over the past years resulted in a widespread health crisis, which has materially and adversely affected the economies and financial markets worldwide. Going forward, the continued concerns relating to COVID-19 or the occurrence of other extraordinary events, such as natural disasters and unusual weather conditions, power outages, pandemic outbreaks, terrorist acts, and global political events, may restrict travel, limit our ability to have meetings with potential investors, delay the negotiation among relevant parties, or lead to a prolonged economic downturn. If the disruptions posed by these extraordinary events or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected. Furthermore, our ability to consummate a business combination may be dependent on the ability to raise equity and debt financing, which, in turn, may be impacted by the occurrence of any extraordinary events.

We are currently experiencing a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability. Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by any negative impact on the global economy and capital markets resulting from any geopolitical tensions.

U.S. and global markets are experiencing volatility and disruption following the recent escalation of geopolitical tensions, such as the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict are highly unpredictable, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. We are continuing to monitor the situation in Ukraine and globally and assessing its potential impact on our business. Additionally, Russia’s prior annexation of Crimea, recent recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine and subsequent military interventions in Ukraine have led to sanctions and other penalties being levied by the United States, European Union and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) payment system, expansive ban on imports and exports of products to and from Russia and ban on exportation of U.S. denominated banknotes to Russia or persons located there. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds. Any of the above-mentioned factors could affect our ability to search for a target and consummate a business combination. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Because our board of directors may consummate our initial business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into our initial business combination with a target.

We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with the business combination. Consequently, if accepting all properly submitted redemption requests would cause fail to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into our initial business combination transaction with us.

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The ability of a large number of our shareholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If a large number of shares are submitted for redemption, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account to redeem such larger number of shares or arrange for additional third-party financing. If the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to the target or its shareholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the Class B ordinary shares results in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of our initial business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

If we seek shareholder approval of our initial business combination, all of our existing shareholders, including all of our officer and directors, have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Our sponsor, officer and directors, which will collectively own 21.92% of our issued and outstanding shares immediately after this offering (without giving effect to the shares underlying the rights that are being sold as part of the public units and private units and assuming that the underwriters’ over-allotment option is not exercised and that our sponsor, officer and directors do not purchase additional units or shares), have agreed to (i) vote all ordinary shares beneficially owned by them (whether acquired before, in, or after this offering) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction) and (ii) waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by it, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer). As a result, if we sought shareholder approval of a proposed transaction which would require an ordinary resolution under Cayman Islands law and our second amended and restated memorandum and articles of association, which requires the affirmative vote of a simple majority of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, we could need as little as 1,927,384 of our public shares (or approximately 29.0% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming that all issued and outstanding shares are voted, that the over-allotment option is not exercised, and that our sponsor, officer and directors do not purchase any units in this offering or units or shares in the after-market). Assuming that only the holders of one-third of our issued and outstanding ordinary shares, representing a quorum under our second amended and restated memorandum and articles of association vote their shares at a general meeting of the company, we will not need any public shares in addition to our insider shares to be voted in favor of an initial business combination in order to approve an initial business combination.

If we seek shareholder approval of our business combination, our sponsor, officer, directors, or their affiliates may elect to purchase shares from shareholders, in which case they may influence a vote in favor of a proposed business combination that you do not support and reduce the public “float” of our or the combined company’s securities.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, officer, directors or their affiliates may purchase shares or units from public shareholders in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, officer, directors, or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. In the event that our sponsor, officer, directors, or their affiliates purchase shares or units in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

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The purpose of any such transaction could be to (i) increase the likelihood of obtaining shareholder approval of the business combination, (ii) reduce the number of public shares or units outstanding and/or increase the likelihood of approval on any matters submitted to the public unitholders for approval in connection with our initial business combination or (iii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. See “Proposed Business — Effecting Our Initial Business Combination — Permitted purchases of our securities by our affiliates” for a description of how our sponsor, officer, directors, or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the number of beneficial holders of our securities may be reduced, which may make it difficult for us to maintain the quotation, listing or trading of our securities on a national securities exchange or for the combined company to obtain the quotation, listing or trading of its securities on a national securities exchange. Under the Nasdaq Capital Market’s continued listing rules, we are required to have at least 500,000 shares not held directly or indirectly by an officer, director or any person who is the beneficial owner of more than 10 percent of the total shares outstanding, and the market value of such shares must be at least $1 million. If the combined company were to seek listing on the Nasdaq Capital Market, it must have at least 1,000,000 shares that are (i) not held directly or indirectly by an officer, director or any person who is the beneficial owner of more than 10 percent of the total shares outstanding and (ii) are not subject to resale restrictions for any reason, and the market value of such shares must be at least $5 million under the “Net Income Standard” or  $15 million under the “Equity Standard” or the “Market Value of Listed Securities Standard.”

There is no limit on the number of shares our sponsor, officer, directors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or units in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. In addition, our sponsor, officer, directors, or any of their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

It is intended that, if Rule 10b-18 would apply to purchases by sponsor, officer, directors, or their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Additionally, in the event our sponsor, officer, directors, or their affiliates were to purchase shares or units from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, officer, directors, or their affiliates may purchase shares or units from public shareholders outside the redemption process, along with the purpose of such purchases;

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•	if our sponsor, officer, directors, or their affiliates were to purchase shares or units from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

•	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, officer, directors, or their affiliates would not be voted in favor of approving the business combination transaction;

•	our sponsor, officer, directors, or their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

o	the amount of our securities purchased outside of the redemption offer by our sponsor, officer, directors, or their affiliates, along with the purchase price;

o	the purpose of the purchases by our sponsor, officer, directors, or their affiliates;

o	the impact, if any, of the purchases by our sponsor, officer, directors, or their affiliates on the likelihood that the business combination transaction will be approved;

o

the identities of our security holders who sold to our sponsor, officer, directors, or their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, officer, directors, or their affiliates; and

o	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the initial business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Since our board of directors may complete an initial business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the initial business combination, unless we seek such shareholder vote. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, you may be forced to sell your public shares, potentially at a loss, to liquidate your investment.

Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of: (i) the completion of our initial business combination within the required period; (ii) our redemption of public shares if we have not completed an initial business combination within the required period; (iii) our redemption of public shares in connection with an amendment to our second amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision of our second amended and restated memorandum and articles of association relating to the rights of public shareholders; and (iv) our liquidation. In no other circumstances will a shareholder have any right or interest of any kind to the funds in the trust account. Holders of rights will not have any right to the proceeds held in the trust account with respect to the rights. Accordingly, to liquidate your investment, you may be forced to sell your public shares, potentially at a loss.

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We may be limited to the funds held outside of the trust account to fund our search for target businesses, to pay our tax obligations and expenses, and to complete our initial business combination.

Of the net proceeds of this offering, $1,251,000 is anticipated to be available to us initially outside the trust account to fund our working capital requirements and cover expenses. Especially if the over-allotment option is exercised in full, we may not have sufficient funds available with which to structure, negotiate or close our initial business combination or pay our expenses. In such event, we would need to borrow funds from our sponsor, officer, directors or their affiliates to operate or may be forced to liquidate. Our sponsor, officer, directors and their affiliates are under no obligation to loan us any funds. If we are unable to obtain the funds necessary, we may be forced to cease searching for a target business and may be unable to complete our initial business combination.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the next 12 months, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 12 months, assuming that our initial business combination is not consummated during that time. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may only receive a pro rata portion of the amount then in the trust account (which may be less than $10.00 per share) (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption.

Subsequent to the consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges.

Even if we conduct thorough due diligence on a target business with which we combine, this diligence may not reveal all material issues that may be present inside a particular target business, uncover all material issues through a customary amount of due diligence, or ensure that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

Our directors may decide not to enforce indemnification obligations against our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine on our behalf whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors, in exercising their business judgment, may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations on our behalf, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

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Because we have not selected a particular business or specific geographic location or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

While we may pursue an acquisition opportunity in any business industry or sector, we intend to initially focus on those industries or sectors that complement our officer’s and directors’ background. Except for the limitations that a target business has a fair market value of at least 80% of the value of the trust account and that we are not permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Because we have not yet identified or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or development-stage entity. Although our officer and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors, or we will not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. In addition, investors will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of a particular target business. An investment in our shares may not ultimately prove to be more favorable to investors than a direct investment if such opportunity were available in an acquisition target.

We may seek investment opportunities outside our management’s area of expertise and our management may not be able to adequately ascertain or assess all significant risks associated with the target company.

There is no limitation on the industry or business sector that we may consider when contemplating our initial business combination. We may, therefore, be presented with a business combination candidate in an industry unfamiliar to our officer and directors, but determine that such candidate offers an attractive investment opportunity for our company. In the event we elect to pursue an investment outside of our management’s expertise, our management’s experience may not be directly applicable to the target business or their evaluation of its operations.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce our initial business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law or Nasdaq, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and our rights will expire worthless.

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Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating our initial business combination, may cause management to enter into an acquisition agreement that is not in the best interest of our shareholders.

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account at the time of the agreement to enter into such initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial business combination, may cause management to enter into an acquisition agreement that is not in the best interest of our shareholders, which would be the case if the trading price of our ordinary shares after giving effect to such business combination was less than the per-share trust liquidation value that our shareholders would have received if we had dissolved without consummating our initial business combination.

Resources could be wasted in researching acquisitions that are not consummated.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for multiple reasons, some of which are beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on share redemption, and the rights will expire worthless.

We may attempt to consummate our initial business combination with a private company about which little information is available.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

We may not be able to maintain control of a target business after our initial business combination.

We may structure our initial business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such business combination if we will become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes) or are otherwise not required to register as an investment company under the Investment Company Act or to the extent permitted by law we may acquire interests in a variable interest entity, in which we may have less than a majority of the voting rights in such entity, but in which we are the primary beneficiary. Even though we may own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the combined company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

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Risks Associated with Acquiring and Operating a Business Outside of the United States

We may effect a business combination with a company located outside of the United States and, if we do so, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

If we consummate a business combination with a target business located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ governing jurisdiction, including any of the following:

•	rules and regulations or currency redemption or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles than in the United States;

•	inflation;

•	economic policies and market conditions;

•	unexpected changes in regulatory requirements;

•	challenges in managing and staffing international operations;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	protection of intellectual property;

•	employment regulations; and

•	deterioration of political relations with the United States.

We cannot assure you that we will be able to adequately address these additional risks. If we were unable to do so, our operations would suffer.

Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect our initial business combination, it may result in a negative impact on our business.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

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For example, the Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (2024 Revision), or the ITC, came into force in the Cayman Islands introducing certain economic substance requirements for Cayman Islands tax resident companies which are engaged in certain “relevant activities.” However, it is not anticipated that the company itself will be subject to any such requirements prior to any business combination and thereafter the company may still remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the ITC will have little material impact on the company or its operations, as the legislation is new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on the company.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars.

If you are a U.S. holder of our ordinary shares, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

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After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

After our initial business combination, substantially all of our assets may be located in another foreign country and substantially all of our revenue may be derived from our operations in such country. The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Many of the economies in Asia are experiencing substantial inflationary pressures, which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability following our initial business combination.

While many of the economies in Asia have experienced rapid growth over the last two decades, they currently are experiencing inflationary pressures. As governments take steps to address the current inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth. Because we are not limited to any specific industry, the ultimate industry that we operate in may be affected more severely by such a slowing of economic growth.

Many industries in Asia are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates.

Governments in many Asian countries have imposed regulations that limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in certain industries. As a result, the number of potential acquisition candidates available to us may be limited or our ability to grow and sustain the business, which we ultimately acquire will be limited.

If a country in Asia enacts regulations in industry segments that forbid or restrict foreign investment, our ability to consummate our initial business combination could be severely impaired.

Many of the rules and regulations that companies face concerning foreign ownership are not explicitly communicated. If new laws, regulations, rules or policies forbid or limit foreign investment in industries in which we want to complete our initial business combination, they could severely impair our candidate pool of potential target businesses. Additionally, if the relevant central and local authorities find us or the target business with which we ultimately complete our initial business combination to be in violation of any existing or future laws, regulations, rules or policies, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking our business and other licenses;

•	requiring that we restructure our ownership or operations; and

•	requiring that we discontinue any portion or all of our business.

Any of the above could have an adverse effect on our company post-business combination and could materially reduce the value of your investment.

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Corporate governance standards in Asia may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business.

General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far enough to prevent improper business practices. Therefore, shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process also may result in inadequate credit evaluation and weakness that may precipitate or encourage financial crisis. In our evaluation of a business combination, we will have to evaluate the corporate governance of a target and the business environment, and in accordance with United States laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and financial results.

Risks Associated with Acquiring and Operating a Business in China

Throughout this section, the term “combined company” refers to the combined company following our initial business combination with a company located or doing business in China. The use of the term “operate” and “operations” includes the process of searching for a target business and conducting related activities.

While we do not believe any permission or approval from PRC government authorities is required for this offering, the listing of our securities on Nasdaq, or our business operations related to this offering or our initial business combination, we cannot assure you that the relevant PRC government authorities will not take a contrary view or that they will not require us to obtain such permission or approval in the future.

Based We have been closely monitoring regulatory developments in China regarding permission or approval that is required from the CSRC or other PRC governmental authorities for overseas listings. Based on our management’s understanding of the current PRC laws, regulations, rules, policies and local market practices, we are not aware of any PRC laws and regulations in force explicitly requiring a Cayman Islands blank check company that does not hold any equity interest in any PRC company or has any business operations in China to obtain permission or approval from any PRC authority to offer securities to foreign investors, list on a U.S. stock exchange, or engage in daily operational activities related to this offering or our initial business combination, regardless whether such company is controlled by, or has officers or directors who are, a PRC citizen and/or resident. In addition, we, our sponsor, and our officer and directors have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering, our listing on Nasdaq or our business operations from any PRC governmental authority. Therefore, we believe that no permission or approval from any PRC government authority is required for this offering, the listing of our securities on Nasdaq, or our business operations related to this offering and the consummation of our initial business combination. Accordingly, we have not applied for (or been denied) any permissions or approval by PRC governmental authorities.

Based on our management’s understanding of the current PRC laws, regulations, rules, policies and local market practices, existing PRC laws and regulations that govern the approval, clearance or filing requirements for overseas listings are (i) the Rules on the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by the CSRC and certain other PRC governmental authorities, which became effective on September 8, 2006 and was most recently amended on June 22, 2009, (ii) the Revised Cybersecurity Review Measures issued by the CAC and certain other PRC governmental authorities, which became effective on February 15, 2022, and (iii) the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies issued by the CSRC, which became effective on March 31, 2023.

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The M&A Rules, among other things, require an offshore special purpose vehicle formed for the purpose of an overseas listing of securities in a PRC domestic company to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. As of the date of this prospectus, the CSRC currently has not issued any definitive rule or interpretation concerning whether an offering like this offering is subject to the M&A Rules, and, to our knowledge, the CSRC has not required any other Cayman Islands-incorporated blank check company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities in an to-be-determined industry or geographic region to obtain its approval prior to the offering and listing of such company’s securities on a foreign stock exchange. Because we were not formed for the purpose of an overseas listing of securities in a PRC domestic company, we have not selected any business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target, we believe we are not subject to the approval requirement under the M&A rules. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules and the CSRC approval requirement to offshore special purpose vehicles.

Pursuant to the Revised Cybersecurity Review Measures, (i) operators of critical information infrastructure that intend to purchase network products and services and online platform operators that conduct data processing activities, in each case that affect or may affect national security, and (ii) operators of network platforms seeking listing abroad that are in possession of more than one million users’ personal information must apply for a cybersecurity review. Because we are a Cayman Islands blank check company with no subsidiary or operations (except for organizational activities and activities related to this offering and, following the closing of this offering, searching for a suitable target to consummate an initial business combination), we believe that we are not required to go through a cybersecurity review before we can list our securities on Nasdaq. However, if we are required to go through a cybersecurity review, we face uncertainties as to whether we will be able to timely complete the review, or at all, and this offering may be delayed or abandoned as a result. Compliance with the Revised Cybersecurity Review Measures will also require additional costs and expenses. Failure to comply with the Revised Cybersecurity Review Measures when required could result in government enforcement actions or investigations and imposition of sanctions, fines or penalties, which could materially and adversely affect our business, financial condition and results of operations, restrict our search for a potential target company, severely hinder our ability to consummate our initial business combination, and cause the value of our securities to decline significantly or become worthless.

On February 17, 2023, the CSRC, as approved by the State Council, released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines, or the Trial Administrative Measures. Further, on May 16, 2023 and May 6, 2024, the CSRC released the sixth and the seventh supporting guideline. The Trial Administrative Measures took effect on March 31, 2023. Pursuant to these rules, a PRC domestic company, which includes (i) any PRC company limited by shares and (ii) any offshore company that conducts its business operations primarily in mainland China and contemplates to offer or list its securities in an overseas market based on its onshore equities, assets, income or similar interests, that seek to directly or indirectly offer or list its securities in an overseas market is required to complete record filing procedures and report relevant information to the CSRC as required within three business days after submitting their listing application documents to the relevant regulatory authority in the place of intended listing. Under the Trial Administrative Measures, if an issuer meets both of the following conditions, its offering and listing shall be determined as an “indirect overseas offering and listing by a Chinese company” and is therefore subject to the filing requirements: (i) any of the revenue, profits, total assets or net assets of the domestic companies in the most recent financial year account for more than 50% of the corresponding data in the issuer’s audited consolidated financial statements for the same period; and (ii) the key link of its business operations are conducted in mainland China or its principal place of business is located in the mainland China, or the majority of senior management in charge of business operations are Chinese citizens or have domicile in the PRC. When determining whether an offering and listing shall be deemed as an “indirect overseas offering and listing by a Chinese company,” the principle of “substance over form” shall be followed. Failure to complete such filing may subject a PRC domestic enterprise to an order of rectification, a warning or a fine between RMB1 million and RMB10 million. Issuers who are subject to the initial filing requirements are also required to file subsequent reports with the CSRC upon the occurrence of material events, such as change of control or delisting. In addition, pursuant to the Trial Administrative Measures, the overseas offering and listing by a PRC company is prohibited under any of the following circumstances, if (i) it is explicitly prohibited by PRC laws; (ii) it may constitute a threat to or endanger national security as determined by competent PRC authorities; (iii) the domestic enterprises and their controlling shareholders and actual controllers have committed certain criminal offenses in the past three years and there is still no explicit conclusion; (iv) the domestic enterprises are currently under investigations in connection with suspicion of having committed criminal offences or material violations of applicable laws and regulations; or (v) there is material ownership disputes over the shareholdings held by the controlling shareholder or the shareholder under the control of the controlling shareholder or the actual controllers.

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Because we are a Cayman Islands-incorporated company with no operation, assets or subsidiary in China, we believe that we are not subject to the filing requirements under the Trial Administrative Measures. However, as of the date of this prospectus, significant uncertainties exist regarding the interpretation and implementation of the Trial Administrative Measures. Therefore, we cannot assure you that the CSRC will not require us to complete the relevant filing procedures before we can offer our securities to foreign investors or list our securities on Nasdaq or that the CSRC will not, after this offering and the listing of our securities on Nasdaq, impose sanctions, fines or penalties for failing to comply with the Trial Administrative Measures. If we are required to complete the filing procedures required under the Trial Administrative Measures before the consummation of this offering, it is uncertain how long it will take us to complete such filing procedures, and this offering may be delayed or abandoned as a result. Compliance with the Trial Administrative Measures will also require additional costs and expenses. Failure to comply with the Trial Administrative Measures when required could result in government enforcement actions or investigations and imposition of sanctions, fines or penalties, which could materially and adversely affect our business, financial condition and results of operations, restrict our search for a potential target company, and severely hinder our ability to consummate our initial business combination, and cause the value of our securities to decline significantly or become worthless.

However, no PRC legal counsel has been retained for the purpose of this offering, and our belief that no permission or approval from any PRC government authority is required for this offering, the listing of our securities on Nasdaq, or our business operations related to this offering and the consummation of our initial business combination is not based on the advice of any PRC counsel. Therefore, we cannot assure you that our management’s understanding is correct or that relevant PRC government authorities will not take a contrary view.

In addition, any future changes to existing laws, regulations, rules, policies and their interpretations or enforcement, which may be adopted with little advance notice, or any future action that the PRC government may take at any time, may require us to obtain permission or approval from the PRC government in order to offer securities to foreign investors, list or continue to on a U.S. stock exchange, or engage in daily operational activities related to this offering or our initial business combination. For more details on such uncertainties, see “—Uncertainties in the interpretation and enforcement of PRC laws, regulations and policies, some of which are vague or newly adopted, could limit the legal protections available to investors and our company, make it more difficult for us to consummate this offering or our initial business combination, and materially and adversely affect our PRC target company’s or the combined company’s business and results of operations and the value of our or the combined company’s securities” and “—The PRC government has significant control over Chinese companies’ operations and their ability to make or accept foreign investments, list on a U.S. stock exchange or make cross-border cash transfers, and it may seek to influence, intervene with, or exert more control over our, the PRC target company’s, or the combined company’s operations at any time.”

In the event that we are required to obtain such permission or approval, it is uncertain when, whether, and how costly it will be for us to do so and how our compliance efforts may affect our business, financial condition and results of operations, and this offering may be delayed or abandoned as a result. Failure to obtain such permission or approval could result in government enforcement actions or investigations and imposition of sanctions, fines or penalties, significantly limit or completely hinder our ability to offer our securities to investors, list in the U.S., or conduct our business operations related to this offering, and cause the value of our securities to decline significantly or become worthless. Even when such permission or approval is obtained, uncertainties remain whether it will be denied or rescinded.

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Uncertainties in the interpretation and enforcement of PRC laws, regulations and policies, some of which are vague or newly adopted, could limit the legal protections available to investors and our company, make it more difficult for us to consummate this offering or our initial business combination, and materially and adversely affect our PRC target company’s or the combined company’s business and results of operations and the value of our or the combined company’s securities.

Ms. Han Huang, the sole beneficial owner of our sponsor, is a citizen and resident of the PRC. Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, is a citizen and resident of the Hong Kong Special Administrative Region. Mr. David Zhang, our independent director appointee, is a citizen of the PRC and a permanent resident of the United States. Therefore, we may be subject to risks and uncertainties in the interpretation and enforcement of PRC laws, regulations and policies, even as a Cayman Islands blank check company that does not hold any equity interest in any PRC company or operate any business in China. Our PRC target company and the combined company are also subject to such risks and uncertainties.

The PRC legal system is based on written statutes. These laws and regulations are sometimes vague, and there are substantial uncertainties regarding their interpretation and application. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past several decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China. However, the PRC legal system continues to rapidly evolve. Many laws, regulations and policies are relatively new, and changes to laws, regulations and policies in China and their interpretation and enforcement can be made quickly with little advance notice. Therefore, the interpretations of these laws, regulations and policies are not always uniform, and the enforcement of these laws, regulations and rules involves uncertainties.

Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, a company may not be aware of its violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of a company’s contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect its business and impede its ability to continue its operations.

If we effect our initial business combination with a business located in the PRC, most of the material agreements of the PRC target company, the combined company and their subsidiaries relating to business operations likely will be governed by PRC law. We cannot assure you that these entities will be able to enforce their legal rights under these material agreements or that remedies will be available in this jurisdiction. From time to time, we, our PRC target company and the combined company may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, and the judiciary in the PRC may be relatively inexperienced in enforcing corporate and commercial law. As a result, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection companies enjoy than in more developed legal systems. In addition, to the extent that our target business’s material agreements are with governmental agencies in the PRC, we may not be able to enforce or obtain a remedy from such agencies due to sovereign immunity. The inability to enforce or obtain a remedy under these agreements could result in a significant loss of business, business opportunities or capital.

The risk that PRC laws, regulations, policies and their interpretation and enforcement can change quickly with little advance notice, along with the risk that the Chinese government may, at any time, seek to influence, intervene with, or exert more control over our, our PRC target company’s or the combined company’s operations, overseas offerings and/or foreign investment could limit the legal protections available to investors and our company, make it more difficult for us to consummate this offering or our initial business combination, and materially and adversely affect our PRC target company’s or the combined company’s business and results of operations and the value of our or the combined company’s securities.

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The PRC government has significant control over Chinese companies’ operations and their ability to make or accept foreign investments, list on a U.S. stock exchange or make cross-border cash transfers, and it may seek to influence, intervene with, or exert more control over our, the PRC target company’s, or the combined company’s operations at any time.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the PRC economy through regulation and state ownership. Government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy, or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require a company to divest of any interest it then holds in Chinese businesses or properties. The Opinions on Strictly Cracking Down on Illegal Securities Activities According to Law issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on July 6, 2021 further (i) emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by China-based companies and (ii) called for the implementation of effective measures, such as promoting the development of relevant regulatory systems, to deal with the risks and incidents faced by China-based overseas-listed companies, and risks related to cybersecurity and data privacy protection.

With little advance notice, the central or local PRC governments may enact new laws, regulations, rules, and policies, adopt new amendments to or interpretations of existing laws, regulations, rules, and policies, or otherwise change how laws, regulations, rules, and policies are enforced. These changes, including those relating to securities, taxation, environmental regulations, land use rights, property and other matters, may result in stricter regulatory requirements, require additional expenditures and efforts by us, our PRC target company or the combined company to ensure compliance with the applicable laws, regulations, rules, and policies, impose penalties for failure to comply, or otherwise harm our ability to consummate a business combination and the business operations of our PRC target company or the combined company in China.

In addition, we, our PRC target company or the combined company may be subject to various regulatory interference from the central or local regulatory entities, including various municipal agencies and government sub-divisions. The Chinese government may also intervene with or influence our search for a target business or the completion of an initial business combination at any time through our sponsor or our officer and directors who are based in or have significant ties to China. If the PRC government initiates an investigation into us alleging our violation of securities laws, cybersecurity laws, antitrust laws, or any other laws, regulations, rules or policies in China in connection with this offering, our search for a business combination target or our initial business combination, we may have to spend additional resources and incur additional time delays to comply with the applicable laws and regulations or otherwise face consequences for non-compliance, and our business operations will be materially and adversely affected.

Any new laws, regulations, rules, policies, or actions by the PRC government could (i) cause us to fail to complete this offering or other subsequent overseas offerings, list or continue to list on a U.S. stock exchange, or consummate our initial business combination within the required period, (ii) result in a material adverse change in the business operations of our company, our PRC target company or the combined company, (iii) significantly limit or completely hinder our PRC target company’s or the combined company’s ability to offer securities to foreign investors or list on a U.S. stock exchange, and (iv) cause the value of our or the combined company’s securities to significantly decline or become worthless.

Changes in China’s economic, social, political and legal conditions could have a material adverse effect on us, our PRC target company or the combined company.

If our initial business combination target is a PRC company with operations in China, its business, prospects, financial condition and results of operations may be influenced to a significant degree by economic, social, political and legal developments and conditions in China generally. If, after our initial business combination, substantially all of the combined company’s assets will be located in China and substantially all of its revenue will be derived from its operations there, its results of operations and prospects will be subject, to a significant extent, to the economic, social, political and legal developments and conditions in China as well.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies. For more details on related risks, see “— The PRC government has significant control over Chinese companies’ operations and their ability to make or accept foreign investments, list on a U.S. stock exchange or make cross-border cash transfers, and it may seek to influence, intervene with, or exert more control over our, the PRC target company’s, or the combined company’s operations at any time.”

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While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and such growth may not be sustained in the future. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, the PRC target company’s and the combined company’s financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the PRC government has implemented certain measures that may cause decreased economic activity in China, including interest rate increases, to control the pace of economic growth. Since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for the products and services of our PRC target company or the combined company and materially and adversely affect such company’s business and results of operations, which may in turn affect our ability to find an attractive target business with which to consummate our initial business combination and cause the trading price of our or the combined company’s securities to decrease significantly.

If we decide to consummate our initial business combination with a PRC target company, we, the PRC target company or the combined company may need to obtain prior permission or approval from the relevant PRC government authorities, and the complex procedures under various PRC laws and regulations make it more difficult for us to consummate our initial business combination within the required period.

Investment activities in mainland China by foreign investors are principally regulated by (i) the Foreign Investment Law of the People’s Republic of China (the “Foreign Investment Law”), which was adopted by the National People’s Congress on March 15, 2019 and became effective on January 1, 2020, (ii) the Catalog of Industries for Encouraging Foreign Investment, or the Encouraging Catalog, and (iii) the Negative List, each of which was promulgated and are amended from time to time by the MOFCOM and the NDRC. Any industry not listed on the Negative List, the latest version of which became effective on November 1, 2024, is a permitted industry and generally accessible to foreign investment unless specifically prohibited or restricted by any PRC laws, regulations, rules or policies. Since January 1, 2022, PRC domestic enterprises engaging in businesses in which foreign investment is prohibited are required under the Negative List to obtain approval from relevant government authorities before offering and listing their shares on an overseas stock exchange.

The M&A Rules, which first became effective on September 8, 2006 and was most recently amended on June 22, 2009, require an offshore special purpose vehicle formed for the purpose of an overseas listing of securities in a PRC company to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Under the M&A Rules, MOFCOM must be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a renowned trademark or a time-honored brand. The CSRC published on its official website procedures specifying documents and materials required to be submitted to it by special purpose vehicles seeking CSRC’s approval of overseas listings, such as economic data concerning a transaction, appraisals of the business to be acquired, and evaluations of the acquirer that will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. The M&A Rules also allow government agencies scrutinize the economics of an acquisition transaction and require consideration in a transaction to be paid within certain time limits. As a results, if the M&A Rules are deemed to be applicable to us, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules and the CSRC approval requirement to offshore special purpose vehicles.

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The M&A Security Review Rules, effective on September 1, 2011, provide that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM. The M&A Security Review Rules also prohibit any attempt to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.

The Measures for the Security Review of Foreign Investment, which became effective on January 18, 2021 and were issued to implement the mandate under the National Security Law of China that China would establish rules and mechanisms to conduct national security reviews of foreign investments in China that may impact national security and the mandate under the Foreign Investment Law that China will establish a security review system for foreign investments, provide that foreign investors or the relevant parties in China shall proactively report to the Office of the Working Mechanism any foreign investment in, among other sectors, important information technology and key technology that involve national security concerns and result in the foreign investor’s acquisition of actual control of the enterprise invested in before making such investment.

In addition, a PRC target company that is an operator of network platforms that is in possession of more than one million users’ personal information must apply for a cybersecurity review required under the Revised Cybersecurity Review Measures before the combined company can list its securities on a foreign stock exchange. For more details on the Revised Cybersecurity Review Measures, see “— While we do not believe any permission or approval from PRC government authorities is required for this offering, the listing of our securities on Nasdaq, or our business operations related to this offering or our initial business combination, we cannot assure you that the relevant PRC government authorities will not take a contrary view or that they will not require us to obtain such permission or approval in the future.” The PRC Personal Information Protection Law also imposes restrictions on transfers of personal data outside the PRC, which may impede our ability to conduct appropriate due diligence on the PRC target and delay the consummation of our business combination.

Furthermore, if our initial business combination with one or more PRC target companies involves a concentration of business operators, we must file with the antitrust authority under the PRC State Council prior to engaging in the contemplated business combination and, to the extent required by the PRC Antitrust Law and the criteria established by the State Council. If the antitrust authority decides not to further investigate whether the contemplated business combination has the effect of precluding or impeding competition or fails to make a decision within 30 days from receipt of relevant materials, we may proceed to consummate the contemplated business combination. If the antitrust authority decides to prohibit the contemplated business combination after further investigation, we must terminate such business combination and would then be forced to either attempt to complete a new business combination within the required period, or we would be required to return any amounts which were held in the trust account to our shareholders. When we evaluate a potential business combination, we will consider the need to comply with the PRC Antitrust Law and other relevant regulations, which may limit our ability to effect an acquisition or may result in our modifying or not pursuing a particular transaction.

Regardless of the industry in which our PRC target company operates or the nature of its business, it is expected that the PRC target company or the post-combination listing entity will be required to complete the filing requirements under the Trial Administrative Measures before it will be allowed to consummate a business combination with us. For more details on the Trial Administrative Measures, see “— While we do not believe any permission or approval from PRC government authorities is required for this offering, the listing of our securities on Nasdaq, or our business operations related to this offering or our initial business combination, we cannot assure you that the relevant PRC government authorities will not take a contrary view or that they will not require us to obtain such permission or approval in the future.”

Substantial uncertainties still exist with respect to the interpretation and implementation of the abovementioned laws and regulations and how they may impact our ability to pursue a business combination with a PRC target company. If we begin our business combination process with a PRC target company, we expect to retain a PRC legal counsel who will advise us, and provide its opinion of counsel relating to, the applicable approval, review and filing requirements for the business combination. However, we cannot assure you that the PRC legal counsel will reach the same conclusion as the in-charge PRC government authorities. In addition, compliance with these laws and regulations also require additional time, costs and expenses, and it is uncertain whether the PRC target company or post-combination listing entity will be able to obtain such approval and complete such review and/or filing procedures, if required, on a timely manner, or at all. As a result, it may require more time, more effort and more resources to identify a suitable target in China and to consummate an initial business combination, and we may fail to consummate an initial business combination within the required period on terms favorable to our shareholders, or at all. If we completed a business combination without having obtained the required approval or completed the required review or filing process, the combined company may be subject to government enforcement actions or investigations and imposition of sanctions, fines or penalties, which could materially and adversely affect its business, financial condition and results of operation and trading price of its securities.

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Any future changes to existing laws, regulations, policies and their interpretations or any future action taken by the PRC government may also subject our initial business combination to additional permission or approval requirements. it is uncertain when, whether, and how costly it will be for us, our PRC target company, or post-combination listing entity to meet the requirements under any new permission, approval, review or filing requirements that may become applicable with respect to our initial business combination, and we may fail to complete an initial business combination within the required period, which could result in government enforcement actions or investigations and imposition of sanctions, fines or penalties, which could materially and adversely affect our, the target company’s or the combined company’s business, financial condition and results of operations, severely hinder our ability to consummate our initial business combination, and cause the value of our or the combined company’s securities to decline significantly or become worthless. Even when such permission or approval is obtained, uncertainties remain whether it will be denied or rescinded.

Trading in the combined company’s securities may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the combined company’s auditor. The delisting of such securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive investors with the benefits of such inspections

The HFCAA was enacted on December 18, 2020. Under the HFCAA, every year, the SEC is required to identify Commission-Identified Issuers that file annual reports with financial statements audited by an auditor located in a foreign jurisdiction where the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by a foreign authority. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol (“SOP”) with the CSRC and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law. Pursuant to the SOP, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

On December 29, 2022, the AHFCAA was signed into law. Under the AHFCAA, once a company is identified as a Commission-Identified Issuer for two consecutive years, the SEC must apply certain trading prohibitions to that Commission-Identified Issuer’s securities. In addition, all Commission-Identified Issuers are listed on the SEC website at www.sec.gov/HFCAA, and each Commission-Identified Issuer must provide certain disclosures to investors and the SEC for each year it is identified as a Commission-Identified Issuer. For foreign issuers that are Commission-Identified Issuers, the required disclosures include the percentage of shares owned by foreign government entities, whether government entities in the foreign jurisdiction control the issuer, identification of all Chinese Communist Party officials who are on the board of the issuer or the operating entity for the issuer, and whether the issuer’s articles of incorporation contain any “charter” of the Chinese Communist Party.

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Our auditor, Enrome LLP, the independent registered public accounting firm of our company, is headquartered in Singapore, registered with the PCAOB and subject to PCAOB inspection and was not identified in the Determination Report as a firm subject to the PCAOB’s determinations. However, if we decide to consummate our initial business combination with a PRC target company, it is uncertain whether the PCAOB will be able to inspect or investigate completely the combined company’s auditor. If the PCAOB determines that it is unable to do so because of a position taken by an authority in mainland China or Hong Kong, the combined company will be identified by the SEC as a Commission-Identified Issuer, and the SEC will be required to prohibit the trading of the combined company’s securities on a national securities exchange and in the over-the-counter market once the Commission-Identified Issuer identification has been made for two consecutive years. The delisting of such securities, or the threat of their being delisted, may substantially limit the combined company’s access to the U.S. capital markets and ability to raise capital on acceptable terms, or at all, result in a material adverse effect on its business, financial condition and prospects, impair your ability to sell or purchase the combined company’s securities when you wish to do so, and cause the value of its securities to decline significantly or become worthless.

Additionally, the lack of access to the PCAOB inspection prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors. The inability of the PCAOB to conduct inspections of auditors makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections. As a result, investors may be deprived of the benefits of such PCAOB inspections, which could cause investors to lose confidence in the combined company’s audit procedures and reported financial information and the quality of such financial statements.

Future developments in respect of increased U.S. regulatory access to audit information are uncertain. The PCAOB, SEC, Nasdaq or other regulatory authorities may apply additional and more stringent criteria to the combined company after considering the effectiveness of the relevant auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of the combined company’s financial statements. Any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create uncertainty for investors, adversely affect the market price of the combined company’s securities, cause the delisting of such securities, or require us or the combined company to engage a new audit firm, which would require significant expense and management time.

Litigation and related negative publicity surrounding China-based companies listed in the United States could have a material adverse effect on the combined company.

We believe that litigation and related negative publicity surrounding companies with operations in China that are listed in the United States have negatively impacted stock prices for these companies. Various equity-based research organizations have published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny of the assets and operations of the combined company in China, if any, regardless of merit, also could result in a diversion of management resources and energy, potential costs to defend itself against rumors, decreases and volatility in the trading price of the combined company’s securities, and increased directors’ and officer’s insurance premiums and could have an adverse effect upon the business, results of operations, financial condition, cash flows and prospects of the combined company.

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If our proposed business combination or the combined company become directly subject to the recent scrutiny, criticism and negative publicity involving US-listed Chinese companies, we or the combined company may have to expend significant resources to investigate and resolve the matter, which could harm our chances of completing our initial business combination within the required period and the combined company’s business, reputation and financial condition, and cause the value of our or the combined company’s securities to significantly decline or become worthless.

In recent years, U.S. public companies that have substantially all of their operations in China have been subjected to intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on the combined company and our business combination process. If our proposed business combination or the combined company become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we or the combined company will have to expend significant time and resources to investigate such allegations and/or defend against these allegations, our chances of completing our initial business combination within the required period and the combined company’s business, reputation and financial condition could be significantly harmed, and the value of our or the combined company’s securities could significantly decline or become worthless.

If the PRC government deems that the contractual arrangements in relation to the combined company and its VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

If our PRC target company operates in certain industries where foreign investment is restricted, it or the combined company may not be able to operate its business in China through direct subsidiaries but would rather be required to adopt a corporate structure under which the combined company, through contractual arrangements among (i) its PRC subsidiaries that are holding companies, (ii) VIEs that are operating companies and (iii) the VIEs’ shareholders, will exercise effective control over the VIEs’ operating activities and bear the risks, and enjoy the rewards, associated with ownership of the VIEs. In that case, shareholders of the combined company will not, and may never, directly own equity interest in the VIEs but will instead hold equity interest in a holding company that does not have any business operations. Under the VIE arrangement, the dividends or other distributions to be paid by the combined company’s PRC subsidiaries to the combined company will depend on such PRC subsidiaries’ entitlement to substantially all of the economic benefits of the VIEs, which are typically in the form of services fees or license fees payable by the VIEs to the PRC subsidiaries under various VIE agreements.

Although based on industry practices, VIE contractual arrangements among WFOE, the VIE and its shareholders governed by PRC laws are valid, binding and enforceable, and will not result in any violation of PRC laws, regulations, rules or policies currently in effect, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may ultimately take a view that is contrary to the accepted industry practices with respect to VIE contractual arrangements. In addition, it is uncertain whether any new PRC laws, regulations, rules or policies relating to VIE structures will be adopted or if adopted, what they would provide. PRC government authorities may deem that foreign ownership is directly or indirectly involved in the VIE’s shareholding structure. If the VIE structure and contractual arrangements are deemed by the Ministry of Industry and Information Technology, the MOFCOM, or other regulators having competent authority to be illegal, either in whole or in part, the PRC target company or the combined company may lose control of the consolidated VIE and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that the PRC target company or the combined company can achieve this without material disruption to its business. Furthermore, if the PRC target company, the combined company or the VIE is found to be in violation of any existing or future PRC laws, regulations, rules or policies, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including, without limitation: revoking the business license and/or operating licenses of WFOE or the VIE; discontinuing or placing restrictions or onerous conditions on the PRC target company or the combined company operations through any transactions among WFOE, the VIE and its subsidiaries; imposing fines, confiscating the income from WFOE, the VIE or its subsidiaries, or imposing other requirements with which the PRC target company, the combined company or the VIE may not be able to comply; placing restrictions on the VIE’s right to collect revenues; requiring the PRC target company or the combined company to restructure its ownership structure or operations, including terminating the contractual arrangements with the VIE and deregistering the equity pledges of the VIE, which in turn would affect its ability to consolidate the financial results of, exercise effective control over, or enjoy the rewards normally associated with ownership of the VIE; or taking other regulatory or enforcement actions against the PRC target company or the combined company that could be harmful to its business.

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The imposition of any of these penalties will result in a material and adverse effect on the ability of the PRC target company and the combined company to conduct its business. In addition, it is unclear what impact the PRC government actions will have on the PRC target company or the combined company and on their ability to consolidate the financial results of the VIE in their consolidated financial statements, if the PRC government authorities were to find the VIE structure to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes the PRC target company or the combined company to lose its right to direct the activities of the VIE or its right to receive substantially all the economic benefits and residual returns from the VIE and it is not able to restructure its ownership structure and operations in a timely and satisfactory manner, it will no longer be able to consolidate the financial results of the VIE in its consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on the PRC target company or the combined company in this event, will have a material adverse effect on their financial condition and results of operations, and our or the combined company’s securities may decline in value or be worthless.

The contractual arrangements under a VIE structure may not be as effective as direct ownership in respect of the combined company’s relationship with the VIE, and thus, the combined company may incur substantial costs to enforce the terms of the arrangements, which it may not be able to enforce at all.

Under the VIE structure, the combined company, through contractual arrangements, will exercise effective control over the operating activities that most impact its economic performance, and bears the risks, and enjoys the rewards, associated with ownership of the VIE. Such contractual arrangements may not be as effective as direct ownership in respect of the combined company relationship with the VIE.

All of the contractual arrangements will be governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts will be interpreted in accordance with PRC laws and any disputes will be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit the combined company’s ability to enforce these contractual arrangements. See “— Uncertainties in the interpretation and enforcement of PRC laws, regulations and policies, some of which are vague or newly adopted, could limit the legal protections available to investors and our company, make it more difficult for us to consummate this offering or our initial business combination, and materially and adversely affect our PRC target company’s or the combined company’s business and results of operations and the value of our or the combined company’s securities.” for further information. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated VIE should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that the combined company is unable to enforce these contractual arrangements, or if it suffers significant delay or other obstacles in the process of enforcing these contractual arrangements, the combined company may not be able to consolidate the financial results of the VIE in its consolidated financial statements in accordance with U.S. GAAP or IFRS, and its ability to conduct its business may be negatively affected.

In addition, the VIE and its shareholders could breach the contractual arrangements by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to the combined company’s interests. If the combined company had direct ownership of the VIE, it would be able to exercise its rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the VIE agreements, the combined company will need to rely on the performance by the VIE and its shareholders of their obligations under the contracts to exercise control over the VIE. The shareholders of the consolidated VIE may not act in the best interests of the combined company or may not perform their obligations under these contracts. Such risks exist throughout the period in which the combined company intends to operate certain portions of its business through the contractual arrangements with the VIE.

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If the VIE or its shareholders fail to perform their respective obligations under the contractual arrangements, the combined company may have to incur substantial costs and expend additional resources to enforce such arrangements, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of the VIE were to refuse to transfer their equity interest in the VIE to the combined company or its designee if the combined company exercises the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward the combined company, then the combined company may have to take legal actions to compel them to perform their contractual obligations.

In addition, if any third parties claim any interest in such shareholders’ equity interests in the VIE, the combined company’s ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of the VIE and third parties were to impair the combined company’s relationship with the VIE, its ability to consolidate the financial results of the VIE would be affected, which would in turn result in a material adverse effect on its business, operations and financial condition.

Furthermore, if any VIE or all or part of its assets would become subject to liens or rights of third-party creditors, the PRC target company or the combined company may be unable to continue some or all of its business activities, which could materially and adversely affect its business, financial condition and results of operations. If any of the VIEs undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering its ability to operate its business, which could materially and adversely affect its business and ability to generate revenues.

Agreements between the combined company and its related parties, and agreements in connection with the combined company’s acquisition of an offshore entity that conducted its operations through affiliates in the PRC, may be subject to a high level of scrutiny by the relevant tax authorities.

Under the laws of the PRC, agreements and transactions among related parties may be subject to audit or challenge by the relevant tax authorities. If any of the transactions between the combined company and its related parties are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under local law, the relevant tax authorities may have the authority to disallow such tax savings and assess late payment interest and penalties, which could substantially increase the combined company’s possible future taxes, reduce its net income, and materially and adversely affect the value of its shareholder’s investment.

In addition, in the event that in connection with the combined company’s acquisition of an offshore entity that conducts its operations through affiliates in the PRC, if the sellers of such entities failed to pay taxes required under local law, the relevant tax authorities could require the combined company to withhold and pay the tax, together with late-payment interest and penalties, which could have a negative impact on its operating results, financial condition and trading price.

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The PRC government has significant authority to exert restrictions on foreign exchange and companies’ ability to transfer cash between entities, across borders and to U.S. investors.

If we consummate an initial business combination with a PRC target company, the combined company will be subject to restrictions on foreign exchange and its ability to transfer cash between entities, across borders and to U.S. investors. These restrictions will restrict the combined company’s ability to, among other things, (i) distribute earnings from its businesses, including subsidiaries, to its shareholders, (ii) to settle amounts owed under contractual agreements, (iii) to make loan or capital contributions to PRC operating companies, or (iv) otherwise utilize its cash flow effectively following our initial business combination, all of which could materially and adversely affect its liquidity and ability to fund and expand its business and harm the interests of its shareholders.

If we consummate a business combination with a PRC target company, the PRC subsidiaries of the combined company will be subject to restrictions on dividend payments.

If we consummate a business combination with a PRC target company, following the business combination, the combined company is expected to be a Cayman Islands holding company with no business operations of its own, and its operating companies may receive substantially all of their revenues in Renminbi. As such, its ability to pay dividends, if any, to its shareholders, settle its contractual obligations or other liquidity requirements, or fund operations that it may have outside of the PRC will largely depend upon dividends paid by its PRC subsidiaries. These restrictions will restrict the ability of the combined company’s subsidiaries to distribute earnings from their businesses, including earnings from VIEs (if any) and the combined company’s ability to distribute earnings to its U.S. shareholders, satisfy its liquidity or operational requirements, or otherwise effectively use its cash flow.

Under current regulations in China, a PRC operating company is permitted to pay dividends only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, an operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. As a result, the combined company’s PRC subsidiaries may not have sufficient distributable profits to pay dividends to the combined company.

In addition, if the combined company’s PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make payments to the combined company or its other subsidiaries, as applicable.

Further, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

In addition, the combined company may be subject to restrictions on currency exchange as the PRC government may limit or eliminate its ability to utilize cash generated in Renminbi, or RMB, or obtain foreign currency through debt or equity financing in order to pay dividends in foreign currencies to its shareholders, including our shareholders who elect not to redeem their shares in connection with our initial business combination. Fluctuations in exchange rates could result in foreign currency exchange losses to the combined company and reduce the value of, and amount in U.S. Dollars of dividends payable on, our shares in foreign currency terms.

To date, we have not pursued an initial business combination, and we have not received, declared or made any dividends or distributions.

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Exchange controls and governmental controls of currency conversion that exist in the PRC may restrict or prevent us from using the proceeds of this offering to acquire a target company in the PRC and limit the ability of the combined company and its subsidiaries or VIEs to utilize cash flow effectively, which may affect the value of your investment.

If we consummate our business combination with a target business operating in China, the combined company’s operating companies following the consummation of the business combination may receive substantially all of their revenues in Renminbi.

In the PRC, the State Administration of Foreign Exchange of the PRC, or SAFE, regulates the conversion of the Renminbi into foreign currencies. The Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises promogulated by the SAFE (“Circular 19”), effective on June 1, 2015 and last amended on March 23, 2023, regulates the use of RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company. Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments in the PRC. However, Circular 19 states that RMB converted from foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. As a result, it is unclear whether SAFE will permit such capital to be used for equity investments in the PRC. The Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account promulgated by the SAFE, or Circular 16, effective on June 9, 2016 and recently amended on December 4, 2023, reiterates some of the rules in Circular 19. However, Circular 16 also changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises.

Circular 19 and Circular 16 may significantly restrict or prevent us from using the proceeds of this offering to acquire a target company in PRC and limit our ability to transfer the proceeds of this offering in an initial business combination with a PRC target company and the ability of the combined company and its subsidiaries or VIEs to utilize such proceeds effectively. Violations of SAFE Circular 19 and Circular 16 could result in administrative penalties.

In addition, following our initial business combination with a PRC target company, the combined company also will be subject to the PRC’s rules and regulations on currency conversion. Currently, FIEs are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following our initial business combination, the PRC subsidiaries of the combined company will likely be FIEs as a result of its ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “current account” and “capital account.” Currency conversion within the scope of the “current account,” such as remittance of foreign currencies for payment of dividends, profit distributions, interest payments and expenditures from trade-related transactions, can be effected without requiring the approval of the SAFE, as long as certain procedural requirements are met. The conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, and the remittance of foreign currencies and remitted out of China still require approvals from or registration with appropriate government authorities or their authorized banks is required.

In light of the flood of capital outflows of China in 2016 due to the weakening Renminbi, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny over major outbound capital movements including overseas direct investment. More restrictions and substantial vetting process have been put in place by SAFE to regulate cross-border transactions that fall under the capital account transactions. The PRC government may in the future at its discretion restrict access to foreign currencies for current account transactions or expand the scope of capital account transactions, and we cannot assure you the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi or the remittance of Renminbi into or out of the PRC.

Existing or future restrictions on currency exchanges may limit our ability to use the proceeds of this offering in an initial business combination with a PRC target company, to complete the most desirable business combination available to us. Following the business combination, existing or future restrictions on currency exchanges and remittance of currency out of China may cause the combined company and its subsidiaries or VIEs fail to obtain sufficient foreign currencies to satisfy their foreign currency demands and limit their ability to pay dividends to their shareholders, meet their contractual obligations or other liquidity requirements, fund operations outside of the PRC, or otherwise use the proceeds of the business combination effectively.

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Nonetheless, the funds held in our trust account are not held in China but are instead held in U.S. dollars in the United States. We are not aware of any PRC law or regulation that would prevent us from making redemption payments to our shareholders.

If we consummate our business combination with a target business operating in China, PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may restrict the combined company’s ability to use the proceeds from the business combination or other capital-raising activities to make loans to or make additional capital contributions to its PRC subsidiaries, which could materially and adversely affect the PRC operating companies’ liquidity and ability to fund their operations.

If we consummate our business combination with a target business operating in China, the combined company is expected to be an offshore holding company conducting its operations in China through its PRC subsidiaries and may make loans or additional capital contributions to its PRC subsidiaries. Most of these activities are subject to PRC regulations and approvals. Loans by a foreign company to its PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of SAFE, and capital contributions to its PRC subsidiaries are subject to the requirement of making necessary filings or registrations through enterprise registration system with competent governmental authorities in China.

According to Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the SAFE will permit such capital to be used for equity investments in the PRC in actual practice. Circular 16 reiterates some of the rules set forth in Circular 19 but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of Circular 19 and Circular 16 could result in administrative penalties. Circular 19 and Circular 16 may significantly limit the combined company’s ability to transfer any foreign currency it holds, including the net proceeds from this offering, to its PRC subsidiaries, which may adversely affect its liquidity and ability to fund and expand its business in the PRC. According to the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment, or Circular 28, which was promulgated by the SAFE on October 23, 2019 and amended on December 4, 2023, a non-investment FIE may use its capital funds to make domestic equity investment so long as the projects invested are genuine and the investment is made in compliance with foreign investment restrictions and other applicable laws. Furthermore, the transfer of funds among PRC companies are also subject to restrictions.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, and the fact that the PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future, we cannot assure you that the combined company will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by it to its PRC subsidiaries or with respect to future capital contributions by it to its PRC subsidiaries. As a result, uncertainties exist as to the combined company’s ability to provide prompt financial support to its PRC subsidiaries when needed. If the combined company fails to complete such registrations or obtain such approvals, its ability to use foreign currency, including the proceeds from the business combination or other capital-raising activities, to capitalize or otherwise fund its PRC operations may be negatively affected, which could materially and adversely affect the PRC operating companies’ liquidity and ability to fund their operations.

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PRC regulations relating to offshore investment activities by PRC residents may limit our ability to consummate this business combination, the combined company’s ability to inject capital into its PRC subsidiaries, limit these PRC subsidiaries’ ability to change their registered capital or distribute profits to the combined company, or otherwise expose us, the combined company, or the relevant PRC resident beneficial owners to liability and penalties under PRC laws.

PRC residents are subject to restrictions and filing requirements when investing in offshore companies. In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles (“SAFE Circular 37”), which is applicable to the shareholders of our company, our PRC company, or the combined company who are PRC residents.

SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. In addition, any PRC resident who is a direct or indirect shareholder of an SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV to reflect any material change, including, among other things, any major change of a PRC resident shareholder, name or term of operation of the SPVs, or any increase or reduction of the SPVs’ registered capital, share transfer or swap, merger or division.

If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment (“SAFE Notice 13”), which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE or its branches. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

We cannot provide assurance that our, our PRC target company’s or the combined company’s shareholders that are PRC residents at all times comply with, or in the future make or obtain any applicable registrations or approvals required by, SAFE Circular 37 or other related rules. If our or our PRC target company’s PRC resident shareholders fail to comply with the registration procedures set forth in these regulations may cause delays to our business combination process or cause us unable to complete our initial business combination within the required period. Failure of our, our PRC target company’s or the combined company’s PRC resident shareholders to comply with these registration procedures could also subject these beneficial owners, us or the combined company may be subject to fines and legal sanctions as result, including but not limited to restrictions on cross-border investment activities and strategic acquisitions, the ability of the combined company’s subsidiaries in China to distribute dividends and the proceeds from any reduction in capital, share transfer or liquidation to the combined company, prohibition on the combined company against injecting additional capital into these subsidiaries, and other types of liabilities that might be applicable for circumventing applicable foreign exchange restrictions. As a result, our, our PRC target company’s and the combined company’s business operations and the combined company’s ability to distribute profits to you could be materially and adversely affected.

Furthermore, as the interpretation and implementation of these foreign exchange regulations have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we, our target company, or the combined company may be subject to a more stringent review and approval process with respect to foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect such company’s financial condition and results of operations.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to identify or complete an initial business combination;

•	our limited operating history;

•	the success in retaining or recruiting, or changes required in, our officer, key employees or directors following our initial business combination;

•	our ability to obtain additional financing to complete a business combination;

•	the pool of prospective target businesses;

•	the ability of our officer and directors to generate potential investment opportunities;

•	the potential change in control if we acquire one or more target businesses for shares;

•	our public securities’ potential liquidity and trading;

•	regulatory or operational risks associated with acquiring a target business;

•	use of proceeds not held in the trust account;

•	our financial performance following this offering; or

•	the listing or delisting of our securities from Nasdaq or the ability to have our securities listed on Nasdaq following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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ENFORCEABILITY OF CIVIL LIABILITIES

We and our sponsor are incorporated under the laws of the Cayman Islands, and certain of our officer and directors (namely, Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, who is a citizen and resident of the Hong Kong Special Administrative Region, and Mr. Hing Hui Ding, our independent director appointee, who is a citizen and resident of Malaysia) are located outside the United States. All our assets will be located within the United States after this offering.

Our U.S. agent for service of process is [ ]. However, it may be difficult for investors to effect service of process on us or our officer or directors within the United States in a way that will permit a U.S. court to have jurisdiction over us. The majority of our assets may be located outside the United States after our initial business combination.

Cayman Islands

Our corporate affairs will be governed by our second amended and restated memorandum and articles of association, the Companies Act, and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United Stated. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders’ derivative action in a federal court of the United States.

The courts of the Cayman Islands are unlikely to:

•	recognize or enforce against us judgments of U.S. courts based on certain civil liability provisions of U.S. securities laws; and

•	in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officer predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

We have been advised by Appleby, our Cayman Islands counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgement of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgement to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Hong Kong

There may be significant legal and other obstacles in Hong Kong to providing information needed for regulatory investigations or litigation initiated by regulators outside Hong Kong, which could make it more difficult to conduct investigations or collect evidence within Hong Kong. Furthermore, courts in Hong Kong may recognize and enforce judgments from courts in other jurisdictions in accordance with Hong Kong laws based either on the ordinances of Hong Kong or common law principles. Currently, except for the arrangement with mainland China, Hong Kong has not entered into any multilateral convention or bilateral treaty regarding the recognition and enforcement of foreign court judgments nor is Hong Kong a party to any international treaties/conventions relevant to the enforcement of foreign court judgments, including with the United States or the Cayman Islands. Therefore, foreign judgments obtained from courts in the United States or the Cayman Islands can only be enforced in Hong Kong in accordance with common law principles, which entails issuing fresh proceedings in Hong Kong based on the foreign judgment. As a result, it may be more difficult to enforce, both in and outside the United States, judgments obtained in U.S. courts against Mr. Wong in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws, or to bring an original action before a Hong Kong court to enforce liabilities against these individuals based upon U.S. federal securities laws.

Malaysia

There is currently no statutory enforcement or treaty between the US and Malaysia providing for reciprocal recognition and enforcement of judgments of U.S. courts. The Reciprocal Enforcement of Judgments Act 1958 of Malaysia (“REJA”) allows for the enforcement of judgments from specific Commonwealth countries listed in the First Schedule of REJA. These countries include the United Kingdom, Hong Kong, Singapore, New Zealand, Republic of Sri Lanka, India, and Brunei, referred to as “reciprocating countries.” When a foreign judgment from a reciprocating country is presented before a Malaysian court for enforcement, it can be registered under section 4(1) of REJA. Once registered, the foreign judgment, if it meets certain criteria (such as being a civil judgment for an outstanding monetary sum that is enforceable in the original country’s court), can be enforced in Malaysia. The registered foreign judgment holds the same legal weight and authority as a judgment issued by a Malaysian court.

Foreign judgments obtained in countries not listed in the First Schedule to REJA may still be recognized and enforced in the courts of Malaysia through principles for the recognition of foreign judgments under common law. The common law rules applicable have been adopted into Malaysian jurisprudence by virtue of Section 3 of the Civil Law Act, 1956. Therefore, a judgment issued in the United States may still be enforced in Malaysia under Malaysian common law principles. However, there are specific conditions that must be met for these foreign judgments to be enforceable. These conditions include the following:

(a)	The judgment is for a definite sum, and which is final and conclusive;

(b)	The original court granting the judgment had jurisdiction in the action;

(c)	The judgment was not obtained by fraud;

(d)	The proceedings in which the judgment was obtained were not contrary to natural justice; and

(e)	The enforcement of the judgment would not be contrary to public policy in Malaysia.

These constraints may impact both the cost and time associated with legal proceedings in Malaysia. On the point of cost constraints, investors could face additional legal expenses (including hiring local attorneys and translators), travel costs for attending court proceedings, and other administrative charges. On the point of time constraint, investors may face time constraints due to legal delays, appeals, and the complexity of cases of pursuing such enforcement in Malaysia.

99

USE OF PROCEEDS

We estimate that the net proceeds of this offering, together with the funds we will receive from the sale of the private units, will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
From offering	$60,000,000	$69,000,000
From private placement	2,852,340	2,987,340
Total gross proceeds	$62,852,340	71,987,340
Estimated offering expenses(1)
Underwriting commission of 1.5% of gross proceeds from the offering(2)	$900,000	$1,035,000
Underwriter accountable expenses	100,000	100,000
Initial trustee fee	6,500	6,500
Legal fees and expenses	200,000	200,000
Nasdaq listing fee	80,000	80,000
SEC registration fee	12,707	12,707
FINRA filing fee	10,850	10,850
Printing and engraving expenses	25,000	25,000
Transfer agent fee	25,000	25,000
Accounting fees and expenses	85,000	85,000
Underwriter non-accountable expenses	20,000	20,000
Miscellaneous expenses	136,283	136,283
Total offering expenses (excluding underwriting commissions)	$701,340	$701,340

Net proceeds of the offering and private placement(3)
Held in trust	$60,000,000	$69,000,000
Not held in trust	1,251,000	1,251,000
Total net proceeds	$61,251,000	$70,251,000

The following table sets forth the use of the estimated $1,251,000 of net proceeds not held in the trust account.

Use of net proceeds not held in trust(4)(5)
Legal, accounting, DD, travel and other exp related to any business combination	$600,000	47.96%
Legal and accounting fees related to regulatory reporting obligations	200,000	15.99%
Director and officer (“D&O”) insurance fee	200,000	15.99%
Payment of administrative fee to the sponsor $10,000 per month until the closing of our initial business combination or our liquidation	120,000	9.59%
NASDAQ continued listing fees	81,000	6.47%
Other miscellaneous expenses	50,000	4.00%
Total	$1,251,000	100.00%

(1)

A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and accounting fees, have been paid from the funds we borrowed from our sponsor, described below. These funds will be repaid out of the proceeds of this offering available to us. If we determine not to proceed with the offering, such amounts will not be repaid.

(2)	No discounts or commissions will be paid with respect to the purchase of the private units.

(3)

The funds held in the trust account (which shall initially be 100.0% of the proceeds from the offering) may, but need not, be used to pay our expenses relating to completing our initial business combination.

(4)	The amount of proceeds not held in the trust account will remain constant at $1,251,000 even if the over-allotment is exercised.

(5)

These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

100

Our sponsor has agreed to purchase an aggregate of 285,234 private units at a price of $10.00 per private unit ($2,852,340 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Our sponsor has further agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 298,734 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public (or 100.0% of the gross proceeds) in this offering is held in trust regardless of whether the over-allotment option is exercised in full or in part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. All of the proceeds we receive from these purchases will be placed in the trust account described below.

$60,000,000, or $69,000,000 if the over-allotment option is exercised in full, of the net proceeds of this offering and the sale of the private units will be placed in an account in the United States established and maintained by [ ]. Pursuant to the investment management trust agreement that will govern the investment of such funds, the funds held in trust will be invested only in United States government treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in United States government treasuries, so that we are not deemed to be an investment company under the Investment Company Act. Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of: (i) the completion of our initial business combination within the required period; (ii) our redemption of public shares if we have not completed an initial business combination within the required period; (iii) our redemption of public shares in connection with an amendment to our second amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision of our second amended and restated memorandum and articles of association relating to the rights of public shareholders; and (iv) our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination to the extent not used to pay converting shareholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance the operations of the target business.

Other than the payments set forth in “Prospectus Summary – The Offering – Limited payments to insiders,” our sponsor, officer and directors have agreed pursuant to the letter agreement that they and their affiliates will not receive and will not accept a finder’s fee or any other compensation prior to, or for services rendered in order to effectuate, the consummation of our initial business combination.

Without the exercise of the over-allotment option, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $1,251,000. We intend to use the excess working capital available for miscellaneous expenses such as paying fees to consultants to assist us with our search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our sponsor, officer and directors in connection with activities on our behalf as described above. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe.

101

The allocation of the net proceeds available to us outside of the trust account, along with the interest earned on the funds held in the trust account available to us (excluding taxes payable on the interest earned on the trust account), represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above-described categories. If our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available from the trust account is insufficient as a result of the current low interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our officer and directors, but they are not under any obligation to advance funds to, or invest in, us.

We will likely use a substantial portion of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business, to pay holders who wish to convert or sell their shares to us for a portion of the funds held in the trust account and to pay our expenses relating thereto. If the payment of our liabilities were to reduce the amount available to us in trust necessary to pay all holders who wish to convert or sell their shares to us for a portion of the funds held in the trust account, we would not be able to consummate such transaction. To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination, to pay holders who wish to convert their shares into a portion of the funds held in the trust account or pay our expenses relating thereto will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidating our trust account from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to complete such liquidation and has agreed not to seek repayment of such expenses.

On November 29, 2024, we issued an unsecured promissory note to our sponsor with an aggregate principal amount of up to $400,000, which is non-interest-bearing. The principal of this note may be drawn down from time to time upon a written request from us to our sponsor. The principal under the note is payable on the earlier of (i) December 31, 2025 and (ii) the date on which we consummate the initial public offering of our securities or the date on which we determine not to conduct an initial public offering of our securities.

In order to meet our working capital needs following the consummation of this offering, our sponsor, officer and directors or their affiliates may, but are not obligated to, loan us funds, from time to time, in whatever amount they deem reasonable in their sole discretion. Such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $1,500,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If a business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account. The conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lender elects to convert its working capital loans into private units. Further, the issuance of additional Class A ordinary shares underlying these units will increase the number of issued and outstanding Class A ordinary shares, result in a material dilution to the equity interests of our public shareholders and reduce the value of our public shares, which could make it more difficult to effect a business combination or obtain future financing.

102

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of an initial business combination. A Cayman Islands company may pay a dividend on its shares out of profits, the share premium account or other funds of the company lawfully available therefor, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

In addition, our board of directors is not currently contemplating and does not anticipate declaring any share capitalizations in the foreseeable future, except if we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or redemption or other appropriate mechanism, as applicable, with respect to the insider shares immediately prior to the consummation of this offering in such amount as to maintain the number of insider shares, on an as-converted basis, at approximately 20% of our issued and outstanding ordinary shares upon the consummation of this offering (without giving effect to the sale of the private units and issuance of the representative shares and assuming our sponsor, officer and directors do not purchase additional units or shares in this offering). Further, if we incur any indebtedness in connection with our business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

103

DILUTION

The difference between the public offering price per share of Class A ordinary shares, assuming no value is attributed to the units included in the units we are offering pursuant to this prospectus or the private units, and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of issued and outstanding ordinary shares.

As of November 30, 2024, our net tangible book deficit was $141,010, or approximately $(0.08) per share of Class B ordinary shares. For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the issuance of one-seventh of a share for each right outstanding, as such issuance will occur upon a business combination without the payment of additional consideration and (ii) the number of ordinary shares included in the units offered hereby will be deemed to be 6,857,143 Class A ordinary shares (consisting of 6,000,000 Class A ordinary shares included in the units we are offering by this prospectus and 857,143 Class A ordinary shares for the outstanding rights), and the price per share in this offering will be deemed to be $8.75. After giving effect to the sale of 6,000,000 Class A ordinary shares included in the units we are offering by this prospectus (or 6,900,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) and assuming the issuance of 857,143 Class A ordinary shares upon the conversion of the rights included in the units (or 985,714 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), the sale of the private units and estimated expenses of this offering, our pro forma net tangible book value at November 30, 2024, would have been $1,176,494 or $0.39 per share (or $1,258,990 or $0.36 per share if the underwriters’ over-allotment option is exercised in full), representing an immediate increase in net tangible book value of $0.47 per share (or $0.44 per share if the underwriters’ over-allotment option is exercised in full) to the initial shareholders and an immediate dilution of 95.54% per share or $8.36 (or 95.89% or $8.39 per share if the underwriters’ over-allotment option is exercised in full)  to new investors not exercising their conversion/tender rights.

	Without Over-allotment	With Over-allotment
Public offering price	$8.75	$8.75
Net tangible book value before this offering	$(0.08)	$(0.08)
Increase attributable to public shareholders and sale of the private units	$0.47	$0.44
Pro forma net tangible book value after this offering	$0.39	$0.36
Dilution to public shareholders	$8.36	$8.39
Percentage of dilution to public shareholders	95.54%	95.89%

104

In addition, the table below shows material probable transactions or sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of this offering. The table assumes: Scenario A) 25% of the maximum number of our public shares are redeemed, Scenario B) 50% of the maximum number of our public shares are redeemed, Scenario C) 75% of maximum number of our public shares are redeemed, and Scenario D) the maximum number of our public shares that may be redeemed to permit us to maintain net tangible assets of $5,000,001 are redeemed.

As of November 30, 2024
	Without Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions(1)	Scenario B 50% of maximum redemptions(2)	Scenario C 75% of maximum redemptions(3)	Scenario D maximum redemptions(4)
Offering price of $8.75 included in the units (adjusted to include the value of the rights)	$8.75	$8.75	$8.75	$8.75
Pro forma net tangible book value per share, as adjusted*	$6.17	$5.31	$3.94	$1.46
Dilution to public shareholders	$2.58	$3.44	$4.81	$7.29

*The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(141,010)	$(141,010)	$(141,010)	$(141,010)
Net proceeds from this offering and sale of the private units, net of expenses(9)	61,251,000	61,251,000	61,251,000	61,251,000
Plus: Offering costs accrued in advance, excluded from tangible book value	149,000	149,000	149,000	149,000
Less: Proceeds held in trust subject to redemption (10)	(14,044,123)	(28,088,247)	(42,132,370)	(56,176,493)
Less: Over-allotment option liability	(82,496)	(82,496)	(82,496)	(82,496)
	$47,132,371	$33,088,248	$19,044,124	$5,000,001

Denominator:
Class B ordinary shares issued and outstanding prior to this offering (10)	1,725,000	1,725,000	1,725,000	1,725,000
Less: Class B ordinary shares forfeited if over-allotment is not exercised	(225,000)	(225,000)	(225,000)	(225,000)
Class A ordinary shares included in the public units offered	6,000,000	6,000,000	6,000,000	6,000,000
Class A ordinary shares included in the private units	285,234	285,234	285,234	285,234
Class A ordinary shares underlying the rights to be included in the public units	857,143	857,143	857,143	857,143
Class A ordinary shares underlying the rights to be included in the private units	40,748	40,748	40,748	40,748
Representative Shares	360,000	360,000	360,000	360,000
Less: Class A ordinary shares subject to redemption	(1,404,412)	(2,808,825)	(4,213,237)	(5,617,649)
	7,638,712	6,234,300	4,829,888	3,425,475

____________

(1)	The numbers set forth in this column assume that 1,404,412 public shares, or 25% of 5,617,649 public shares, are redeemed.
(2)	The numbers set forth in this column assume that 2,808,825 public shares, or 50% of 5,617,649 public shares, are redeemed.
(3)	The numbers set forth in this column assume that 4,213,237 public shares, or 75% of 5,617,649 public shares, are redeemed.
(4)

The numbers set forth in this column assume that 6,525,899 public shares (i.e., the maximum number of shares that can be redeemed that would permit us to maintain net tangible assets of $5,000,0001) are redeemed.

105

As of November 30, 2024
	With Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions(5)	Scenario B 50% of maximum redemptions(6)	Scenario C 75% of maximum redemptions(7)	Scenario D maximum redemptions(8)
Offering price of $8.75 included in the units (adjusted to include the value of the rights)	$8.75	$8.75	$8.75	$8.75
Pro forma net tangible book value per share, as adjusted*	$6.18	$5.30	$3.90	$1.30
Dilution to public shareholders	$2.57	$3.45	$4.85	$7.45

*The pro forma net tangible book value per share after the offering is calculated as follows

Numerator:
Net tangible book value before this offering	$(141,010)	$(141,010)	$(141,010)	$(141,010)
Net proceeds from this offering and sale of the private units, net of expenses(9)	70,251,000	70,251,000	70,251,000	70,251,000
Plus: Offering costs accrued in advance, excluded from tangible book value	149,000	149,000	149,000	149,000
Less: Proceeds held in trust subject to redemption (10)	(16,314,747)	(32,629,495)	(48,944,242)	(65,258,989)
	$53,944,243	$37,629,496	$21,314,748	$5,000,001

Denominator:
Class B ordinary shares issued and outstanding prior to this offering (10)	1,725,000	1,725,000	1,725,000	1,725,000
Class A ordinary shares included in the public units offered	6,900,000	6,900,000	6,900,000	6,900,000
Class A ordinary shares included in the private units	298,734	298,734	298,734	298,734
Class A ordinary shares underlying the rights to be included in the public units	985,714	985,714	985,714	985,714
Class A ordinary shares underlying the rights to be included in the private units	42,676	42,676	42,676	42,676
Class A ordinary representative shares	414,000	414,000	414,000	414,000
Less: Class A ordinary shares subject to redemption	(1,631,475)	(3,262,949)	(4,894,424)	(6,525,899)
	8,734,650	7,103,175	5,471,700	3,840,226

____________

(5)	The numbers set forth in this column assume that 1,631,475 public shares, or 25% of 6,525,899 public shares, are redeemed.
(6)	The numbers set forth in this column assume that 3,262,949 public shares, or 50% of 6,525,899 public shares, are redeemed.
(7)	The numbers set forth in this column assume that 4,894,424 public shares, or 75% of 6,525,899 public shares, are redeemed.
(8)

The numbers set forth in this column assume that 6,525,899 public shares (i.e., the maximum number of shares that can be redeemed that would permit us to maintain net tangible assets of $5,000,0001) are redeemed.

(9)	Expenses applied against gross proceeds include offering expenses of $701,340. See “Use of Proceeds.”
(10)

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or any of their affiliates may purchase public shares or public units in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Effecting Our Initial Business Combination — Permitted purchases of our securities by our affiliates.”

106

The following table sets forth information with respect to our initial shareholders, representative, and public shareholders, after taking into account shares underlying the rights:

	Shares		Total Consideration		Average Price
Holder of	Purchased	Percentage	Amount	Percentage	per Share
Insider shares (1)(2)	1,500,000	16.59%	$25,000	0.04%	$0.017
Private shares(3)	325,982	3.60%	$2,852,340	4.54%	$8.75
Representative shares	360,000	3.98%	$-	-	$0.00
Public shares(4)	6,857,143	75.83%	$60,000,000	95.42%	$8.75
Total	9,043,125	100.00%	$62,877,340	100.00%

(1)	Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of an aggregate of 225,000 Class B ordinary shares held by our sponsor.

(2)

Assumes conversion of Class B ordinary shares into Class A ordinary shares on a one-for-one basis. The dilution to public shareholders would increase to the extent that the anti-dilution provisions of the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon such conversion.

(3)	Includes the issuance of an additional 40,748 Class A ordinary shares underlying the private placement rights contained in the private units.

(4)	Includes the issuance of an additional 857,143 Class A ordinary shares underlying the private placement rights contained in the public units.

107

CAPITALIZATION

The following table sets forth our capitalization as of November 30, 2024 and as adjusted to give effect to the sale of our units in this offering and the sale of the private units and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of their over-allotment option:

	Actual	As Adjusted(1)
Promissory note - related party (2)	$91,000	$-
Over-allotment liability	-	82,496
Class A ordinary share, subject to redemption, $0.0001 par value; 60,000,000 shares authorized; 0 and 6,000,000 shares which are subject to possible redemption/tender, actual and as adjusted, respectively(3)	-	60,000,000
Class A ordinary share, $0.0001 par value; 60,000,000 shares authorized; 0 and 645,234 shares issued and outstanding, actual and as adjusted, respectively(4)	-	65
Class B ordinary share, $0.0001 par value, 6,000,000 shares authorized, 1,725,000 shares issued and outstanding, actual and as adjusted	173	173
Additional paid-in capital	24,827	1,278,266
Accumulated deficit	(17,010)	(102,010)
Total shareholders’ equity	7,990	1,176,494
Total capitalization	$98,990	$61,258,990

(1)	Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 225,000 insider shares held by our sponsor.

(2)

Our sponsor has agreed to loan us up to $400,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of November 30, 2024 we had borrowed $91,000 under the promissory note with our sponsor.

(3)

Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash from the trust account, regardless of whether they vote for or against the proposed amendments or do not vote at all, at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes. While redemptions in connection with a business combination cannot cause our net tangible assets to fall below $5,000,001, all ordinary shares are redeemable and classified as such on the balance sheet until such date that a redemption event takes place.

(4)

All of the 6,000,000 ordinary shares sold as part of the units in the offering contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation, if there is a shareholder vote or tender offer in connection with the business combination and in connection with certain amendments to our second amended and restated memorandum and articles of association. In accordance with SEC and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the 6,000,000 ordinary shares sold as part of the units in the offering will be issued with other freestanding instruments (i.e., public units), the initial carrying value of ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. Our ordinary shares is subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable), if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. We have elected to recognize the changes immediately.

(5)	Actual share amount is prior to any forfeiture of initial shares by our sponsor and as adjusted amount assumes no exercise of the underwriters’ over-allotment option.

108

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company incorporated under the laws of the Cayman Islands as an exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location. Because of our significant ties to China, we may pursue or consummate an initial business combination with a company located or doing business in China. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting our initial business combination. The issuance of additional ordinary shares or preference shares:

•	may significantly reduce the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•	may subordinate the rights of holders of Class A ordinary shares if we issue preference shares with rights senior to those afforded to our Class A ordinary shares;

•	could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officer and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our ordinary shares, if declared;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

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Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, as of November 30, 2024 we had nil in cash, a working capital deficit of $141,010, and accumulated deficit of $17,010. Further, we expect to continue to incur significant costs in pursuit of our financing and acquisition plans following the completion of this offering. Management plans to address this uncertainty through this offering, as discussed above. Our plans to raise capital or to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our liquidity needs will be satisfied through the receipt of $25,000 from the sale of the insider shares and a promissory note with our sponsor with a principal amount of $400,000 that is more fully described below. Furthermore, we estimate that the net proceeds from (i) the sale of the units in this offering of $60,000,000 (or $69,000,000 if the over-allotment option is exercised in full), deducting offering expenses of approximately $701,340 and underwriting discounts and commissions of $900,000 (or $1,035,000 if the over-allotment option is exercised in full) and (ii) the sale of the private units for a purchase price of $2,852,340 (or $2,987,340 if the over-allotment option is exercised in full). Of this amount, $60,000,000 (or $69,000,000 if the over-allotment option is exercised in full) will be held in the trust account. The remaining $1,251,000 (whether or not the over-allotment option is exercised in full) will not be held in the trust account.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our share capital is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account, as well as any other net proceeds not expended, will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees that we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

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Over the next 12 months, we will be using the funds held outside of the trust account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. Out of the funds available outside the trust account, we anticipate that we will incur approximately:

•	$600,000 of expenses for legal, accounting, due diligence, travelling and others related to any business combination;

•	$200,000 of expenses for legal and accounting related to regulatory reporting obligations;

•	$120,000 of administrative fee to the sponsor;

•	$200,000 of expenses for D&O insurance;

•	$81,000 of NASDAQ continued listing fees; and

•	$50,000 for other miscellaneous expenses.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to us from the trust account is less than we expect as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

On November 29, 2024, our sponsor purchased an aggregate of 1,725,000 insider shares for an aggregate of $25,000 (or approximately $0.014 per share), up to 225,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the underwriters’ over-allotment option is exercised. In December 2024, our sponsor transferred 60,000, 20,000, 20,000 and 20,000 insider shares, respectively, to Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, Mr. David Zhang, our independent director appointee, Mr. Hing Hui Ding, our independent director appointee, and Mr. Roy Liang, our independent director appointee, at the original purchase price of approximately $0.014 per share.

Our sponsor has committed to purchasing from us an aggregate of 285,234 private units at $10.00 per private unit (for a total purchase price of $2,852,340. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 298,734 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public (or 100.0% of the gross proceeds from the offering) in this offering is held in trust regardless of whether the over-allotment option is exercised in full or in part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.

On November 29, 2024, we issued an unsecured promissory note to our sponsor with an aggregate principal amount of up to $400,000, which is non-interest-bearing. The principal of this note may be drawn down from time to time upon a written request from us to our sponsor. The principal under the note is payable on the earlier of (i) December 31, 2025 and (ii) the date on which we consummate the initial public offering of our securities or the date on which we determine not to conduct an initial public offering of our securities.

Our sponsor has agreed, commencing from the date that our securities are first listed on Nasdaq through the earlier of the consummation of our initial business combination and our liquidation, to make available to us certain general and administrative services, including office space, administrative and support services, as we may require from time to time. We have agreed to pay our sponsor $10,000 per month for these services until the closing of our initial business combination or our liquidation. No administrative service expense had been paid for the period from July 11, 2024 (inception) through November 30, 2024.

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If needed to finance transaction costs in connection with searching for a target business or consummating an intended initial business combination, our sponsor, officer, directors or their respective affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. Such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $1,500,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. We believe the purchase price of these units will approximate the fair value of such units when issued. However, if it is determined, at the time of issuance, that the fair value of such units exceeds the purchase price, we would record compensation expense for the excess of the fair value of the units on the day of issuance over the purchase price in accordance with Accounting Standards Codification (“ASC”) 718 - Compensation - Stock Compensation.

Controls and Procedures

We are not currently required to certify the effectiveness of our internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2026. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company will we be required to comply with the independent registered public accounting firm attestation requirement on internal control over financial reporting. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements, including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when, or if, required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

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Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States government treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we do not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and do not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

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PROPOSED BUSINESS

General

We are a blank check company incorporated under the laws of the Cayman Islands as an exempted company with limited liability on July 11, 2024 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. We have 12 months from the closing of this offering to consummate our initial business combination. We have not selected any business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. As a blank check company incorporated under the laws of the Cayman Islands, we do not have any operation or subsidiary as of the date of this prospectus, and no transfers, dividends, or distributions of any earnings or settlement of any amounts have been made by us to date.

Although we currently do not have any operation, assets or subsidiary in China, the sole beneficial owner of our sponsor and several of our officer and directors following this offering have significant ties to China. Specifically, Ms. Han Huang, the sole beneficial owner of our sponsor, is a citizen and resident of the PRC. Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, is a citizen and resident of the Hong Kong Special Administrative Region. Mr. David Zhang, our independent director appointee, is a citizen of the PRC and a permanent resident of the United States. These ties may make us a less attractive partner to certain potential target businesses, including non-China-or non-Hong Kong-based target companies, limit the pool of potential acquisition candidates, and make it more likely that we will pursue a PRC target company for our initial business combination, which may create additional costs, delays, uncertainties, and liabilities, make it more difficult for us to complete our initial business combination within the required period, hinder our shareholders’ ability to protect their rights, and subject the combined company to various legal and operational risks and uncertainties following the business combination. For more information on related risks, see “Risk Factors — Risks Associated with Our Business and Securities — Our sponsor and several of our officer and directors have significant ties to China, which may limit the pool of potential acquisition candidates and make it more likely for us to pursue a PRC target for our initial business combination and make it more difficult or costly for us to consummate an initial business combination within the required period” on page 43 and “Risk Factors — Risks Associated with Acquiring and Operating a Business in China” starting on page 81.

Exempted companies are Cayman Islands companies conducting business mainly outside of the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 30 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividends or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

Competitive Advantage

We have an experienced and highly professional team of officer and directors, almost all of whom have entrepreneurial experience or experience working for public companies, and we believe that this valuable experience can help us to better identify outstanding companies that are considering becoming public companies.

Our mission is to maximize shareholder value by identifying an acquisition target with significant growth prospects. We believe our officer and directors are well positioned to take advantage of the growing set of acquisition opportunities focused on the healthcare innovation sector and that the breadth and depth of their entrepreneurial experience, experience working for public companies, contacts, and relationships, ranging from owners and management teams of private and public companies, private equity funds, investment bankers, attorneys, to accountants and business brokers, will allow us to empower us to adeptly identify, thoroughly assess, and strategically structure transactions to the advantage of all shareholders and generate an attractive transaction for our shareholders. Additionally, we are positioned to source deals through our sponsor or their affiliates, enhancing our capacity to realize our strategic objectives.

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However, the past performance of our sponsor, directors, officer, and their affiliates is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. You should not rely on the historical record of the performance of our directors, officer, and their affiliates as indicative of our future performance.

We believe we have the following key competitive strengths.

Seasoned management team with proven track record

Leveraging the extensive experience of our officer and directors, which comprises executives of different companies across multiple sectors and industries, we have a distinct advantage in sourcing, evaluating and consummating an attractive transaction. We believe that our management’s track record of identifying and sourcing business combination targets positions us well to appropriately evaluate potential candidates and select the one that will be well received by the public markets.

Differentiated access to deal sourcing and leading industry relationships

Our target identification and selection process will leverage the broad and deep relationship network of our officer and directors, sponsor and other strategic and operating partners across corporate executives, founders, venture capitalists and private equity firms. We believe that, through their broad range of industry contacts and deep industry insights, we are well-positioned to identify and access a differentiated pipeline of high-quality business combination opportunities. We expect these sourcing capabilities will be further bolstered by our reputation and deep industry relationships.

Strong understanding of the public and private markets

 We believe that the significant experience of our officer and directors in biotechnology, capital markets and M&A transactions will greatly assist us in consummating transactions at attractive valuations. Our ability to assess potential target companies at a high diligence standard increases the likelihood that a company is suitable for public listing, together with our experienced judgement on how well a target company will trade in the public markets, will be essential to our selection process and ability to create shareholder value.

Robust execution and structuring capabilities

Our combined expertise and reputation will allow us to source and complete transactions possessing structural attributes that create an attractive investment thesis. These types of transactions are typically complex and require creativity, industry knowledge and expertise, rigorous due diligence, and extensive negotiations and documentation. We believe that by focusing our investment activities on these types of transactions, we are able to generate investment opportunities that have attractive risk/reward profiles based on their valuations and structural characteristics.

Opportunity & Acquisition Target Criteria

Although there is no restriction or limitation on what industry our target operates in, it is our intention to pursue prospective targets that are focused on healthcare innovation. We anticipate targeting what are traditionally known as “small cap” companies domiciled in North America, Europe and/or the APAC regions that are developing assets in the biopharmaceutical, medical technology/medical device and diagnostics space which aligns with our officer’s and directors’ experience in operating health care companies and in drug and device technology development as well as diagnostic and other services.

We will seek to acquire small cap businesses in the biopharmaceutical, medical technology/device industries or diagnostic, beauty, wellness and other related service sectors. We believe these industries are attractive for a number of reasons, including that they represent attractive markets, which are characterized by a high level of innovation, and they include a large number of emerging high growth companies that have the right size as potential targets.

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Our operating experience and industry contacts place us in a position to optimize our chances of identifying high value targets in these areas. Our target of small cap healthcare-based companies will be based on the concept of value investing and therefore focused on quality businesses with specific and time-based catalysts. We will remain opportunistic at considering opportunities throughout the healthcare space. However, our primary focus will be on small cap healthcare companies with one or more of the following characteristics:

•	Late-stage development or revenue generating;

•	High growth prospects with sustainable proprietary position;

•	Experienced management teams with previous successes, especially where we can add critical public company expertise;

•	Addressable conditions that are clinically important and under-diagnosed or treated;

•	Independent companies or corporate spin offs; and

•	Domestic or international base of business.

We will be focused on companies in disruptive and other value added subsegments of healthcare that have the potential for significant gains in the next five years. Our ideal company will be institutionally backed, with a high-quality management team and a demonstrated ability to raise money from the private capital markets. Our plan is to focus on the esoteric/specialty diagnostic market that is quickly emerging as a critical component of the medical health system as the concept of therapeutics, diagnostics, medical devices and artificial intelligence merge into a single focus of optimizing patient care.

The focus of our officer and directors will be to create shareholder value by leveraging its experience to efficiently guide an emerging healthcare company towards commercialization. Consistent with our strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we see fit to do so:

•	We believe that there are a substantial number of potential target businesses domestically and internationally with appropriate valuations that can benefit from a public listing and new capital for growth to support significant revenue and earnings growth or to advance clinical programs.

•	We intend to seek target companies that have significant and underexploited expansion opportunities in a niche sector. This can be accomplished through a combination of accelerating organic growth and finding attractive add-on acquisition targets. Our management team has significant experience in identifying such targets. Similarly, our management has the expertise to assess the likely synergies and a process to help a target integrate acquisitions. Additionally, our officer and directors have extensive experience assisting healthcare companies raise money as they navigate the regulatory approval process.

•	We intend to seek target companies that should offer attractive risk-adjusted equity returns for our shareholders. We intend to seek to acquire a target on terms and in a manner that leverage our experience. We expect to evaluate a target based on its potential to successfully achieve regulatory approval and commercialize its product(s). We also expect to evaluate financial returns based on (i) risk-adjusted peak sales potential, (ii) the potential of pipeline products and the scientific platform, (iii) the ability to achieve the system cost savings, (iv) the ability to accelerate growth via other options, including through the opportunity for follow-on acquisitions and (v) the prospects for creating value through other value creation initiatives. Potential upside, for example, from the growth in the target business’ earnings or an improved capital structure will be weighed against any identified downside risks.

•	We intend to invest in businesses that have a track record of success. We look for companies with shareholder-friendly governance and low leverage, which are valued at what we think are low prices relative to their earnings potential and where we see attractive return potential over the long run. We believe this investment approach constitutes our competitive advantage and can potentially offer both meaningful upside potential and a degree of downside protection in periods of financial market turbulence.

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These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

We currently do not have any specific business combination under consideration. Our officer and directors have neither individually selected nor considered a target business, nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriters or other advisors. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to select or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to select or locate any such acquisition candidate.

Our Sponsor, Officer and Directors

Our sponsor is an exempted company with limited liability incorporated under the laws of the Cayman Islands, which was recently formed to invest in our company. Although our sponsor is permitted to undertake any activities permitted under Cayman Islands law and other applicable law, our sponsor’s business is focused on investing in our company. Ms. Han Huang, a citizen and resident of the PRC, is the sole shareholder and director of our sponsor and has the sole voting and dispositive power of the shares held by sponsor.

The sponsor, its affiliates and promoters do not have any material roles or responsibilities in directing and managing our company’s activities. However, prior to the closing of our initial business combination, only holders of our Class B ordinary shares, 92.01% of which are held by the sponsor, (i) will have the right to vote to appoint and remove directors prior to or in connection with the completion of our initial business combination and (ii) will be entitled to vote on continuing our company in a jurisdiction outside of the Cayman Islands (including in any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside of the Cayman Islands). In addition, pursuant to the letter agreement, our officer and directors have agreed that we shall not enter into a definitive agreement regarding a proposed business combination without the prior written consent of the sponsor.

Mr. Heung Ming Wong, a citizen and resident of the Hong Kong Special Administrative Region, has served as our Chief Executive Officer, Chief Financial Officer and Director since December 2024. Mr. Wong has over twenty years’ experience in finance, accounting, internal control, and corporate governance matters. Mr. Wong has served as (i) the Chief Financial Officer and Director of Aimei Health Technology Co., Ltd since May 2023, (ii) an independent director of SAIHEAT Limited (Nasdaq: SAIH), a Singapore-based energy saving mining operator that engages in the hosting of bitcoin mining machines for its clients, since August 2024, (iii) an independent director of Nature Wood Group Limited (Nasdaq: NWGL), a global leading vertically-integrated forestry company headquartered in Macau, since September 2023, (iv) an independent director of E-Home Household Service Holdings Ltd (Nasdaq: EJH), a China-based company mainly engaged in the operation of household services, since March 2023, (v) an independent director of Ostin Technology Group Co., Ltd (Nasdaq: OST), a China-based company mainly engaged in the business of designing, developing and manufacturing TFT-LCD modules, since April 2022, (vi) an independent non-executive director of Helens International Holdings Company Limited (9869HK), a China-based investment holding company mainly engaged in bar operation and franchise business, since August 2021, and (vii) the non-executive Chairman of Raffles Interior Ltd., a Singapore-based interior fitting-out services provider that was previously listed on the Hong Kong Stock Exchange, since September 23, 2022 and the company’s independent director since March 2020. Mr. Wong has also served as (i) an independent director at BAIYU Holdings, Inc. (Nasdaq: BYU) from April 2021 to November 2024, (ii) an independent director at Sansheng Holdings (Group) Co. Ltd. from August 2022 to December 2023, (iii) an independent director of Shifang Holding Group Ltd. (1831HK) from April 2021 to April 2023, (iv) an independent non-executive director of Meihua International Medical Technologies Co., Ltd. (Nasdaq: MHUA) from April 2022 to June 2022, and (v) the Chief Financial Officer of Meten EdtechX Education Group Ltd. (currently known as BTC Digital Ltd.) (Nasdaq: BTCT) from June 2020 to March 2021. Prior to these roles, Mr. Wong worked at Deloitte Touche Tohmatsu (China) and PricewaterhouseCoopers (China) for a total of over 11 years. Mr. Wong received his bachelor’s degree in accountancy from the City University of Hong Kong in 1993 and his master’s degree in electronic commerce from the Open University of Hong Kong in 2003. He is also a fellow member of the Association of Chartered Certified Accountants and the Hong Kong Institute of Certified Public Accountants. We believe Mr. Wong is qualified to serve on our board of directors due to his extensive experience in public company directorship, management, finance, accounting, internal control, and corporate governance.

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Mr. David Zhang, a citizen of the PRC and a permanent resident of the United States, will serve as our independent director upon the effectiveness of our registration statement of which this prospectus is a part. Mr. Zhang has served as a director of Real Sight Consultant Limited, a consulting firm, since April 2024, from August 2020 to July 2021, and from April 2014 to February 2017. From August 2021 to March 2024, Mr. Zhang served as the Chief Financial Officer and director of iClick Interactive Asia Group Limited (Nasdaq: ICLK), a renowned marketing cloud platform in China. From March 2017 to July 2020, Mr. Zhang served as the Chief Financial Officer of QK International Limited, a leading technology-driven long-term apartment rental platform in China. From October 2009 to March 2014, Mr. Zhang served as the Chief Financial Officer and director of Shifang Holding Limited (1831HK). Prior to these roles, Mr. Zhang held senior management and advisory roles at PwC and Deloitte. Mr. Zhang received his bachelor’s degree in accounting from the University of Shanghai for Science and Technology. Mr. Zhang is a member of the Chinese Institute of Certified Public Accountants and is qualified to practice law in the PRC. We believe Mr. Zhang is qualified to serve on our board of directors due to his extensive experience in directorship, management, finance, accounting, and law.

Mr. Hing Hui Ding, a citizen and resident of Malaysia, will serve as our independent director upon the effectiveness of our registration statement of which this prospectus is a part. Mr. Ding has served as an Executive Director of Raffles Interior Ltd (1376 HK), a Singapore-based interior fitting-out services provider, since March 2019, where he is responsible for overseeing the company’s day-to-day operations, including but not limited to manpower planning, technical solutions, strategies planning and value engineering, strategizing new project approach and methodology, implementing construction activities and project schedules, and monitoring quality assurance and quality control. Mr. Ding joined Raffles Interior Ltd in July 1996 as a site supervisor and has been the company’s Operation Director since January 2011. Mr. Ding received his diploma in electronics engineering from the French-Singapore Institute and holds a certificate in construction productivity management, the bizSAFE Level 1 Certification and the bizSAFE Level 2 Certification. We believe Mr. Ding is qualified to serve on our board of directors due to his extensive experience in management and innovation.

Mr. Roy Liang, a citizen and resident of the United States, will serve as our independent director upon the effectiveness of our registration statement of which this prospectus is a part. Mr. Liang has served as the Managing Partner of Betterway LLC, a global supply chain service provider founded by seasoned international business experts, since April 2022, and the CEO and Co-founder of Beautifier LLC, a California-based, beauty & sustainability products company, since November 2020. In addition, Mr. Liang has been a Venture Partner of NetworkVC.org since November 2020, where he provides startup advisory related to fund raising and corporate innovation, and a Venture Partner of Grand Shores Ventures from November 2019 to January 2024, where he was responsible for deal sourcing, fundraising, due diligence and relationship-building for the fund. From December 2022 to September 2023, Mr. Liang served as the Director of Investor Relations at MyyShop, a pioneering social commerce platform. From July 2022 to December 2022, Mr. Liang worked in Investor Relations at GEODNET, a global earth observation decentralized network. Mr. Liang’s executive and advisory roles prior to December 2019 include, among others, Vice President of Investment at the Private Equity group of Paulson Investment, a biotech-focused investment bank, Financial Advisor at Morgan Stanley’s Global Financial Service Corporation group, and the Founder & Chief Executive Officer of Bestway Investments LLC, a startup service firm focused on the U.S. and China markets. Mr. Liang received his Bachelor of Business Administration degree, with a concentration in management and leadership, from Portland State University and Master of Business Administration degree, with a concentration in entrepreneurship, from the F.W. Olin Graduate School of Business of Babson College. We believe Mr. Zhang is qualified to serve on our board of directors due to his extensive experience in fundraising, deal sourcing, entrepreneurial management and cross-border transactions.

Each of our officer and directors presently has, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties to other companies, including other companies that are engaged in business activities similar to those intended to be conducted by us. For a more detailed description of the pre-existing fiduciary and contractual obligations of our officer and directors, and the potential conflicts of interest that such obligations may present, see “Management — Conflicts of Interest.”

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Prior experience with SPACs

Ms. Han Huang has the sole voting and dispositive power over the shares held of record by Aimei Investment Ltd, the sponsor of Aimei Health Technology Co., Ltd. Aimei Health Technology Co., Ltd is a blank check company incorporated as a Cayman Islands exempted company with limited liability for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. On December 6, 2023, Aimei Health Technology Co., Ltd consummated its initial public offering of 6,900,000 units, generating gross proceeds of $69,000,000. Under its governing documents, Aimei Health Technology Co., Ltd initially had until 12 months from the closing of its initial public offering (i.e., until December 6, 2024) to consummate its initial business combination and its board may extend the deadline by which it must consummate its initial business combination up to twelve (12) times each for an additional one month (i.e., up to December 6, 2025), if its sponsor requests such extension and deposits additional funds into the trust account Aimei Health Technology Co., Ltd established in connection with its initial public offering.

On June 19, 2024, Aimei Health Technology Co., Ltd entered into a definitive Business Combination Agreement for a business combination with (i) United Hydrogen Group Inc., an exempted company incorporated with limited liability in the Cayman Islands, (ii) United Hydrogen Global Inc., an exempted company incorporated with limited liability in the Cayman Islands (“Pubco”), (iii) United Hydrogen Victor Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco; (iv) United Hydrogen Worldwide Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco; and (v) Aimei Investment Ltd.

On December 11, 2024, an aggregate of $227,000 was deposited into the trust account of Aimei Health Technology Co., Ltd, which enables the company to extend the date by which it has to consummate its initial business combination to January 6, 2025.

In addition, Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, has served as Aimei Health Technology Co., Ltd’s Chief Financial Officer and Director since May 15, 2023 and is also Aimei Health Technology Co., Ltd’s principal financial and accounting officer.

Other than the above, our sponsor and its affiliates and promoters have no other prior experience in organizing special purpose acquisition companies and have not been involved in other special purpose acquisition companies.

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Securities ownership and compensation

The following table sets forth the payments received or to be received by our sponsor, its affiliates, from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor and its affiliates.

Entity/Individual	Amount of Compensation Received or to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Aimei Investment II Ltd	$10,000 per month until the closing of our initial business combination or our liquidation.	Office space, administrative and shared personnel support services.

Aimei Investment II Ltd

1,380,000 Class B ordinary shares if the over-allotment option is not exercised, or 1,605,000 Class B ordinary shares if the over-allotment option is exercised in full. These shares were issued on November 29, 2024.

$23,000 in the aggregate (or $0.017 per share if the over-allotment option is not exercised), or $23,260.84 (or $0.014 per share if the over-allotment option is exercised in full).

Heung Ming Wong David Zhang Hing Hui Ding Roy Liang

In December 2024, our sponsor transferred 60,000, 20,000, 20,000 and 20,000 insider shares, respectively, to Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, Mr. David Zhang, our independent director appointee, Mr. Hing Hui Ding, our independent director appointee, and Mr. Roy Liang, our independent director appointee.

$2,000 ($0.017 per share if the over-allotment option is not exercised), or $1,739.16 (or $0.014 per share if the over-allotment option is exercised in full).

Aimei Investment II Ltd	285,234 (or 298,734 units if the underwriters’ over-allotment option is exercised in full) private units to be purchased simultaneously with the closing of this offering.	$2,852,340 (or $2,987,340 if the underwriters’ over-allotment option is exercised in full).

Aimei Investment II Ltd	Up to $400,000	Repayment of loans made to us to cover offering related and organizational expenses.

Aimei Investment II Ltd Heung Ming Wong David Zhang Hing Hui Ding Roy Liang

Repayment of working capital loans that our sponsor, officer, directors or their affiliates may, but are not obligated to, loan us from time to time, in whatever amount they deem reasonable in their sole discretion, to finance transaction costs, or the issuance of private units upon the conversion of up to $1,500,000 of such working capital loans.

Such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $1,500,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If a business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Aimei Investment II Ltd Heung Ming Wong David Zhang Hing Hui Ding Roy Liang	Reimbursement for any out-of-pocket expenses related to identifying, investigating and competing an initial business combination.	Services in connection with identifying, investigating and completing an initial business combination.

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Assuming no exercise of the over-allotment option and our sponsor, officer and directors do not purchase additional units or shares, the table below sets forth the shareholding information with respect to our initial shareholders and the public shareholders, without giving effect to the shares underlying the rights that are being sold as part of the public units and private units:

					Average
Holder	Shares		Total Consideration		Price per
Purchased	Percentage		Amount	Percentage	Share
Sponsor	1,665,234	20.45%	$2,875,340.00	4.57%	$1.727
Officer and directors	120,000	1.47%	$2,000.00	* %	$0.017
A.G.P. and/or its designee	360,000	4.42%	$—	—%	$—
Public shareholders	6,000,000	73.66%	$60,000,000	95.42%	$10.00
Total	8,145,234	100.00%	$62,877,340	100.00%	$7.720

Assuming the full exercise of the over-allotment option and that our sponsor, officer and directors do not purchase additional units or shares, the table below sets forth the shareholding information with respect to our initial shareholders and the public shareholders, without giving effect to the shares underlying the rights that are being sold as part of the public units and private units:

Holder	Shares		Total Consideration		Average Price per
Purchased	Percentage		Amount	Percentage	Share
Sponsor	1,903,734	20.39%	$3,010,600.84	4.18%	$1.581
Officer and directors	120,000	1.29%	$1,739.16	* %	$0.014
A.G.P. and/or its designee	414,000	4.43%	$—	—%	$—
Public shareholders	6,900,000	73.89%	$69,000,000	95.82%	$10.00
Total	9,337,734	100.00%	$72,012,340	100.00%	$7.712

*	Less than 1%.

Contractual arrangements

Pursuant to a letter agreement with us, our sponsor, officer and directors have agreed (i) to waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer), (ii) to waive any and all right, title, interest or claim of any kind in or to any distribution of the trust account (“Claim”) they may have in the future as a result of, or arising out of, any contracts or agreements with us and to not seek recourse against the trust account for any reason whatsoever, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, (iii) to vote all ordinary shares beneficially owned by them (whether acquired before, in, or after this offering) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), (iv) not to propose, or vote in favor of, an amendment to our second amended and restated memorandum and articles of association with respect to our pre-business combination activities unless we provide public shareholders with the opportunity to redeem their ordinary shares for cash upon such approval in accordance with such our second amended and restated memorandum and articles of associate, and (v) to subject their insider shares, Class A ordinary shares issuable upon conversion thereof, private units and their component securities, and shares underlying the rights included in the private units to the transfer restrictions summarized in the table below. In addition, in the event of the liquidation of the trust account, our sponsor has agreed to indemnify and hold harmless our company for any debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the trust account below $10.00 per share and provided that such indemnity shall not apply if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

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Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Insider shares and Class A ordinary shares issuable upon conversion thereof	Six months after the completion of an initial business combination	Aimei Investment II Ltd, and our officer and directors

(i) among the initial shareholders or to an initial shareholder’s member, partner, officer, director, or affiliate; (ii) by gift to a member of the initial shareholder’s immediate family or to a trust, the beneficiary of which is a member of the initial shareholder’s immediate family or an affiliate of such individual, or to a charitable organization; (iii) by virtue of laws of descent and distribution upon death; (iv) pursuant to a qualified domestic relations order; (v) by virtue of the sponsor’s organizational documents upon liquidation or dissolution of the sponsor; or (vi) in the event of our liquidation prior to the completion of an initial business combination; provided, however, that, in the case of clauses (i) through (v), each transferee agrees in writing to be bound by the Transfer restrictions and the other restrictions contained in the letter agreement.

Private units and their component securities, and shares underlying the rights included in the private units	The completion of our initial business combination	Aimei Investment II Ltd	Same as above.

Additionally, the sponsor has entered into an Administrative Support Agreement with us, pursuant to which we will pay to our sponsor $10,000 per month for certain utilities and secretarial and administrative support as may be reasonably required by the Company that the sponsor shall make available, or cause to be made available, to our company or successor until the closing of our initial business combination or our liquidation. Pursuant to the Administrative Support Agreement, Sponsor has waived (i) any Claim in or to, and any and all right to seek payment of any amounts due to it out of, the trust account as a result of, or arising out of, the agreement and (ii) any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the trust account or any monies or other assets in the trust account, and agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the trust account or any monies or other assets in the trust account for any reason whatsoever.

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Pursuant to a registration rights agreement to be entered into among our company, the sponsor, and our officer and directors prior to or on the effective date of this offering, at any time and from time to time on or after the date that we consummate a business combination, the holders of a majority-in-interest of (i) 1,500,000 insider shares (or 1,725,000 insider shares if the overallotment is exercised in full), (ii) 285,234 private shares (or 298,734 private shares if the overallotment is exercised in full), (iii) 40,748 ordinary shares (or 42,676 ordinary shares if the overallotment is exercised in full) underlying the rights included in the private units, (iv) any securities issuable upon conversion of working capital loans from our sponsor, officer, directors or their affiliates, if any, (vi any warrants, rights, shares of our company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the aforementioned securities, and (vi) any other equity security held by our initial shareholders as of the date of the registration rights agreement (including shares issued or issuable upon the exercise of such equity security) are entitled to make up to two demands that we register the resale of such securities.  In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination.

As of the date of this prospectus, there is no agreement, arrangement, or understanding, including any payments, between the sponsor and our unaffiliated security holders regarding the redemption of our outstanding securities.

Conflicts of interest

Potential investors should be aware that there are actual or potential material conflicts of interest between (i) our sponsor, officer, directors, promotors and their respective affiliates and (ii) our unaffiliated security holders with respect to determining whether to proceed with a de-SPAC transaction and the manner in which we compensate our sponsor, officer, directors, promotors and their respective affiliates. Because of the financial and personal interests described below, our sponsor, officer and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination, and they may be incentivized to (i) pursue a target company that has a less favorable risk, stability or profitability profile for our public shareholders but would be easier, quicker and more certain to guide through the business combination process over a target company that has a better risk, stability or profitability profile for our public shareholders but may take a longer time to diligence and go through the business combination process or (ii) effect our initial business combination with less desirable terms and conditions in order complete a business combination within the required period, both of which could cause our public shareholders to experience a negative rate of return or lose significant value on their shares of the combined company.

•

On November 29, 2024, our sponsor purchased an aggregate of 1,725,000 insider shares for an aggregate of $25,000 (or approximately $0.014 per share), up to 225,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the underwriters’ over-allotment option is exercised. In December 2024, our sponsor transferred 60,000, 20,000, 20,000 and 20,000 insider shares, respectively, to Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, Mr. David Zhang, our independent director appointee, Mr. Hing Hui Ding, our independent director appointee, and Mr. Roy Liang, our independent director appointee, at the original purchase price of approximately $0.014 per share. Our sponsor has also committed to purchasing from us an aggregate of 285,234 private units (or up to 298,734 private units if the underwriters’ over-allotment option is exercised) at $10.00 per private unit for a total purchase price of $2,852,340 (or up to $2,987,340 if the underwriters’ over-allotment option is exercised) simultaneously with the consummation of this offering. Upon consummation of our offering and the private placement, assuming our sponsor, officer and directors do not purchase additional units or shares and without giving effect to the shares underlying the rights that are being sold as part of the public units and private units, our sponsor, Mr. Wong and our independent director appointees will own approximately 20.44%, 0.74% and 0.74%, respectively, of our issued and outstanding shares immediately after this offering, if the underwriters’ over-allotment option is not exercised, or 20.38%, 0.65% and 0.65%, respectively, of our issued and outstanding shares immediately after this offering, if the underwriters’ over-allotment option is fully exercised.

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o

If a business combination is completed, based on the difference between the nominal purchase price our sponsor, officer and directors paid for the insider shares and our public shareholders’ purchase price of $10.00 per unit sold in the offering, our sponsor, officer and directors may earn a positive rate of return even if the share price of the combined company falls below the price our public shareholders paid for the units in this offering and our public shareholders experience a negative rate of return or lose significant value on the shares of the combined company. If the over-allotment option is not exercised, our sponsor, officer and directors can recoup their investment in their insider shares as long as the combined company’s stock trades at or above $0.017 per share and our sponsor can recoup its investment in their insider shares and private shares as long as the combined company’s stock trades at or above $1.727 per share. If the over-allotment option is exercised in full, our sponsor, officer and directors can recoup its investment in their insider shares as long as the combined company’s stock trades at or above $0.014 per share and our sponsor can recoup its investment in their insider shares and private shares as long as the combined company’s stock trades at or above $1.581 per share. The nominal price at which the insider shares were issued also results in a substantial dilution to our public shareholders. For more details, see “Dilution.”

o

On the other hand, if we fail to complete a business combination within the required period, we will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding public shares for cash and, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate. In such event, the insider shares and private units held by our sponsor, officer and directors would be worthless and they will lose their entire investment, except to the extent they receive liquidating distributions from assets outside the trust account, because (A) they have agreed, pursuant to a letter agreement with us, to (i) waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer), (ii) waive any and all Claims with respect to their insider shares and private shares any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us and to not seek recourse against the trust account for any reason whatsoever, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, and (iii) subject their insider shares, Class A ordinary shares issuable upon conversion thereof, private units and their component securities, and shares underlying the rights included in the private units to the aforementioned transfer restrictions; and (B) the sponsor will not receive any of such funds for the rights it purchased as part of its private units and these rights will expire worthless.

•

The insider shares held by our sponsor, officer and directors have different terms than the public shares held by our public shareholders. Prior to the closing of our initial business combination, only holders of our Class B ordinary shares (i) will have the right to vote to appoint and remove directors prior to or in connection with the completion of our initial business combination and (ii) will be entitled to vote on continuing our company in a jurisdiction outside of the Cayman Islands (including in any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside of the Cayman Islands). Additionally, the insider shares have anti-dilution rights that could result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon the conversion of the insider shares in connection with the consummation of our initial business combination. For more details, see “Description of Securities — Ordinary Shares.”

•

In the event that following this offering we obtain working capital loans from our sponsor, officer, directors or their affiliates to finance transaction costs related to our initial business combination, such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $1,500,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If a business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account. In addition, the conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lender elects to convert its working capital loans into private units. Further, the issuance of additional Class A ordinary shares underlying these units will increase the number of issued and outstanding Class A ordinary shares, result in a material dilution to the equity interests of our public shareholders and reduce the value of our public shares, which could make it more difficult to effect a business combination or obtain future financing.

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•

Pursuant to the Administrative Support Agreement, we will pay to our sponsor $10,000 per month for certain utilities and secretarial and administrative support as may be reasonably required by the Company that the sponsor shall make available, or cause to be made available, to our company or successor until the closing of our initial business combination or our liquidation, and the sponsor has waived (i) any Claim in or to, and any and all right to seek payment of any amounts due to it out of, the trust account as a result of, or arising out of, the agreement and (ii) any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the trust account or any monies or other assets in the trust account, and agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the trust account or any monies or other assets in the trust account for any reason whatsoever.

•	While our sponsor, officer, directors or their affiliates may receive reimbursement from us for reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination from funds held outside the trust account prior to the competition of our initial business combination, no reimbursement may be made from the proceeds held in the trust account prior to the completion of a business combination. If we fail to consummate a business combination within the required period, these persons will not have any claim against the trust account for reimbursement or receive any reimbursement.

•

In the event of the liquidation of the trust account, our sponsor has agreed to indemnify and hold harmless our company for any debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the trust account below $10.00 per share and provided that such indemnity shall not apply if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

•	We are not prohibited from pursuing such a transaction, nor are we prohibited from consummating a business combination where any of our sponsor, officer and directors or their affiliates acquire a minority interest in the target business alongside our acquisition, provided that such transaction must be approved by a majority of our independent directors who do not have an interest in such transaction. Accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination.

•	Our officer and directors will be able to remain with the combined company only if they are able to negotiate employment or consulting agreements or other arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

•	Our officer and directors are not required to commit their full time to our affairs, and each of our officer and directors presently has, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties to one or more other entities. If our officer and directors are required to devote more substantial amounts of time to their other business affairs or present a business combination opportunity to such entities, our ability to consummate our initial business combination could be materially and adversely affected.

We cannot assure you that any of the conflicts mentioned above will be resolved in our favor. Other than the payments described above, our sponsor, officer and directors have agreed pursuant to the letter agreement that they and their affiliates will not receive and will not accept a finder’s fee or any other compensation prior to, or for services rendered in order to effectuate, the consummation of our initial business combination.

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Potential Additional Financings

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness would have rights that are senior to our equity securities and could contain covenants that restrict our operations. Further, as described above, due to the anti-dilution rights of our initial shares, our public shareholders may incur material dilution. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. These financing transactions are typically designed to ensure a return on investment to the investor in exchange for assisting the company in completing the business combination or providing sufficient liquidity to the combined company. The price of the shares we issue may therefore be lesser, and potentially significantly lesser, than the market price for our shares at such time. These financing transactions may be significantly dilutive to the combined company, and represent the type of financing risk that is not associated with traditional initial public offerings. Any such additional financing, including issuance of equity or convertible securities, may significantly dilute the interests of our public shareholders. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Status as a Publicly Listed Company

We believe our structure will make us an attractive business combination partner to prospective target businesses. As a publicly listed company, we will offer a target business an alternative to the traditional initial public offering. We believe that target businesses will favor this alternative, which we believe is less expensive, while offering greater certainty of execution than the traditional initial public offering. During an initial public offering, there are typically expenses incurred in marketing, which would be costlier than a business combination with us. Furthermore, once a proposed business combination is approved by our shareholders (if applicable) and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. A target business can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented management staffs.

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Strong Financial Position and Flexibility

With a trust account initially in the amount of $60,000,000 (or $69,000,000 if the over-allotment option is exercised in full), we can offer a target business a variety of options to facilitate a business combination and fund future expansion and growth of its business. This amount assumes no redemptions. Because we are able to consummate a business combination using the cash proceeds from this offering, our share capital, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if a business combination requires us to use substantially all of our cash to pay for the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring a business combination may be subject to these constraints.

Effecting Our Initial Business Combination

General

We will have until 12 months from the closing of this offering to consummate our initial business combination. If we anticipate that we may not be able to consummate our initial business combination within  12 months from the closing of this offering, we will seek shareholder approval to extend the date by which we must consummate our initial business combination on terms to be specified in the relevant proxy solicitation statement. In the event an amendment to our second amended and restated memorandum and articles of association is made (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision of our second amended and restated memorandum and articles of association relating to the rights of our public shareholders, our second amended and restated memorandum and articles of association also require us to provide our public shareholders who are not our Founder, directors or officer with the opportunity to redeem their public shares for cash upon the approval of any such amendment, regardless of whether they vote for or against the proposed amendments or do not vote at all, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

If we are unable to complete our initial business combination within the 12-month period or such period that may be extended, we will distribute the aggregate amount then on deposit in the trust account, including interest (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), pro rata to our public shareholders, by way of the redemption of their shares and thereafter cease all operations except for the purposes of winding up of our affairs, as further described herein.

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, to identify any acquisition target. From the date of our formation through the date of this prospectus, there have been no communications or discussions between any of our officer, directors or our sponsor and any of their contacts or relationships regarding a potential initial business combination with our company.

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the agreement to enter into such initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, this assessment may not result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business. We may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

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We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private units, our shares, new debt, or a combination of these, as the consideration to be paid in our initial business combination. We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or the rules of Nasdaq, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our ordinary shares, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings that will not commence until after the completion of this offering. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.

Our officer and directors, as well as their respective affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our sponsor, officer or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction). Some of our officer and directors may enter into employment or consulting agreements with the post-transaction company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an initial business combination candidate.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officer or directors. In the event we seek to complete our initial business combination with a target that is affiliated with our sponsor, officer or directors, such transaction must be approved by a majority of our independent directors who do not have an interest in such transaction.

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Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the agreement to enter into such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations. In any case, we will only consummate an initial business combination in which we become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes as discussed below) or are otherwise not required to register as an investment company under the Investment Company Act. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination. To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business or businesses

Nasdaq rules provide that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses. If our securities are not listed on Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on Nasdaq at the time of our initial business combination.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity securities of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination.

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The fair market value of a target business or businesses or assets will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, book value and, where appropriate, upon the advice of appraisers or other professional consultants. If our board of directors is not able to independently determine that the target business or assets has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm or an independent accounting firm with respect to the satisfaction of such criterion. Notwithstanding the foregoing, unless we consummate a business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm or an independent accounting firm that the price we are paying is fair to our shareholders.

Lack of business diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. The future role of our officer and directors, if any, in the target business cannot presently be stated with any certainty. Consequently, our officer and directors may not become a part of the target’s management team, and the future management may not have the necessary skills, qualifications or abilities to manage a public company. Further, it is also not certain whether one or more of our directors will remain associated in some capacity with us following our initial business combination. Moreover, our officer and directors may not have significant experience or knowledge relating to the operations of the particular target business. Our key personnel may not remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders may not have the ability to approve our initial business combination

In connection with any proposed business combination, we will either (i) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount on deposit in the trust account (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), or (ii) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount on deposit in the trust account (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), in each case calculated as of two business days prior to the consummation of the business combination and subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Unlike other blank check companies which require shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related redemptions of public shares for cash upon consummation of such initial business combination even when a vote is not required by law, we will have the flexibility to avoid such shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek shareholder approval of our initial business combination, we will consummate our initial business combination only if we obtain an ordinary resolution under Cayman Islands law and our second amended and restated memorandum and articles of association, which requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter.

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If we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may be forced to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 12 months from the closing of this offering in order to be able to receive a pro rata share of the trust account.

Our sponsor, officer and directors have agreed (i) to vote all ordinary shares beneficially owned by them (whether acquired before, in, or after this offering) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), (ii) not to redeem any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination and (iii) not sell any ordinary shares in any tender in connection with a proposed initial business combination. As a result, if we sought shareholder approval of a proposed transaction which would require an ordinary resolution under Cayman Islands law and our second amended and restated memorandum and articles of association, which requires the affirmative vote of a simple majority of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, we could need as little as 1,927,384 of our public shares (or approximately 29.0% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming that all issued and outstanding shares are voted, that the over-allotment option is not exercised, and that our sponsor, officer and directors do not purchase any units in this offering or units or shares in the after-market). Assuming that only the holders of one-third of our issued and outstanding ordinary shares, representing a quorum under our second amended and restated memorandum and articles of association vote their shares at a general meeting of the company, we will not need any public shares in addition to our insider shares to be voted in favor of an initial business combination in order to approve an initial business combination.

Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or vote against the proposed transaction, or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the extraordinary general meeting held to approve the proposed transaction.

Redemption rights for public shareholders upon consummation of our initial business combination

We will provide our public shareholders who are not our Founder, directors or officer with the opportunity to redeem all or a portion their shares upon the consummation of our initial business combination, regardless of whether they vote for or against the proposed business combination or do not vote at all, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), divided by the number of the then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per share, whether or not the underwriters’ over-allotment option is exercised in full.  Our initial shareholders have agreed to (i) waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer) and (ii) waive any and all Claims with respect to their insider shares, private shares and representative shares and any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, and to not seek recourse against the trust account for any reason whatsoever.

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Manner of conducting redemptions

At any general meeting called to approve an initial business combination, public shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, less any taxes then due but not yet paid. Alternatively, we may provide our public shareholders who are not our Founder, directors or officer with the opportunity to sell their ordinary shares to us through a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights in connection with any vote held to approve a proposed business combination with respect to more than 15% of the shares sold in this offering. Such a public shareholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent shareholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the redemption right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. By limiting a shareholder’s ability to redeem no more than 15% of the shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders. In addition, our second amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Our sponsor, officer and directors will not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either (i) tender their certificates (if any) to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to the date set forth in the proxy materials sent in connection with the proposal to approve the business combination, which can be up to two business days prior to the scheduled vote on the proposal to approve such business combination. There is a nominal cost associated with the above-referenced delivery process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a nominal amount and it would be up to the broker whether or not to pass this cost on to the holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to deliver their shares prior to a specified date. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require shareholders seeking to exercise redemption rights to deliver their shares prior to the consummation of the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to shareholders.

Any proxy solicitation materials we furnish to shareholders in connection with a vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time the shareholder received our proxy statement up until the vote on the proposal to approve the business combination to deliver his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact. Please see the risk factor titled “In connection with any general meeting called to approve a proposed initial business combination, we may require shareholders who wish to redeem their shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights” for further information on the risks of failing to comply with these requirements.

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Any request to redeem such shares once made, may be withdrawn at any time up to the vote on the proposed business combination or the expiration of the tender offer. Furthermore, if a holder of public shares delivered its certificate in connection with an election of their redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account as of two business days prior to the consummation of the initial business combination. In such case, we will promptly return any shares delivered by public holders.

Permitted purchases of our securities by our affiliates

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, officer, directors or their affiliates may purchase shares or units from public shareholders in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Such a purchase may include a contractual acknowledgment that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, officer, directors, or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. In the event that our sponsor, officer, directors, or their affiliates purchase shares or units in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

The purpose of any such transaction could be to (i) increase the likelihood of obtaining shareholder approval of the business combination, (ii) reduce the number of public shares or units outstanding and/or increase the likelihood of approval on any matters submitted to the public unitholders for approval in connection with our initial business combination or (iii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met.

Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the number of beneficial holders of our securities may be reduced, which may make it difficult for us to maintain the quotation, listing or trading of our securities on a national securities exchange or for the combined company to obtain the quotation, listing or trading of its securities on a national securities exchange. For more details on related risks, see “Risk Factors — Risks Associated with Our Business and Securities — If we seek shareholder approval of our business combination, our sponsor, officer, directors, or their affiliates may elect to purchase shares from shareholders, in which case they may influence a vote in favor of a proposed business combination that you do not support and reduce the public “float” of our or the combined company’s securities.”

There is no limit on the number of shares our sponsor, officer, directors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or units in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. In addition, our sponsor, officer, directors, or any of their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

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It is intended that, if Rule 10b-18 would apply to purchases by sponsor, officer, directors, or their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Additionally, in the event our sponsor, officer, directors, or their affiliates were to purchase shares or units from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, officer, directors, or their affiliates may purchase shares or units from public shareholders outside the redemption process, along with the purpose of such purchases;

•	if our sponsor, officer, directors, or their affiliates were to purchase shares or units from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

•	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, officer, directors, or their affiliates would not be voted in favor of approving the business combination transaction;

•	our sponsor, officer, directors, or their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

o	the amount of our securities purchased outside of the redemption offer by our sponsor, officer, directors, or their affiliates, along with the purchase price;

o	the purpose of the purchases by our sponsor, officer, directors, or their affiliates;

o	the impact, if any, of the purchases by our sponsor, officer, directors, or their affiliates on the likelihood that the business combination transaction will be approved;

o	the identities of our security holders who sold to our sponsor, officer, directors, or their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, officer, directors, or their affiliates; and

o	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Redemption of Public Shares and Liquidation If No Initial Business Combination

We will have until 12 months from the closing of this offering to consummate an initial business combination.

If we are unable to consummate our initial business combination within the allotted time period, we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be effected as required by function of our second amended and restated memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the Companies Act.

Our initial shareholders have agreed to (i) waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer) and (ii) waive any and all Claims with respect to their insider shares, private shares and representative shares, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period. There will be no redemption rights or liquidating distributions with respect to our rights, which will expire worthless in the event we do not consummate our initial business combination within the allotted time period.

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If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00 (whether or not the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which would have higher priority than the claims of our public shareholders. The actual per-share redemption amount received by shareholders may be less than $10.00, plus interest (net of any taxes payable, and less up to $50,000 of interest to pay liquidation expenses).

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue. Our independent registered public accounting firm will not execute agreements with us waiving such claims to the monies held in the trust account, nor will the underwriters of this offering.

If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. However, our sponsor may not be able to satisfy those obligations. Other than as described above, none of our officer or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations. We therefore believe it is unlikely our sponsor would be able to satisfy its indemnity obligations if it was required to do so. However, we believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

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In the event that the proceeds in the trust account are reduced below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) and our sponsor asserts that it is unable to satisfy any applicable obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action to enforce such indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf to enforce such indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, due to claims of creditors, the actual value of the per-share redemption price may be less than $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full).

If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer”, a “fraudulent conveyance”, a “fraud in anticipation of winding up”, a “transaction in fraud of creditors” or a “misconduct in the course of winding up”. As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of: (i) the completion of our initial business combination within the required period; (ii) our redemption of public shares if we have not completed an initial business combination within the required period; (iii) our redemption of public shares in connection with an amendment to our second amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision of our second amended and restated memorandum and articles of association relating to the rights of public shareholders; and (iv) our liquidation. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our second amended and restated memorandum and articles of association, like all provisions of our second amended and restated memorandum and articles of association, may be amended with a shareholder vote.

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Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering and the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$60,000,000 of the offering proceeds and proceeds from this offering and the sale of the private units will be deposited into a trust account in the United States maintained by [ ] acting as trustee.

$52,020,000.00 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$60,000,000 of the proceeds from this offering and the sale of the private units held in trust will be invested only in U.S. government treasury bills, notes or bonds with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by any taxes paid or payable and up to $100,000 payable for dissolution expenses.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

Limitation on fair value or net assets of target business

Our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the agreement to enter into such initial business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The public units will begin trading on or promptly after the date of this prospectus. The public shares and rights comprising the units will begin to trade separately on the 52nd day after the date of this prospectus unless A.G.P. informs us of their decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering.

No trading of the units or the underlying ordinary shares or rights would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

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Election to remain an investor

We will either (i) give our shareholders the opportunity to vote on the business combination or (ii) provide our public shareholders who are not our Founder, directors or officer with the opportunity to sell their ordinary shares to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses. If we hold a general meeting to approve a proposed business combination, we will send each shareholder a proxy statement containing information required by the SEC. Under our post-offering second amended and memorandum and articles of association, we must provide at least five clear days’ advance notice of any meeting of shareholders. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to exercise their rights to convert their shares into cash at such a meeting or to remain an investor in our company. We may not be required by law to hold a shareholder vote. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement. The tender offer rules require us to hold the tender offer open for at least 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their shares to us in the tender offer or remain an investor in our company.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

If we are unable to complete our initial business combination by 12 months from the closing of this offering, we will, as soon as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be effected as required by function of our second amended and restated memorandum and articles of association and prior to any voluntary winding up.

If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account would be returned to investors.

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Release of funds

Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of: (i) the completion of our initial business combination within the required period; (ii) our redemption of public shares if we have not completed an initial business combination within the required period; (iii) our redemption of public shares in connection with an amendment to our second amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision of our second amended and restated memorandum and articles of association relating to the rights of public shareholders; and (iv) our liquidation.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Limitation on redemption rights of shareholders

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

In addition, our second amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Many blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups, venture capital funds leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have significant experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, the requirement that we acquire a target business or businesses having a fair market value equal to at least 80% of the value of the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the agreement to enter into the business combination, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

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Facilities

We maintain our principal executive office at 10 East 53rd Street, Suite 3001, New York, NY 10022. Such space, utilities and secretarial and administrative services will be provided to us free of charge by our sponsor. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officer. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, ordinary shares and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements must be prepared in accordance with, or be reconciled to, GAAP or IFRS and the historical financial statements must be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our 12 month time frame.

We will be required to have our internal control procedures evaluated for the fiscal year ending December 31, 2025 required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any of our officer and directors in their capacity as such, and we and our officer and directors have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

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MANAGEMENT

Directors and Executive Officer

The following table sets forth certain information concerning our directors, executive officer and director appointees as of the date of this prospectus.

Name	Age	Position
Heung Ming Wong	55	Chief Executive Officer, Chief Financial Officer and Director
David Zhang	51	Independent Director Appointee*
Hing Hui Ding	54	Independent Director Appointee*
Roy Liang	47	Independent Director Appointee*

*

Each of David Zhang, Hing Hui Ding and Roy Liang has accepted appointments to serve as our independent director, effective upon the SEC’s declaration of effectiveness of our registration statement on Form S-1 of which this prospectus is a part.

Below is a summary of the business experience of each of our executive officer, directors and director appointees:

Mr. Heung Ming Wong, a citizen and resident of the Hong Kong Special Administrative Region, has served as our Chief Executive Officer, Chief Financial Officer and Director since December 2024. Mr. Wong has over twenty years’ experience in finance, accounting, internal control, and corporate governance matters. Mr. Wong has served as (i) the Chief Financial Officer and Director of Aimei Health Technology Co., Ltd since May 2023, (ii) an independent director of SAIHEAT Limited (Nasdaq: SAIH), a Singapore-based energy saving mining operator that engages in the hosting of bitcoin mining machines for its clients, since August 2024, (iii) an independent director of Nature Wood Group Limited (Nasdaq: NWGL), a global leading vertically-integrated forestry company headquartered in Macau, since September 2023, (iv) an independent director of E-Home Household Service Holdings Ltd (Nasdaq: EJH), a China-based company mainly engaged in the operation of household services, since March 2023, (v) an independent director of Ostin Technology Group Co., Ltd (Nasdaq: OST), a China-based company mainly engaged in the business of designing, developing and manufacturing TFT-LCD modules, since April 2022, (vi) an independent non-executive director of Helens International Holdings Company Limited (9869HK), a China-based investment holding company mainly engaged in bar operation and franchise business, since August 2021, and (vii) the non-executive Chairman of Raffles Interior Ltd., a Singapore-based interior fitting-out services provider that was previously listed on the Hong Kong Stock Exchange, since September 23, 2022 and the company’s independent director since March 2020. Mr. Wong has also served as (i) an independent director at BAIYU Holdings, Inc. (Nasdaq: BYU) from April 2021 to November 2024, (ii) an independent director at Sansheng Holdings (Group) Co. Ltd. from August 2022 to December 2023, (iii) an independent director of Shifang Holding Group Ltd. (1831HK) from April 2021 to April 2023, (iv) an independent non-executive director of Meihua International Medical Technologies Co., Ltd. (Nasdaq: MHUA) from April 2022 to June 2022, and (v) the Chief Financial Officer of Meten EdtechX Education Group Ltd. (currently known as BTC Digital Ltd.) (Nasdaq: BTCT) from June 2020 to March 2021. Prior to these roles, Mr. Wong worked at Deloitte Touche Tohmatsu (China) and PricewaterhouseCoopers (China) for a total of over 11 years. Mr. Wong received his bachelor’s degree in accountancy from the City University of Hong Kong in 1993 and his master’s degree in electronic commerce from the Open University of Hong Kong in 2003. He is also a fellow member of the Association of Chartered Certified Accountants and the Hong Kong Institute of Certified Public Accountants. We believe Mr. Wong is qualified to serve on our board of directors due to his extensive experience in public company directorship, management, finance, accounting, internal control, and corporate governance.

Mr. David Zhang, a citizen of the PRC and a permanent resident of the United States, will serve as our independent director upon the effectiveness of our registration statement of which this prospectus is a part. Mr. Zhang has served as a director of Real Sight Consultant Limited, a consulting firm, since April 2024, from August 2020 to July 2021, and from April 2014 to February 2017. From August 2021 to March 2024, Mr. Zhang served as the Chief Financial Officer and director of iClick Interactive Asia Group Limited (Nasdaq: ICLK), a renowned marketing cloud platform in China. From March 2017 to July 2020, Mr. Zhang served as the Chief Financial Officer of QK International Limited, a leading technology-driven long-term apartment rental platform in China. From October 2009 to March 2014, Mr. Zhang served as the Chief Financial Officer and director of Shifang Holding Limited (1831HK). Prior to these roles, Mr. Zhang held senior management and advisory roles at PwC and Deloitte. Mr. Zhang received his bachelor’s degree in accounting from the University of Shanghai for Science and Technology. Mr. Zhang is a member of the Chinese Institute of Certified Public Accountants and is qualified to practice law in the PRC. We believe Mr. Zhang is qualified to serve on our board of directors due to his extensive experience in directorship, management, finance, accounting, and law.

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Mr. Hing Hui Ding, a citizen and resident of Malaysia, will serve as our independent director upon the effectiveness of our registration statement of which this prospectus is a part. Mr. Ding has served as an Executive Director of Raffles Interior Ltd (1376 HK), a Singapore-based interior fitting-out services provider, since March 2019, where he is responsible for overseeing the company’s day-to-day operations, including but not limited to manpower planning, technical solutions, strategies planning and value engineering, strategizing new project approach and methodology, implementing construction activities and project schedules, and monitoring quality assurance and quality control. Mr. Ding joined Raffles Interior Ltd in July 1996 as a site supervisor and has been the company’s Operation Director since January 2011. Mr. Ding received his diploma in electronics engineering from the French-Singapore Institute and holds a certificate in construction productivity management, the bizSAFE Level 1 Certification and the bizSAFE Level 2 Certification. We believe Mr. Ding is qualified to serve on our board of directors due to his extensive experience in management and innovation.

Mr. Roy Liang, a citizen and resident of the United States, will serve as our independent director upon the effectiveness of our registration statement of which this prospectus is a part. Mr. Liang has served as the Managing Partner of Betterway LLC, a global supply chain service provider founded by seasoned international business experts, since April 2022, and the CEO and Co-founder of Beautifier LLC, a California-based, beauty & sustainability products company, since November 2020. In addition, Mr. Liang has been a Venture Partner of NetworkVC.org since November 2020, where he provides startup advisory related to fund raising and corporate innovation, and a Venture Partner of Grand Shores Ventures from November 2019 to January 2024, where he was responsible for deal sourcing, fundraising, due diligence and relationship-building for the fund. From December 2022 to September 2023, Mr. Liang served as the Director of Investor Relations at MyyShop, a pioneering social commerce platform. From July 2022 to December 2022, Mr. Liang worked in Investor Relations at GEODNET, a global earth observation decentralized network. Mr. Liang’s executive and advisory roles prior to December 2019 include, among others, Vice President of Investment at the Private Equity group of Paulson Investment, a biotech-focused investment bank, Financial Advisor at Morgan Stanley’s Global Financial Service Corporation group, and the Founder & Chief Executive Officer of Bestway Investments LLC, a startup service firm focused on the U.S. and China markets. Mr. Liang received his Bachelor of Business Administration degree, with a concentration in management and leadership, from Portland State University and Master of Business Administration degree, with a concentration in entrepreneurship, from the F.W. Olin Graduate School of Business of Babson College. We believe Mr. Zhang is qualified to serve on our board of directors due to his extensive experience in fundraising, deal sourcing, entrepreneurial management and cross-border transactions.

Number and Terms of Office of Officer and Directors

Our board of directors consists of four members elected as a single class with no term. Each director shall hold office until his or her earlier death, resignation or removal.

Unless the provisions of our second amended and restated memorandum and articles of association governing the appointment and removal of directors are amended by the affirmative vote of at least 90% of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on the matter, only holders of Class B ordinary shares will have the right to vote to appoint or remove directors in any election held prior to the completion of our initial business combination, meaning that holders of Class A ordinary shares will not have the right to vote to appoint or remove any directors until after the completion of our initial business combination. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the Class B ordinary shares entitled to vote and voted for the appointment of directors can appoint all of the directors.

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Executive Officer and Director Compensation

No compensation was awarded to, earned by, or paid to our officer or directors for the last completed fiscal year. Commencing on the date that our securities are first listed on Nasdaq through the earlier of the consummation of our initial business combination and our liquidation, we will pay to our sponsor $10,000 per month for office space, utilities, secretarial and administrative support services provided to our officer and directors until the closing of our initial business combination or our liquidation. Our officer and directors and their affiliates may receive reimbursement from us for reasonable out-of-pocket expenses related to identifying, investigating, negotiating, and completing an initial business combination from funds held outside the trust account prior to the competition of our initial business combination. No reimbursement may be made from the proceeds held in the trust account prior to the completion of a business combination. If we fail to consummate a business combination within the required period, these persons will not have any claim against the trust account for reimbursement or receive any reimbursement. There is no limit on the amount of these out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Other than the payments set forth in “Prospectus Summary – The Offering – Limited payments to insiders,” our sponsor, officer and directors have agreed pursuant to the letter agreement that they and their affiliates will not receive and will not accept a finder’s fee or any other compensation prior to, or for services rendered in order to effectuate, the consummation of our initial business combination.

After the completion of our initial business combination, officer and directors who remain with the combined company may be paid consulting, management or other fees from the combined company. All these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officer will be determined by a compensation committee constituted solely of independent directors.

We do not intend to take any action to ensure that our officer and directors maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officer and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officer and directors that provide for benefits upon termination of employment.

Director Independence

Nasdaq requires that a majority of our board must be composed of “independent directors.” Currently, David Zhang, Hing Hui Ding and Roy Liang would each be considered an “independent director” under the Nasdaq Stock Market Listing Rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will only enter into a business combination if it is approved by a majority of our independent directors who do not have an interest in such transaction. Additionally, we will only enter into transactions with our officer and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must also be approved by our audit committee and a majority of disinterested independent directors.

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Committees of the Board of Directors

We will establish three committees under the board of directors immediately upon the effectiveness of our registration statement on Form S-1, of which this prospectus is a part: an audit committee, a compensation committee and a corporate governance and nominating committee. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit committee

Under the Nasdaq Stock Market Listing Rules and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Our audit committee will consist of David Zhang, Hing Hui Ding and Roy Liang, each of whom satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq Stock Market Rules and meet the independence standards under Rule 10A-3 under the Exchange Act. David Zhang is the Chairperson of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial experts on audit committee

The audit committee will at all times be composed exclusively of independent directors who are “financially literate” as defined under the Nasdaq Stock Market Listing Rules as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that David Zhang is qualified as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

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Corporate governance and nominating committee

Effective as of the date of this prospectus, we have established a corporate governance and nominating committee of the board of directors, which will consist of David Zhang, Hing Hui Ding and Roy Liang, each of whom is an independent director under the Nasdaq Stock Market Listing Rules. Roy Liang is the Chairperson of the corporate governance and nominating committee. The corporate governance and nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The corporate governance and nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for selecting director appointees

The guidelines for selecting nominees, which are specified in the Corporate Governance and Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The corporate governance and nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The corporate governance and nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The board of directors will also consider director candidates recommended for nomination by our shareholders at the annual meeting of shareholders, if any (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the board of directors should follow the procedures set forth in our second amended and restated memorandum and articles of association. The corporate governance and nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation committee

Effective as of the date of this prospectus, we will establish a compensation committee of the board of directors, which will consist of David Zhang, Hing Hui Ding and Roy Liang, each of whom is an independent director under the Nasdaq Stock Market Listing Rules. Hing Hui Ding is the Chairperson of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other executive officer;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	reviewing and approving the compensation disclosure and analysis prepared by Company management to be included in our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officer and employees; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

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Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

Code of Conduct and Ethics

Upon consummation of this offering, we will adopt a code of conduct and ethics that applies to all of our executive officer, directors and employees. The code of conduct and ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Under Cayman Islands law, directors owe the following fiduciary duties:

•	duty to act in good faith in what the director believes to be in the best interests of the company as a whole;

•	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•	directors should not improperly fetter the exercise of future discretion;

•	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•	duty to exercise independent judgment.

In addition to the above, directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the second amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

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The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officer and directors:

Name of Individual	Name of Affiliated Company	Industry	Affiliation
Heung Ming Wong	Aimei Health Technology Co., Ltd	SPAC	Chief Financial Officer and Director
	SAIHEAT Limited	Bitcoin	Independent Director
	Nature Wood Group Limited	Forestry	Independent Director
	E-Home Household Service Holdings Ltd	Household service	Independent Director
	Ostin Technology Group Co., Ltd	Manufacturing	Independent Director
	Helens International Holdings Company Limited	Bar operations and franchise	Independent Non-executive Director
	Raffles Interior Ltd	Interior fitting-out services	Non-Executive Director and Chairman of the board
David Zhang	Real Sight Consultant Limited	Consulting	Director
Hing Hui Ding	Raffles Interior Ltd	Interior design	Executive Director and Operation Director
Roy Liang	Betterway LLC	Supply chain services	Managing Partner
	Beautifier LLC	Consumer products	CEO and Co-founder
	NetworkVC.org	Venture capital	Venture Partner

Our second amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands laws: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce our interest or expectancy in any corporate opportunity offered to any officer or director and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. Subject to his or her fiduciary duties under Cayman Islands laws, if any of our officer or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations or with which he or she are affiliated, he or she may need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties under Cayman Islands laws. As a result, the fiduciary duties or contractual obligations of our officer or directors could result in conflicts of interest when our board evaluates a particular business opportunity and materially affect our ability to complete our initial business combination. For more information on related risks, see “Risk Factors — Risks Associated with Our Business and Securities — Each of our officer and directors presently has, and any of them in the future may have, additional, fiduciary, contractual or other obligations or duties and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

In addition, our officer and directors may sponsor, form or become affiliated with blank check companies, engaged in business activities similar to those intended to be conducted by our company or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially affect our ability to complete our initial business combination and the consideration paid, terms, conditions and timing relating to the business combination.

In addition to the above, potential investors should also be aware of the following actual or potential material conflicts of interest between (i) our officer and directors and (ii) our unaffiliated security holders with respect to determining whether to proceed with a de-SPAC transaction and the manner in which we compensate our officer and directors. Because of these, our sponsor, officer and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination, and they may be incentivized to (i) pursue a target company that has a less favorable risk, stability or profitability profile for our public shareholders but would be easier, quicker and more certain to guide through the business combination process over a target company that has a better risk, stability or profitability profile for our public shareholders but may take a longer time to diligence and go through the business combination process or (ii) effect our initial business combination with less desirable terms and conditions in order complete a business combination within the required period, both of which could cause our public shareholders to experience a negative rate of return or lose significant value on their shares of the combined company.

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•

On November 29, 2024, our sponsor purchased an aggregate of 1,725,000 insider shares for an aggregate of $25,000 (or approximately $0.014 per share), up to 225,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the underwriters’ over-allotment option is exercised. In December 2024, our sponsor transferred 60,000, 20,000, 20,000 and 20,000 insider shares, respectively, to Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, Mr. David Zhang, our independent director appointee, Mr. Hing Hui Ding, our independent director appointee, and Mr. Roy Liang, our independent director appointee, at the original purchase price of approximately $0.014 per share. Upon consummation of our offering and the private placement, assuming our officer and directors do not purchase additional units or shares and without giving effect to the shares underlying the rights that are being sold as part of the public units and private units, Mr. Wong and our independent director appointees will own approximately 0.74% and 0.74%, respectively, of our issued and outstanding shares immediately after this offering, if the underwriters’ over-allotment option is not exercised, or 0.65% and 0.65%, respectively, of our issued and outstanding shares immediately after this offering, if the underwriters’ over-allotment option is fully exercised.

o

If a business combination is completed, based on the difference between the nominal purchase price our officer and directors paid for the insider shares and our public shareholders’ purchase price of $10.00 per unit sold in the offering, they may earn a positive rate of return even if the share price of the combined company falls below the price our public shareholders paid for the units in this offering and our public shareholders experience a negative rate of return or lose significant value on the shares of the combined company. If the over-allotment option is not exercised, our officer and directors can recoup their investment in their insider shares as long as the combined company’s stock trades at or above $0.017 per. If the over-allotment option is exercised in full, our officer and directors can recoup their investment in their insider shares as long as the combined company’s stock trades at or above $0.014 per share. The nominal price at which the insider shares were issued also results in a substantial dilution to our public shareholders. For more details, see “Dilution.”

o	On the other hand, if we fail to complete a business combination within the required period, we will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding public shares for cash and, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate. In such event, the insider shares held by our officer and directors would be worthless and they will lose their entire investment, except to the extent they liquidating distributions from assets outside the trust account, because they have agreed, pursuant to a letter agreement with us, to (i) waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer), (ii) waive any and all Claims with respect to their insider shares and private shares any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us and to not seek recourse against the trust account for any reason whatsoever, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, and (iii) subject their insider shares, Class A ordinary shares issuable upon conversion thereof, private units and their component securities, and shares underlying the rights included in the private units to the aforementioned transfer restrictions.

•

The insider shares held by our officer and directors have different terms than the public shares held by our public shareholders. Prior to the closing of our initial business combination, only holders of our Class B ordinary shares (i) will have the right to vote to appoint and remove directors prior to or in connection with the completion of our initial business combination and (ii) will be entitled to vote on continuing our company in a jurisdiction outside of the Cayman Islands (including in any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside of the Cayman Islands). Additionally, the insider shares have anti-dilution rights that could result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon the conversion of the insider shares in connection with the consummation of our initial business combination. For more details, see “Description of Securities — Ordinary Shares.”

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•	In the event that following this offering we obtain working capital loans from our officer, directors or their affiliates to finance transaction costs related to our initial business combination, such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $1,500,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If a business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account. In addition, the conversion price for such working capital loans may potentially be significantly less than the market price of our shares at the time the lender elects to convert its working capital loans into private units. Further, the issuance of additional Class A ordinary shares underlying these units will increase the number of issued and outstanding Class A ordinary shares, result in a material dilution to the equity interests of our public shareholders and reduce the value of our public shares, which could make it more difficult to effect a business combination or obtain future financing.

•	While our officer, directors or their affiliates may receive reimbursement from us for reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination from funds held outside the trust account prior to the competition of our initial business combination, no reimbursement may be made from the proceeds held in the trust account prior to the completion of a business combination. If we fail to consummate a business combination within the required period, these persons will not have any claim against the trust account for reimbursement or receive any reimbursement.

•	We are not prohibited from pursuing such a transaction, nor are we prohibited from consummating a business combination where any of our officer and directors or their affiliates acquire a minority interest in the target business alongside our acquisition, provided that such transaction must be approved by a majority of our independent directors who do not have an interest in such transaction. Accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination.

•	Our officer and directors will be able to remain with the combined company only if they are able to negotiate employment or consulting agreements or other arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

We cannot assure you that any of the conflicts mentioned above will be resolved in our favor. Other than the payments described above, our sponsor, officer and directors have agreed pursuant to the letter agreement that they and their affiliates will not receive and will not accept a finder’s fee or any other compensation prior to, or for services rendered in order to effectuate, the consummation of our initial business combination.

Limitation on Liability and Indemnification of Officer and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officer and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association provide that, subject to certain limitations, the company shall indemnify its officer and directors to the fullest extent permitted by law, as it now exists or may in the future be amended, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

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We will enter into agreements with our officer and directors to provide contractual indemnification in addition to the indemnification provided for in our second amended and restated memorandum and articles of association. Our second amended and restated memorandum and articles of association also will permit us to purchase and maintain insurance for the benefit of any of our directors or officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to our company. We will purchase a policy of directors’ and officer’s liability insurance that insures our officer and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officer and directors.

Our officer and directors have agreed, and any persons who may become officer or directors prior to the initial business combination will agree, to waive any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officer and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officer and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officer and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officer, directors or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of any ordinary shares issuable upon conversion of rights as the rights are not convertible within sixty days of the date of this prospectus.

•	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•	each of our officer and directors; and

•	all of our officer and directors as a group.

The below does not give effect to the shares underlying the rights that are being sold as part of the public units and private units and assumes that the underwriters do not exercise their over-allotment option, that our sponsor forfeits 225,000 insider shares and that there are 8,145,234 ordinary shares issued and outstanding after this offering.

Name and Address of Beneficial Owner (1)	Number of Class A Ordinary Shares Beneficially Owned		Approximate Percentage of Outstanding Class A Ordinary Shares		Number of Class B Ordinary Shares Beneficially Owned of Class A Ordinary Shares Beneficially Owned		Approximate Percentage of Outstanding Class B Ordinary Shares		% of Total Ordinary Shares on An As- converted Basis
	Before Offering	After Offering	Before Offering	After Offering	Before Offering	After Offering	Before Offering	After Offering	After Offering
Principal Shareholders:
Aimei Investment II Ltd(2)	—	285,234	—	4.29%	1,605,000	1,380,000	93.04%	92.01%	20.44%
A.G.P.(3)	—	360,000	—	5.42%	—	—	—	—	4.42%
Directors and Executive Officer:
Heung Ming Wong	—	—	—	—	60,000	60,000	3.48%	4.00%	*
David Zhang	—	—	—	—	20,000	20,000	1.16%	1.33%	*
Hing Hui Ding	—	—	—	—	20,000	20,000	1.16%	1.33%	*
Roy Liang	—	—	—	—	20,000	20,000	1.16%	1.33%	*
All executive officer, directors and director appointees (four individuals) as a group	—	—	—	—	120,000	120,000	6.96%	7.99%	1.48%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Aimei Health Technology II Co., Ltd, 10 East 53rd Street, Suite 3001, New York, NY 10022.

(2)

Represents shares held of record by our sponsor. Ms. Han Huang is the sole shareholder and director of our sponsor and has the sole voting and dispositive power over the shares held of record by our sponsor. Ms. Han Huang disclaims any beneficial ownership of the shares held by our sponsor, except to the extent of her pecuniary interest therein. The business address of our sponsor is c/o Aimei Health Technology II Co., Ltd, 10 East 53rd Street, Suite 3001, New York, NY 10022.

(3)	The address of A.G.P./Alliance Global Partners is 590 Madison Ave., 28th Floor, New York, NY 10022.

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None of our sponsor, officer and directors has indicated to us that he or she intends to purchase securities in this offering. Because of the ownership block held by our sponsor, officer and directors, they may be able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our sponsor will be required to forfeit an aggregate of 225,000 insider shares.

Our sponsor has committed to purchasing from us an aggregate of 285,234 private units at $10.00 per private unit (for a total purchase price of $2,852,340). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from these purchases will be placed in the trust account described below. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 298,734 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public (or 100.0% of the gross proceeds) in this offering is held in trust regardless of whether the over-allotment option is exercised in full or in part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.

With certain limited exceptions, our initial shareholders have agreed not to Transfer their insider shares, Class A ordinary shares issuable upon conversion thereof, and representative shares until six months after the completion of an initial business combination and their private units and component securities until the completion of our initial business combination. Notwithstanding the foregoing, Transfers of the insider shares, Class A ordinary shares issuable upon conversion thereof, representative shares, private units and their component securities are permitted (i) among the initial shareholders or to an initial shareholder’s member, partner, officer, director, or affiliate; (ii) by gift to a member of the initial shareholder’s immediate family or to a trust, the beneficiary of which is a member of the initial shareholder’s immediate family or an affiliate of such individual, or to a charitable organization; (iii) by virtue of laws of descent and distribution upon death; (iv) pursuant to a qualified domestic relations order; (v) by virtue of the sponsor’s or AGP’s organizational documents upon liquidation or dissolution of the sponsor or A.G.P., as applicable; or (vi) in the event of our liquidation prior to the completion of an initial business combination; provided, however, that, in the case of clauses (i) through (v), each transferee agrees in writing to be bound by the Transfer restrictions and the other restrictions contained in the letter agreement.

In order to meet our working capital needs following the consummation of this offering, our sponsor, officer and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Such loans will be repayable upon the consummation of our initial business combination, and the lender has the option to convert up to $1,500,000 of such loans into private units at a price of $10.00 per unit prior to or upon the consummation of our initial business combination. If a business combination is not consummated, the loans will not be repaid except to the extent that we have funds available outside of the trust account.

Our sponsor and our officer and directors are deemed to be our “promoters,” as that term is defined under the federal securities laws.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On November 29, 2024, our sponsor purchased an aggregate of 1,725,000 insider shares for an aggregate of $25,000 (or approximately $0.014 per share). If the underwriters do not exercise all or a portion of their over-allotment option, our sponsor has agreed that up to an aggregate of 225,000 insider shares in proportion to the portion of the over-allotment option that was not exercised are subject to forfeiture and would be immediately cancelled. If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share capitalization or a contribution back to capital, as applicable, would be effectuated in order to maintain our sponsor’s ownership at a percentage of the number of shares to be sold in this offering. In December 2024, our sponsor transferred 60,000, 20,000, 20,000 and 20,000 insider shares, respectively, to Mr. Heung Ming Wong, our Chief Executive Officer, Chief Financial Officer and Director, Mr. David Zhang, our independent director appointee, Mr. Hing Hui Ding, our independent director appointee, and Mr. Roy Liang, our independent director appointee, at the original purchase price of approximately $0.014 per share. The insider shares are identical to the public shares except with respect to the transfer restrictions, redemption rights, liquidating rights, anti-dilution rights and voting rights described in more detail under  “Description of Securities — Ordinary Shares” and registration rights described below.

Our sponsor has committed to purchasing from us an aggregate of 298,734 private units at $10.00 per private unit (for a total purchase price of $2,852,340). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 298,734 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public (or 100.0% of the gross proceeds) in this offering is held in trust regardless of whether the over-allotment option is exercised in full or in part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. These private units are identical to the public units sold in this offering, except with respect to certain transfer restrictions under “— Contractual arrangements” and registration rights described below.

On November 29, 2024, we issued an unsecured promissory note to our sponsor with an aggregate principal amount of up to $400,000, which is non-interest-bearing. The principal of this note may be drawn down from time to time upon a written request from us to our sponsor. The principal under the note is payable on the earlier of (i) December 31, 2025 and (ii) the date on which we consummate the initial public offering of our securities or the date on which we determine not to conduct an initial public offering of our securities.

In order to meet our working capital needs following the consummation of this offering, our sponsor, officer and directors and their respective affiliates may, but are not obligated to, loan us funds, from time to time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, be converted into private units at a price of $10.00 per unit upon the consummation of our business combination either in full or in part. Our board of directors has approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available.

Pursuant to a registration rights agreement to be entered into among our company, the sponsor, and our officer and directors prior to or on the effective date of this offering, at any time and from time to time on or after the date that we consummate a business combination, the holders of a majority-in-interest of (i) 1,500,000 insider shares (or 1,725,000 insider shares if the overallotment is exercised in full), (ii) 285,234 private shares (or 298,734 private shares if the overallotment is exercised in full), (iii) 40,748 ordinary shares (or 42,676 ordinary shares if the overallotment is exercised in full) underlying the rights included in the private units, (iv) any securities issuable upon conversion of working capital loans from our sponsor, officer, directors or their affiliates, if any, (vi any warrants, rights, shares of our company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the aforementioned securities, and (vi) any other equity security held by our initial shareholders as of the date of the registration rights agreement (including shares issued or issuable upon the exercise of such equity security) are entitled to make up to two demands that we register the resale of such securities.  In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination.

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Our officer and directors and their affiliates may receive reimbursement from us for reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination from funds held outside the trust account prior to the competition of our initial business combination. No reimbursement may be made from the proceeds held in the trust account prior to the completion of a business combination. If we fail to consummate a business combination within the required period, these persons will not have any claim against the trust account for reimbursement or receive any reimbursement. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officer and directors, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Other than the fees described above, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial shareholders, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officer and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Conduct and Ethics, which we will adopt upon consummation of this offering, will require us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) we or any of our subsidiaries is a participant, and (iii) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officer to annually complete a directors’ and officer’s questionnaire that elicits information about related party transactions.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officer and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officer to complete a directors’ and officer’s questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our sponsor, officer, directors or their affiliates unless such transaction is approved by a majority of our independent directors who do not have an interest in such transaction. Furthermore, in no event will any of our sponsor, officer or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

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DESCRIPTION OF SECURITIES

General

We are a Cayman Islands exempted company (company number 412027) and our affairs will be governed by our second amended and restated memorandum and articles of association that will become effective immediately prior to the completion of this offering, the Companies Act and common law of the Cayman Islands. Pursuant to our second amended and restated memorandum and articles of association, our share capital will be $6,660 divided into 60,000,000 Class A ordinary shares of par value $0.0001 each, 6,000,000 Class B ordinary shares of par value $0.0001 each and 600,000 preference shares of par value $0.0001 each. The following description summarizes the material terms of our shares as set out more particularly in our second amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one Class A ordinary share and one right to receive one-seventh (1/7) of one Class A ordinary share upon the consummation of an initial business combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, you must hold rights in multiples of seven in order to receive shares for all of your rights upon closing of a business combination.

Each of the public shares and rights will begin separate trading on the 52nd day after the date of this prospectus unless the underwriters determine that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization and blank check companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will the underwriters allow separate trading of the ordinary shares and rights until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

We will file a Current Report on Form 8-K which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K, or a new Form 8-K, to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating when separate trading of the ordinary shares and rights has commenced. We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating when separate trading of the public shares and rights has commenced.

These private units to be purchased by the sponsor on a private placement basis simultaneously with the consummation of this offering are identical to the public units sold in this offering or the underwriters’ purchase of additional units resulting from the exercise of the over-allotment option, except that they are subject to the trading restrictions described under “Proposed Business — Sponsor Information — Contractual arrangements.”

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Ordinary Shares

Prior to the date of this prospectus, there were 1,725,000 Class B ordinary shares outstanding, all of which were held of record by our sponsor, officer and directors. Up to 225,000 of the insider shares held by the sponsor will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment is exercised. Upon the closing of this offering, 8,145,234 of our ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding surrender for no consideration of 225,000 insider shares) comprising:

•	6,000,000 Class A ordinary shares included in the units issued as part of this offering;

•	285,234 Class A ordinary shares included in the private units;

•	360,000 Class A ordinary shares to be issued to A.G.P. and/or its designee; and

•	1,500,000 Class B ordinary shares held by our sponsor, officer and directors.

If we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or redemption or other appropriate mechanism, as applicable, with respect to the insider shares immediately prior to the consummation of this offering in such amount as to maintain the number of insider shares, on an as-converted basis, at approximately 20% of our issued and outstanding ordinary shares upon the consummation of this offering (without giving effect to the sale of the private units and issuance of the representative shares and assuming our sponsor, officer and directors do not purchase additional units or shares in this offering).

If we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

Shareholders of record are entitled to one vote for each ordinary share held on all matters to be voted on by shareholders. However, only holders of Class B ordinary shares will have the right to (i) vote to appoint or remove directors in any election held prior to or in connection with the completion of our initial business combination, meaning that holders of Class A ordinary shares will not have the right to vote to appoint or remove any directors until after the completion of our initial business combination and (ii) vote to continue the company in a jurisdiction outside the Cayman Islands (including in any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside of the Cayman Islands). The provisions of our second amended and restated memorandum and articles of association governing these matters prior to our initial business combination may only be amended by a special resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of our initial business combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter. On any other matter submitted to a vote of our shareholders prior to or in connection with the completion of our initial business combination, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class except as required by law.

There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the Class B ordinary shares entitled to vote and voted for the appointment of directors can appoint all of the directors. In accordance with our second amended and restated articles of association, our board of directors, whose members were appointed by our sponsor, can hold office until his or her earlier death, resignation or removal.

Unless otherwise specified in our second amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, an ordinary resolution is generally required to approve any matter voted on by our shareholders, which require the affirmative vote of a majority of our ordinary shares that are represented in person or by proxy. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to our second amended and restated memorandum and articles, which (except as outlined above) requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. Such actions include amending our second amended and restated memorandum and articles of association (other than the provisions referred to above) and approving a statutory merger or consolidation with another company.

Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

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The insider shares will automatically convert into Class A ordinary shares concurrently with the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to anti-dilution adjustments for share capitalizations, subdivision, combination or similar reclassification or recapitalization of the Class A ordinary shares in issue into a greater or lesser number of shares occurring after the original filing of our second amended and restated memorandum and articles of association without a proportionate and corresponding share capitalization, subdivision, combination or similar reclassification or recapitalization of the Class B ordinary shares in issue. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, the ratio at which Class B ordinary shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 20% of the sum of (i) the total number of all Class A ordinary shares issued and outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares underlying the private units issued to the sponsor and the representative shares), plus (ii) all Class A ordinary shares issued, deemed issued or issuable upon conversion or exercise of equity-linked securities or rights issued, or deemed issued, by us in connection with or in relation to the consummation of our initial business combination (excluding (x) any ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and (y) any private units issued to our sponsor, officer, directors or their respective affiliates upon conversion of working capital loans), minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination; provided that such conversion of insider shares will never occur on a less than one-for-one basis.

Our sponsor, officer and directors have entered into a letter agreement with us, pursuant to which they have agreed (i) to waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by them, directly or indirectly, whether acquired before, in, or after the IPO (or to sell such shares to our company in a tender offer), (ii) to waive any and all Claims with respect to their insider shares and private shares and any Claim they may have in the future as a result of, or arising out of, any contracts or agreements with us, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, and to not seek recourse against the trust account for any reason whatsoever, (iii) to vote all ordinary shares beneficially owned by them (whether acquired before, in, or after this offering) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), (iv) not to propose, or vote in favor of, an amendment to our second amended and restated memorandum and articles of association with respect to our pre-business combination activities unless we provide public shareholders with the opportunity to redeem their ordinary shares for cash upon such approval in accordance with such our second amended and restated memorandum and articles of association; (v) to subject their insider shares, Class A ordinary shares issuable upon conversion thereof, private units and their component securities, and shares underlying the rights included in the private units to the transfer restrictions described below.

With certain limited exceptions, our initial shareholders have agreed not to Transfer their insider shares, Class A ordinary shares issuable upon conversion thereof, and representative shares until six months after the completion of an initial business combination and their private units and component securities until the completion of our initial business combination. Notwithstanding the foregoing, Transfers of the insider shares, Class A ordinary shares issuable upon conversion thereof, representative shares, private units and their component securities are permitted (i) among the initial shareholders or to an initial shareholder’s member, partner, officer, director, or affiliate; (ii) by gift to a member of the initial shareholder’s immediate family or to a trust, the beneficiary of which is a member of the initial shareholder’s immediate family or an affiliate of such individual, or to a charitable organization; (iii) by virtue of laws of descent and distribution upon death; (iv) pursuant to a qualified domestic relations order; (v) by virtue of the sponsor’s or AGP’s organizational documents upon liquidation or dissolution of the sponsor or A.G.P., as applicable; or (vi) in the event of our liquidation prior to the completion of an initial business combination; provided, however, that, in the case of clauses (i) through (v), each transferee agrees in writing to be bound by the Transfer restrictions and the other restrictions contained in the letter agreement.

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We will provide our public shareholders who are not our Founder, directors or officer with the opportunity to redeem all or a portion of their public shares, regardless of whether they abstain, vote for, or vote against, our initial business combination, upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (less amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. Public shareholders who are not our Founder, directors or officer may elect to redeem their public shares irrespective of whether they vote for or vote against the proposed transaction, or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a shareholder on the record date for the general meeting held to approve the proposed transaction.  However, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent. In addition, our second amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Unlike many special purpose acquisition companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our second amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our second amended and restated memorandum and articles of association require these tender offer documents to contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other reasons, we will, like many special purpose acquisition companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.

If we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under Cayman Islands law and our second amended and restated memorandum and articles of association, which requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. However, if our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. However, the participation of our sponsor, officer, directors, or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of an ordinary resolution, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our second amended and restated memorandum and articles of association require that at least five clear days’ notice will be given of any general meeting.

If we seek shareholder approval in connection with our initial business combination, our sponsor, officer and directors have agreed to vote all ordinary shares beneficially owned by them (whether acquired before, in, or after this offering) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). As a result, if we sought shareholder approval of a proposed transaction which would require an ordinary resolution under Cayman Islands law and our second amended and restated memorandum and articles of association, which requires the affirmative vote of a simple majority of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, we could need as little as 1,927,384 of our public shares (or approximately 29.0% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming that all issued and outstanding shares are voted, that the over-allotment option is not exercised, and that our sponsor, officer and directors do not purchase any units in this offering or units or shares in the after-market). Assuming that only the holders of one-third of our issued and outstanding ordinary shares, representing a quorum under our second amended and restated memorandum and articles of association vote their shares at a general meeting of the company, we will not need any public shares in addition to our insider shares to be voted in favor of an initial business combination in order to approve an initial business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for o vote against the proposed transaction, or whether they do not vote or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the general meeting held to approve the proposed transaction.

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If we anticipate that we may not be able to consummate our initial business combination within  12 months from the closing of this offering, we will seek shareholder approval to extend the date by which we must consummate our initial business combination on terms to be specified in the relevant proxy solicitation statement. In the event an amendment to our second amended and restated memorandum and articles of association is made (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision of our second amended and restated memorandum and articles of association relating to the rights of our public shareholders, our second amended and restated memorandum and articles of association also require us to provide our public shareholders who are not our Founder, directors or officer with the opportunity to redeem their public shares for cash upon the approval of any such amendment, regardless of whether they vote for or against the proposed amendments or do not vote at all, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Pursuant to our second amended and restated memorandum and articles of association, if we have not completed our initial business combination within the required period, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of the date that is two business days prior to the distribution date, including interest (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and, in all cases, to the other requirements of applicable law.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders who are not our Founder, directors or officer with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations and on the conditions described herein.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

•	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares of each member;

•	whether voting rights attach to the shares in issue;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

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Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this offering, the register of members will be immediately updated to reflect the issue of Class A ordinary shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Rights

Except in cases where we are not the surviving company in a business combination, each holder of seven rights will automatically receive one ordinary share upon consummation of our initial business combination, even if the holder of a right converted all ordinary shares held by him, her or it in connection with the initial business combination or an amendment to our memorandum and articles of association then in place with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of at least seven rights will be required to affirmatively convert his, her or its rights in order to receive the shares underlying the rights upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional ordinary shares upon consummation of an initial business combination. Subject to restrictions under applicable law and lock-up arrangements, the shares issuable upon exchange of the rights will be freely tradable. If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands Law. As a result, you must hold rights in multiples of seven in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. A Cayman Islands company may pay a dividend on its shares out of profits, the share premium account or other funds of the company lawfully available therefor, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. The payment of cash dividends following completion of our initial business combination will be within the discretion of our board of directors at such time and will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition at such time. There is no certainty we will be in a position to, or decide to, pay cash dividends after completing any business combination.

Our Transfer Agent and Rights Agent

The transfer agent for our Class A ordinary shares and rights agent for our rights is [           ] .

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Listing of Our Securities

There is presently no public market for our units, ordinary shares, or rights. We have reserved the following trading symbols for the units, as well as the ordinary shares and rights once they begin separate trading: “AHJKU,” “AHJK,” and “AHJKR,” respectively. Although, after giving effect to this offering, we meet on a pro forma basis the minimum initial listing standards of Nasdaq, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on Nasdaq as we might not meet certain continued listing standards.

Annual Meeting

In accordance with NASDAQ corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on NASDAQ. There is no requirement under the Companies Act for us to hold annual or general meetings or appoint directors other than to ensure that the company has at least one director at all times. We may not hold an annual general meeting to appoint new directors prior to the consummation of our initial business combination.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by (i) a special resolution  of the shareholders of each company; and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company, if a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands company are also required to make a declaration to the effect that, having made due enquiry, they are of the opinion that certain requirements have been met, including the following requirements: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any applicable jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; and (v) there is no other reason why it would be against the public interest to permit the merger or consolidation.

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Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the following requirements have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; and (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction.

The Companies Act provides for a right of dissenting shareholders to be paid the fair value of his, her or its shares upon their dissenting to the merger or consolidation in certain circumstances if they follow a prescribed procedure. In essence, where such rights apply, that procedure is as follows (i) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (ii) within 20 days following the date on which the merger or consolidation is authorized by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (iii) a shareholder who elects to dissent must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of their shares; (iv) within seven days following the date of the expiration of the period set out in clause (iii) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (v) if the company and the shareholder fail to agree on a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company must (and any dissenting shareholder may) file a petition with the Grand Court of the Cayman Islands to determine the fair value of all dissenting shares and such petition by the company must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. A shareholder who dissents must do so in respect of all shares that that person holds in the constituent company. Upon the giving of a notice of dissent under clause (iii) above, the shareholder to whom the notice relates shall cease to have any of the rights of a shareholder except the right to be paid the fair value of that person’s shares and certain rights specified in the Companies Act. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenting shareholders holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date, where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

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Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. Schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved (i) in relation to a compromise or arrangement between a company and its creditors or any class of them, a majority in number of such creditors or class of creditors with whom the arrangement is to be made and who must in addition represent 75% in value of such creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose; and (ii) in relation to a compromise or arrangement between a company and its shareholders or any class of them, shareholders who represent 75% in value of the company’s shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to dissenters’ rights or appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% in value of the shares to whom the offer relates within four months, the offeror may, within a two-month period after the expiration of the initial four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. Appleby, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability of such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officer or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

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Special Considerations for Exempted Companies. We are an exempted company with limited liability  under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

•	an exempted company’s register of members is not open to inspection and can be kept outside of the Cayman Islands;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue shares with no nominal or par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 or 30 years in the first instance); and

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Our Second Amended and Restated Memorandum and Articles of Association

Our second amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. The provisions of our second amended and restated memorandum and articles of association regulating the appointment and removal of directors and the vote on continuing our company in a jurisdiction outside the Cayman Islands (including in any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside of the Cayman Islands) may only be amended by a special resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of our initial business combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter. Other than as described above, our second amended and restated memorandum and articles of association provide that special resolutions must be approved either by at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given (i.e., the lowest threshold permissible under Cayman Islands law), or by a written resolution passed in accordance with the Companies Act.

Specifically, our second amended and restated memorandum and articles of association provides, among other things, that:

•

if we have not completed our initial business combination within 12 months from the closing of this initial public offering, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of the date that is two business days prior to the distribution date, including interest (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and, in all cases, to the other requirements of applicable law;

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•	prior to our initial business combination, we may not, except in connection with the conversion of Class B ordinary shares into Class A ordinary shares where the holders of such shares have waived any rights to receive funds from the trust account, issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with the public shares on our initial business combination;

•	although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officer, we are not prohibited from doing so. In the event we enter into such a transaction, such transaction must be approved by a majority of our independent directors who do not have an interest in such transaction;

•	if a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•

in the event an amendment to our second amended and restated memorandum and articles of association is made (A) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision of our second amended and restated memorandum and articles of association relating to the rights of our public shareholders, we will provide our public shareholders who are not our Founder, directors or officer with the opportunity to redeem their public shares for cash upon the approval of any such amendment, regardless of whether they vote for or against the proposed amendments or do not vote at all, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of amounts withdrawn for payment of any income taxes and up to $100,000 to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001; and

•	we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

Anti-Money Laundering - Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

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We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (As Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

•	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

•	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

•	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officer suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering, counter-terrorist financing, prevention or proliferation financing and financial sanctions or other laws, regulations, rules or policies by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws, regulations, rules or policies in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct, is involved with terrorism or terrorist property or proliferation financing or is the business combination partner of a financial sanction and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct, money laundering or proliferation financing or is the business combination partner of a financial sanction; or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Should a shareholder or its duly authorized delegates or agents be, or become (or is believed by the company or its affiliates (“Agents”) to be or become) at any time while it owns or holds an interest in the company, (a) an individual or entity named on any sanctions list maintained by the United Kingdom (including as extended to the Cayman Islands by Orders in Council) or the Cayman Islands or any similar list maintained under applicable law or is otherwise subject to applicable sanctions in the Cayman Islands (a “Sanctions Subject”) or (b) an entity owned or controlled directly or indirectly by a Sanctions Subject, as determined by the company in its sole discretion, then (i) the company or its Agents may immediately and without notice to the shareholder cease any further dealings with the shareholder or freeze any dealings with the interests or accounts of the shareholder (e.g., by prohibiting payments by or to the shareholder or restricting or suspending dealings with the interests or accounts) or freeze the assets of the company (including interests or accounts of other shareholders who are not Sanctions Subjects), until the relevant person ceases to be a Sanctions Subject or a license is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”), (ii) the company and its Agents may be required to report such action or failure to comply with information requests and to disclose the shareholder’s identity (and/or the identity of the shareholder’s beneficial owners and control persons) to the Cayman Islands Monetary Authority, the Cayman Islands Financial Reporting Authority, or other applicable governmental or regulatory authorities (without notifying the Subscriber that such information has been so provided) and (iii) the company and its Agents have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the shareholder as a result of a Sanctioned Persons Event.

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Certain Anti-Takeover Provisions of our Second Amended and Restated Memorandum and Articles of Association

Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Data Protection in the Cayman Islands - Privacy Notice

Introduction

This privacy notice explains the manner in which the company collects, processes and maintains personal data about investors of the company pursuant to the Data Protection Act (As Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The company is committed to processing personal data in accordance with the DPA. In its use of personal data, the company will be characterized under the DPA as a ‘data controller’, whilst certain of the company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal data for their own lawful purposes in connection with services provided to the company. For the purposes of this privacy notice, “you” or “your” shall mean the shareholder and shall also include any individual connected to the shareholder.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the company and certain of the company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about, you (including from public sources). This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists. Such personal data may include, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which the company is subject, (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g., to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment in the company, this will be relevant for those individuals and you should transmit the content of this privacy notice to such individuals or otherwise advise them of its content.

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How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

•	where this is necessary for the performance of our rights and obligations under any purchase agreements;

•	where this is necessary for compliance with any legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering, counter terrorist financing, prevention of proliferation financing, financial sanctions and FATCA/CRS requirements); and/or

•	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

We will not sell your personal data. In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The Data Protection Measures We Take

The company will only transfer personal data in accordance with the requirements of the DPA. We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates. ‘Data subject’ means any living individual who can be identified, directly or indirectly, by the personal data.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the company’s obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website: ombudsman.ky.

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SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 8,145,234 ordinary shares issued and outstanding, or 9,337,734 ordinary shares if the over-allotment option is exercised in full, including the ordinary shares included as part of the units. Of these shares, the 6,000,000 ordinary shares (or 6,900,000 ordinary shares if the over-allotment option is exercised in full) included as part of the units sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares will not be transferable except in limited circumstances described elsewhere in this prospectus.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of ordinary shares then issued and outstanding, which will equal 81,452 ordinary shares immediately after this offering (or 93,377 if the over-allotment option is exercised in full); and

•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.

The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial shareholders will be able to sell their insider shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of the combined company at that time.

Registration Rights

Pursuant to a registration rights agreement to be entered into among our company, the sponsor, and our officer and directors prior to or on the effective date of this offering, at any time and from time to time on or after the date that we consummate a business combination, the holders of a majority-in-interest of (i) 1,500,000 insider shares (or 1,725,000 insider shares if the overallotment is exercised in full), (ii) 285,234 private shares (or 298,734 private shares if the overallotment is exercised in full), (iii) 40,748 ordinary shares (or 42,676 ordinary shares if the overallotment is exercised in full) underlying the rights included in the private units, (iv) any securities issuable upon conversion of working capital loans from our sponsor, officer, directors or their affiliates, if any, (vi any warrants, rights, shares of our company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the aforementioned securities, and (vi) any other equity security held by our initial shareholders as of the date of the registration rights agreement (including shares issued or issuable upon the exercise of such equity security) are entitled to make up to two demands that we register the resale of such securities.  In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination.

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TAXATION

The following summary of the material Cayman Islands and U.S. federal income tax consequences of an investment in our units, ordinary shares and rights to acquire our ordinary shares, sometimes referred to, individually or collectively, in this summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax, gift tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands or produced before a court of the Cayman Islands.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities, unless the document is executed in, or brought to, the Cayman Islands (including being produced to a court of the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

The company is incorporated under the laws of the Cayman Islands as an exempted company with limited liability and as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in a form substantially similar to the following on December 11, 2024:

The Tax Concessions Law

Undertaking as to Tax Concessions

In accordance with the Tax Concessions Law the following undertaking is hereby given to

Aimei Health Technology II Co., Ltd “the Company”

(a)	That no Law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(b)	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable

(i)	on or in respect of the shares debentures or other obligations of the Company; or

(ii)	by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Law.

These concessions shall be for a period of THIRTY years from the 11th day of December 2024.

U.S. Federal Income Taxation

General

This section is a general summary of the material U.S. federal income tax considerations relating to the ownership and disposition of our units (each consisting of one ordinary share and one right to receive one-seventh (1/7) of one ordinary share upon the consummation of an initial business combination) issued pursuant to this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). This section does not address any aspect of U.S. federal gift or estate tax, Medicare contribution tax laws, or the state, local or non-U.S. tax consequences of an investment in our securities, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our securities.

Because the components of a unit are generally separable at the option of the holder within a short period of time after the date of this prospectus, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and right components of the unit, as the case may be. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of ordinary shares and rights should also apply to holders of units (as the deemed owners of the underlying ordinary shares and rights that comprise the units).

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This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, U.S. Treasury Regulations promulgated thereunder, published rulings and court decisions, and administrative and judicial interpretations thereof, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion assumes that the ordinary shares and rights will trade separately and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. This discussion also assumes that any distributions made (or deemed made) by us on our securities and any consideration received (or deemed to be received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. In particular, this discussion considers only holders that purchase units pursuant to this offering and that own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	our initial shareholders;

•	financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code or the “applicable financial statement” accounting rules under Section 451(b) of the Code;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	qualified foreign pension funds;

•	persons liable for alternative minimum tax;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 5 percent or more of our voting shares;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•	persons whose functional currency is not the U.S. dollar;

•	controlled foreign corporations; or

•	passive foreign investment companies.

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This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, Medicare contribution tax laws, the one-percent excise tax on stock repurchases, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. We have not sought, and will not seek, a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States as determined for U.S. federal income tax purposes;

•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences of the acquisition ownership and disposition of our securities applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

We have not sought, and will not seek, a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS (INCLUDING ANY NON-INCOME TAX LAWS) AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share and one right to receive one-seventh (1/7) of one ordinary share upon the consummation of an initial business combination. For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit among the ordinary share and one right to receive one-seventh (1/7) of one ordinary share based on the relative fair market value of each at the time of issuance. The price allocated to each ordinary share and rights generally will be the holder’s tax basis in such share or rights as the case may be.

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The foregoing treatment of our ordinary shares, rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit or the components thereof) and regarding an allocation of the purchase price among the components of a unit. The balance of this discussion assumes that the characterization of the units (and the components thereof) and any allocations of the purchase price of a unit as described above is respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any distribution of cash or other property (other than certain distributions of the company’s shares or rights to acquire the company’s shares) paid on our ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares. Since we may not maintain calculations of our earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for U.S. federal income tax purposes.

Dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, dividends may be subject to the lower applicable long-term capital gains tax rate (see “— Taxation on the Disposition of Securities” below) if our ordinary shares are readily tradeable on an established securities market in the United States, we are not treated as a PFIC at the time the dividend was paid or in the previous year (subject to application of the start-up exception as described below), and certain other requirements are met (including with respect to holding period). U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our ordinary shares.

Taxation on the Disposition of Securities

Upon a sale or other taxable disposition of our securities (which, in general, would include a redemption of ordinary shares, as discussed below, and our liquidation and subsequent dissolution in the event we do not consummate an initial business combination within the required time), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) sum of the amount realized of cash and the fair market value of any property received in such disposition (or, if the ordinary shares or rights are held as part of a unit at the time of disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares or rights, as applicable, based on the then fair market values of the ordinary shares and rights constituting the units) and (ii) the U.S. Holder’s adjusted tax basis in the securities so disposed.

A U.S. Holder’s adjusted tax basis in its securities generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to the holder’s ordinary shares, and/or rights as described above under “- Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of an ordinary share, by any prior distributions treated as a return of capital.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the ordinary shares for this purpose. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

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Redemption of Ordinary Shares

Subject to the PFIC rules described below, if a U.S. Holder converts ordinary shares into the right to receive cash pursuant to a redemption transaction or sells its ordinary shares to us pursuant to a tender offer or other open market transaction, for U.S. federal income tax purposes, such redemption or sale generally will be treated as a redemption and will be subject to the following rules. If the redemption or sale qualifies as a sale of the ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “- Taxation on the Disposition of Securities” above. If the redemption or sale does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described under “Taxation of Distributions Paid on Ordinary Shares” above. Whether redemption of our shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder relative to all of our shares outstanding both before and after such redemption or sale. The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to conversion of rights. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting and ordinary shares actually and constructively owned by such holder immediately before the redemption. Prior to our initial business combination, the ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by certain family members and such holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of any such redemption or sale of any ordinary shares.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “- Taxation of Distributions Paid on Ordinary Shares,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis. U.S. Holders should also be aware that substantially contemporaneous dispositions or acquisitions of our shares that are part of a plan viewed as an integrated transaction with the redemption may be taken into account in determining whether any of the tests described above are satisfied.

Certain U.S. Holders who actually or constructively own five percent (or if our ordinary shares are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

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Conversion or Lapse of Rights

Subject to the PFIC rules discussed below, a U.S. Holder generally should not recognize gain or loss upon the acquisition of ordinary shares on the conversion of the rights, such ordinary shares should have a tax basis equal to such holder’s tax basis in the rights, and the holding period of such shares should begin on the day after such conversion. In addition, a U.S. Holder generally should recognize a capital loss on the lapse of the rights equal to such holder’s tax basis in the rights.

Passive Foreign Investment Company Rules

A non-U.S. corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of such non-U.S. corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. In addition, a non-U.S. corporation will be a PFIC if at least 50% of its assets in a taxable year of the non-U.S. corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other items, dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (i) no predecessor of the corporation was a PFIC; (ii) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (iii) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current or subsequent taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year (and, in the case of the startup exception to our current taxable year, perhaps until after the end of our two taxable years following our startup year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our securities and, in the case of our ordinary shares, the U.S. Holder did not make a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) such ordinary shares, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of our securities; and

•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of our securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for our securities).

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Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for our securities;

•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares (but likely not our rights) by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder generally will be required to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

It is also likely that a U.S. Holder of rights would not be able to make a QEF or mark-to-market election (discussed below) with respect to such U.S. Holder’s rights. Due to the uncertainty of the application of the PFIC rules to the rights, all potential investors are strongly urged to consult with their own tax advisors regarding an investment in the rights offered hereunder as part of the units offering and the subsequent consequences to holders of such rights in any initial business combination.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. Additionally, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, for U.S. federal income tax purposes, U.S. Holders of a QEF generally are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our ordinary shares for such a taxable year.

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Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held our securities while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any of our taxable years that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder files on a timely filed U.S. federal income tax return (including extensions) a QEF election and a purging election to recognize, under the rules of Section 1291 of the Code, any gain that the U.S. Holder would otherwise recognize if the U.S. Holder had sold our shares for their fair market value on the “qualification date.” The qualification date is the first day of our tax year in which we qualify as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held our shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in our shares by the amount of the gain recognized and will also have a new holding period in the shares for purposes of the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the applicability of the rules governing purging elections to their particular circumstances.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that we are treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its ordinary shares and for which we are treated as a PFIC.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders of our shares generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon written requests, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

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A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may be required to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our securities should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include the ordinary shares and rights if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes will generally be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our ordinary shares and rights.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” Dividends paid or deemed paid to a Non-U.S. Holder in respect to our securities generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends (including constructive distributions) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

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Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ordinary shares within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and whether any gain or loss with respect to such securities is long-term or short-term may be required to be reported to the IRS.

Backup withholding of U.S. federal income tax, currently at a rate of 24%, generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that backup withholding is required; or

•	fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any holder of our securities, including tax withholding required by the backup withholding rules. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

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UNDERWRITING

We are offering the units described in this prospectus through the underwriters named below. A.G.P./Alliance Global Partners is acting as the representative of the underwriters. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters named below have agreed to purchase, and we have agreed to sell to the underwriters, the following number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
A.G.P./Alliance Global Partners

Total

The underwriters are committed to purchase all of the units offered by us (other than those covered by the over-allotment option described below) if they purchase any of the units. The obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to customary conditions, representations, and warranties contained in the underwriting agreement. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $0.10 per unit. If all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The underwriters have advised us that they do not intend to make sales to discretionary accounts.

Over-Allotment Option

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the effective date of this prospectus, to purchase up to 900,000 additional units at the initial public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

Discounts, Commissions, and Reimbursement

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering, assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	PAYABLE BY AIMEI HEALTH TECHNOLOGY II CO., LTD
	NO EXERCISE	FULL EXERCISE
Per Unit(1)	$0.15	$0.15
Total	$900,000	$1,035,000

(1)

The underwriting discount of 1.5% is payable at the closing of this offering. The table does not include certain other fees and expenses payable to the underwriters in connection with this offering. In addition, we have agreed to issue to the representative of the underwriters or its designee Class A ordinary shares in an amount equal to 3.0% of the aggregate number of units sold in this offering. See “representative shares” below.

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We will bear all fees, disbursements and expenses in connection with the offering, subject to a maximum amount of $100,000 in the event the offering is closed (the “Expense Cap”), including, without limitation: the costs of preparing, printing, mailing and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, the underwriting agreement and related documents (all in such quantities as the representative may reasonably require); preparing and printing share certificates and right certificates; the costs of any “due diligence” meetings; net roadshow; i-Deal system, filing fees (including SEC filing fees), costs and expenses (including third party expenses and disbursements) incurred in registering the offering, Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fees; preparation of leather bound volumes and Lucite cube mementos in such quantities as the representative may reasonably request; transfer taxes; transfer and right agent and registrar fees; and all reasonable out-of-pocket expenses incurred by the representative in connection with its engagement, including, without limitation, any expenses and fees incurred by the representative’s counsel, expenses incurred for background checks on the company’s senior management and board of directors to be conducted upon the execution of this engagement letter by a background search firm acceptable to the representative, subject to the limitations set out above. We paid an advanced expense deposit of $60,000 (the “Advance”) to the representative. The Advance will be applied towards the Expense Cap, and any portion of the Advance will be returned to us to the extent the underwriters’ out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). We also agreed to pay a non-accountable expense allowance to the underwriters in an amount equal to $20,000.

We estimate that our portion of the total expenses of this offering payable by us will be $901,340, excluding underwriting discounts and commissions.

Representative’s Shares

We have agreed to issue to the representative and/or its designees representative shares comprising 360,000 Class A ordinary shares (or up to 414,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) for no consideration, upon the consummation of this offering. The representative has agreed that the representative shares shall be subject to the lock-up provisions set out below under the caption “Lock-Up Arrangement.” The Representative’s Shares are being registered with this offering under the registration statement on Form S-1 which this prospectus forms a part of. In addition, the representative has agreed (i) to waive any right to exercise redemption rights with respect to any ordinary shares beneficially owned or to be owned by it, directly or indirectly (or to sell such shares to our company in a tender offer), (ii) to waive any and all Claims with respect to its representative shares and any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with us, although it will be entitled to liquidating distributions from the trust account with respect to any public shares it hold if we fail to complete our initial business combination within the required period and to liquidating distributions from assets outside the trust account, and to not seek recourse against the trust account for any reason whatsoever, (iii) to vote all ordinary shares beneficially owned by it (whether acquired before, in, or after this offering) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), and (iv) not to propose, or vote in favor of, an amendment to our second amended and restated memorandum and articles of association with respect to our pre-business combination activities unless we provide public shareholders with the opportunity to redeem their ordinary shares for cash upon such approval in accordance with such our second amended and restated memorandum and articles of association.

The representative shares have been deemed compensation by the FINRA, and, hence, the representative may not transfer, assign, sell, pledge, or hypothecate any such representative shares, or subject such shares to hedging, short sale, derivative, or put or call transactions that would result in the effective economic disposition of the securities for a period of 180 days beginning on the date of commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1), subject to the exceptions pursuant to FINRA Rule 5110(e)(2).

Lock-Up Arrangement

We have agreed that, for a period of six months from our initial business combination, we will not, without the prior written consent of the representative, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any share capital of the company or any securities convertible into or exercisable or exchangeable for share capital of the company; (ii) file or caused to be filed any registration statement with the SEC relating to the primary offering of any share capital of the company or any securities convertible into or exercisable or exchangeable for share capital of the company, in each case, issued after the completion of the business combination; (iii) complete any offering of debt securities of the company, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of share capital of the company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of share capital of the company or such other securities, in cash or otherwise.

In addition, with respect to the representative shares, A.G.P. has agreed to be subject to the same securities transfer restrictions set forth in the letter agreement that are applicable to insider shares until six months after the completion of an initial business combination.

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Right of First Refusal

Until 24 months from the closing date of this offering, we have granted A.G.P. a right of first refusal to act as sole investment banker, sole book-running manager and/or sole placement agent for any and all future public and private equity, equity-linked, and debt offerings during such period. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales in this offering.

Pricing of the Offering

Prior to this offering, there was no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the representative of the underwriters. Among the factors considered in determining the initial public offering price were the history of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A ordinary shares, or rights will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares, or rights will develop and continue after this offering.

Listing

We have applied to have our units listed on Nasdaq under the symbol “AHJKU.” We expect that our Class A ordinary shares and rights will be listed under the symbols “AHJK” and “AHJKR,” respectively, once the Class A ordinary shares and rights begin separate trading.

Stabilization

In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option and stabilizing purchases, in accordance with Regulation M under the Exchange Act.

•	Short sales involve secondary market sales by the underwriters of a greater number of units than it is required to purchase in the offering.

•	“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

•	“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.

•	Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•	To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•	To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

•	Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

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Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market, or otherwise.

Other Activities and Relationships

We are not under any contractual obligation to engage the underwriters to provide any services for us after this offering, and have no present intent to do so. However, the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If the underwriters provide services to us after this offering, we may pay the underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriters and no fees for such services will be paid to the underwriters prior to the date that is 60 days following the effective date of the offering, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which it is affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of an initial business combination.

The underwriters and their affiliates may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, for which it may in the future receive, customary fees and commissions for any such transactions.

The underwriters and their affiliates are financial institutions engaged in various activities, which may include, among other things, securities trading, commercial and investment banking, financial advisory, investment management, financing and brokerage activities. Such underwriters and their affiliates have in the past, in the ordinary course of business, provided certain of these services to affiliates of the sponsor, and have arrangements in place whereby they may currently or in the future provide such services to affiliates of the sponsor, for which they have received and may receive customary fees, interest, commissions and other compensation.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

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Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the EEA (each a “Relevant State”), no units have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the EU Prospectus Regulation, except that offers of units may be made to the public in that Relevant State at any time under the following exemptions under the EU Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under Article 2 of the EU Prospectus Regulation;

b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the EU Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of units shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation. Each person who initially acquires any units or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and their affiliates and us that it is a “qualified investor” within the meaning of Article 2 of the EU Prospectus Regulation. In the case of any units being offered to a financial intermediary as that term is used in Article 5 of the EU Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the units acquired by it in this offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any units to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the representatives have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the units in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

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Notice to Prospective Investors in the United Kingdom

No units have been offered or will be offered pursuant to the offering to the public in the U.K. prior to the publication of a prospectus in relation to the units which has been approved by the Financial Conduct Authority in accordance with the U.K. Prospectus Regulation (as defined below), except that the units may be offered to the public in the U.K. at any time:

a)	to any legal entity which is a qualified investor as defined under Article 2 of the U.K. Prospectus Regulation;

b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the U.K. Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c)	in any other circumstances falling within Section 86 of the FSMA;

provided that no such offer of the units shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the U.K. Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the units in the U.K. means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the U.K., this prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the U.K. Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, all such persons together being referred to as “relevant persons,” or otherwise in circumstances which have not resulted and will not result in an offer to the public of the units in the U.K. within the meaning of the FSMA.

Any person in the U.K. that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the U.K., any investment or investment activity that this prospectus relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Hong Kong

The units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The units have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the units nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

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Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the units were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the units pursuant to an offer made under Section 275 of the SFA except:

i.	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

ii.	where no consideration is or will be given for the transfer;

iii.	where the transfer is by operation of law; or

iv.	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters’ conflicts of interest in connection with this offering.

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Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The units to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the units offered should conduct their own due diligence on the units. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

This prospectus:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•	has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”) as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act.

The units may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the units may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any units may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the units, you represent and warrant to us and the selling shareholder that you are an Exempt Investor.

As any offer of units under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the units, you undertake to us and the selling shareholder that you will not, for a period of 12 months from the date of issue of the units, offer, transfer, assign or otherwise alienate those units to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Switzerland

The units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of units will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of units.

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LEGAL MATTERS

Rimon, P.C. is acting as United States counsel in connection with the registration of our securities under the Securities Act and will pass on the validity of the rights offered in the prospectus. Legal matters as to Cayman Islands law, as well as the validity of the issuance of the ordinary shares offered in this prospectus, will be passed upon for us by Appleby. Thompson Hine LLP is acting as United States counsel for A.G.P. / Alliance Global Partners in this offering.

EXPERTS

The financial statements of Aimei Health Technology II Co., Ltd as of November 30, 2024, and the period from July 11, 2024 (inception) through November 30, 2024, appearing in this prospectus have been audited by Enrome LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Aimei Health Technology II Co., Ltd to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

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AIMEI HEALTH TECHNOLOGY II CO., LTD
INDEX TO FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

Aimei Health Technology II Co., Ltd

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Aimei Health Technology II Co., Ltd (the “Company”) as of November 30, 2024, the related statements of operations, changes in shareholder’s equity and cash flows for the period from July 11, 2024 (Inception) through November 30, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2024, and the results of its operations and its cash flows for the period from July 11, 2024 (Inception) through November 30, 2024, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of November 30, 2024 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Enrome LLP
We have served as the Company’s auditor since 2024
Singapore
December 20, 2024

F-2

AIMEI HEALTH TECHNOLOGY II CO., LTD BALANCE SHEET

November 30, 2024
ASSETS
Current Asset
Prepaid expenses	$15,000
Total Current Asset	15,000

Deferred offering costs	149,000
Total Assets	$164,000

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Due to related party	$65,010
Promissory note – related party	91,000
Total Current Liabilities	156,010
Total Liabilities	156,010

Commitments and Contingencies

Shareholder’s Equity
Preference shares, no par value; 600,000 shares authorized; none issued and outstanding	-
Class A ordinary shares, $0.0001 par value; 60,000,000 shares authorized; none issued and outstanding	-
Class B ordinary shares, $0.0001 par value; 6,000,000 shares authorized; 1,725,000 shares issued and outstanding(1)	173
Additional paid-in capital	24,827
Accumulated deficit	(17,010)
Total Shareholder’s Equity	7,990
Total Liabilities and Shareholder’s Equity	$164,000

(1)	Includes an aggregate of up to 225,000 shares of ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

F-3

AIMEI HEALTH TECHNOLOGY II CO., LTD STATEMENT OF OPERATIONS FOR THE PERIOD FROM JULY 11, 2024 (INCEPTION) THROUGH NOVEMBER 30, 2024

Formation and operating costs	$17,010
Net loss	$(17,010)

Basic and diluted weighted average shares outstanding(1)	1,500,000

Basic and diluted net loss per ordinary share	$(0.01)

(1)	Excludes an aggregate of up to 225,000 shares of ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

F-4

AIMEI HEALTH TECHNOLOGY II CO., LTD STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY FOR THE PERIOD FROM JULY 11, 2024 (INCEPTION) THROUGH NOVEMBER 30, 2024

			Additional		Total
	Ordinary Shares		Paid-in	Accumulated	Shareholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance–July 11, 2024 (Inception)	-	$-	$-	$-	$-
Insider shares issued to the Sponsor(1)	1,725,000	173	24,827	-	25,000
Net loss	-	-	-	(17,010)	(17,010)
Balance–November 30, 2024	1,725,000	$173	$24,827	$(17,010)	$7,990

(1)	Includes up to 225,000 shares of ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

F-5

AIMEI HEALTH TECHNOLOGY II CO., LTD STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JULY 11, 2024 (INCEPTION) THROUGH NOVEMBER 30, 2024

Cash Flows from Operating Activity:
Net loss	$(17,010)
Net cash used in operating activity	(17,010)

Cash Flows from Financing Activity:
Payment of operating expenses via promissory note – related party	17,010
Net cash provided by financing activity	17,010

Net Change in Cash	-
Cash – beginning of the period	-
Cash – end of the period	$-

Supplemental disclosure of non-cash information:
Deferred offering costs paid by Sponsor in exchange for issuance of ordinary shares	$25,000
Deferred offering costs paid by Sponsor under the promissory note-related party	$91,000
Deferred offering costs paid by Sponsor under amount due to related party	$65,010

The accompanying notes are an integral part of these financial statements.

F-6

AIMEI HEALTH TECHNOLOGY II CO., LTD

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Aimei Health Technology II Co., Ltd (the “Company”) is an exempted company incorporated under the laws of the Cayman Islands with limited liability on July 11, 2024. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (“Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of November 30, 2024, the Company had not commenced any operations. All activities through November 30, 2024 are related to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which are described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected November 30 as its fiscal year end.

The Company’s sponsor is Aimei Investment II Ltd (the “Sponsor”), a Cayman Islands exempted company. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 6,000,000 units (the “Units” and, with respect to the shares of Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 6,900,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 285,234 units (or 298,734 units if the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering (see Note 4).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

Upon the closing of the Proposed Public Offering, management has agreed that at least $10.00 per Unit (as defined in Note 3) sold in the Proposed Public Offering will be held into a U.S.-based trust account (“Trust Account”). The funds held in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less, or in money market funds meeting the applicable conditions of Rule 2a-7 promulgated under the Investment Company Act which invest solely in direct U.S. government treasury. Except with respect to dividend and/or interest earned on the funds held in the Trust Account that may be released to the Company to pay the Company’s tax obligation, if any, the proceeds from the Proposed Public Offering and the sale of the private placement units that are deposited and held in the Trust Account will not be released from the Trust Account until the earliest to occur of (i) the completion of the Company’s initial Business Combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the company’s second amended and restated memorandum and articles of association to (A) modify the substance or timing of obligation to redeem 100% of our public shares if the Company does not complete the Company’s initial Business Combination within 12 months from the effective date of this registration statement, or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, and (iii) the redemption of all of our public shares if the company are unable to complete their initial business combination within 12 months from the effective date of this registration statement, subject to applicable law. In no other circumstances will a public shareholder have any right or interest of any kind to or in the Trust Account.

F-7

The Company will provide its shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination, regardless of whether they vote for or against the proposed Business Combination or do not vote at all, or (ii) by means of a tender offer. If the Company seeks shareholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Company’s Sponsor and any of the Company’s officers or directors that may hold Founder Shares (as defined in Note 5) (the “Initial Shareholders”) and the underwriters have agreed (a) to vote their Founder Shares, Private Shares (as defined in Note 4), Shares issued as underwriting commissions (see Note 6) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination and (b) not to convert any shares (including the Founder Shares) in connection with a shareholder vote to approve, or sell the shares to the Company in any tender offer in connection with, a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the second amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Initial Shareholders have agreed (a) to waive their redemption rights with respect to the Founder Shares, Private Shares, and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose, or vote in favor of, an amendment to the second amended and restated memorandum and articles of association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company has determined not to consummate any Business Combination unless the Company has net tangible assets of at least $5,000,001 upon such consummation in order to avoid being subject to Rule 419 promulgated under the Securities Act. However, if the Company seeks to consummate an initial Business Combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the Trust Account upon consummation of such initial Business Combination, its net tangible asset threshold may limit the Company’s ability to consummate such initial Business Combination (as the Company may be required to have a lesser number of shares redeemed) and may force the Company to seek third party financing which may not be available on terms acceptable to the Company or at all. As a result, the Company may not be able to consummate such initial Business Combination and the Company may not be able to locate another suitable target within the applicable time period, if at all.

The Company will have 12 months from the effective date of its registration statement to complete its initial Business Combination (“Combination Period”). If the Company is unable to complete its initial Business Combination within the Combination Period, unless the Company extends such period pursuant to its amended and restated memorandum and articles of association, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining shareholders and its board of directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

F-8

The Initial Shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares, and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or the other Initial Shareholders acquires Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims.

Going Concern Consideration

As of November 30, 2024, the Company had no cash, a working capital deficit of $141,010 and accumulated deficit of $17,010. The Sponsor has agreed to loan the Company up to $400,000 to be used for a portion of the expenses of the Proposed Public Offering. The loan is non-interest bearing, unsecured and shall be payable on the earlier of: (i) December 31, 2025, or (ii) the date on which the Company consummates an initial public offering of its securities, or (iii) the date on which the Company determines to not proceed with such initial public offering. As of November 30, 2024, the Company had borrowed $91,000 under the promissory note.

The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

F-9

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

In preparing these financial statements in conformity with U.S. GAAP, the Company’s management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash or cash equivalents as of November 30, 2024.

Deferred Offering Costs

Deferred offering costs consist of legal and other professional expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering. The Company complies with the requirements of ASC 340-10-S99-1, SEC Staff Accounting bulletin Topic 5A — “Expenses of Offering”, and SEC Staff Accounting bulletin Topic 5T — “Accounting for Expenses or Liabilities Paid by Principal Stockholder(s)”. Offering costs directly attributable to the issuance of an equity contract to be classified in equity will be recorded as a reduction of equity. Offering costs for equity contracts that are classified as assets and liabilities will be expensed immediately. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to equity. As of November 30, 2024, the Company had deferred offering costs of $149,000.

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of shares of ordinary shares outstanding during the period, excluding shares of ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 225,000 shares of ordinary shares that are subject to forfeiture if the over-allotment option is not exercised in full by the underwriters (see Notes 5). As of November 30, 2024, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

F-10

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of November 30, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be a Cayman Islands exempt company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 825, “Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriter’s over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the Proposed Public Offering.

Ordinary Shares Subject to Possible Redemption

The Company will account for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity” (ASC 480). Ordinary shares subject to mandatory redemption (if any) will be classified as a liability instrument and will be measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) will be classified as temporary equity. At all other times, ordinary shares will be classified as stockholders’ equity. In accordance with ASC 480-10-S99, the Company will classify the Class A ordinary shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. Given that the 6,000,000 ordinary shares (or 6,900,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) sold as part of the units in the Proposed Public Offering will be issued with other freestanding instruments (i.e., rights), the initial carrying value of ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

F-11

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”), to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and free-standing instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 as of the inception of the Company. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

In December 2023, the FASB issued ASU 2023-09, Income taxes (Topic 740): Improvements to Income Tax Disclosure (“ASU 2023-09”), which enhances the transparency and usefulness of income tax disclosures. ASU 2023-09 will be effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the impact of the pending adoption of ASU 2023-09 on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

Note 3 — Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 6,000,000 Units (or 6,900,000 Units if the over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one right to receive one-seventh (1/7) of one Class A ordinary share upon the consummation of an initial business combination (“Public Right”). The Company will not issue fractional shares upon the conversion of the rights. As a result, the holder must hold rights in multiples of 10 in order to receive shares for all of their rights upon closing of a Business Combination. The Company has also granted the underwriters a 45-day option to purchase up to an additional 900,000 Units to cover over-allotments, if any.

Note 4 — Private Placement

The Sponsor has agreed to purchase an aggregate of 285,234 Private Units (or 298,734 Private Units if the over-allotment option is exercised in full) at a price of $10.00 per Private Unit for an aggregate purchase price of $2,852,340, or $2,987,340, if the over-allotment option is exercised in full, in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Unit will consist of one Class A ordinary share (“Private Share”) and one right (“Private Right”). Each Private Right will receive one-seventh (1/7) of one Class A ordinary share upon the consummation of a Business Combination. The proceeds from the Private Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

F-12

Note 5 — Related Party Transactions

Founder Shares

On November 29, 2024, the Company issued to the Sponsor 1,725,000 Class B ordinary shares (the “Founder Shares”) for an aggregated consideration of $25,000, or approximately $0.0145 per ordinary share.

As of November 30, 2024, there were 1,725,000 Founder Shares issued and outstanding, among which, up to 225,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full, so that the Sponsor will beneficially own 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (not including the shares to be issued to the underwriter upon the consummation of the Proposed Public Offering or the shares underlying the private placement units and assuming the it does not purchase any Public Shares in the Proposed Public Offering and excluding the Private Units).

The Founder Shares are identical to the Class A ordinary shares included in the Units being sold in the Proposed Public Offering, and holders of Founder Shares have the same shareholder rights as public shareholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, and (ii) the Sponsor, officers and directors of the Company have entered into a letter agreement with the Company, pursuant to which they have agreed (A) to waive their redemption rights with respect to the Founder Shares, private placement shares and public shares in connection with the completion of its initial Business Combination and (B) to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares and private placement shares if the Company fails to complete its initial Business Combination within 12 months from the effective date of the registration statement, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete its initial Business Combination within such time period and (iii) the Founder Shares and private placement shares are subject to registration rights. If the Company submits its initial Business Combination to its public shareholders for a vote, the Sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with the Company, to vote any Founder Shares and private placement shares held by them and any public shares purchased during or after the Proposed Public Offering in favor of the Company’s initial Business Combination.

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to certain permitted transferees) until the earlier of 180 days after the date of the consummation of the Company’s initial Business Combination.

Promissory Note — Related Party

On November 29, 2024, the Sponsor agreed to loan the Company up to an aggregate amount of $400,000 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering (the “Promissory Note”). The Promissory Note is unsecured, interest-free and due on the earlier of: (i) December 31, 2025, or (ii) the date on which the Company consummates an initial public offering of its securities, or (iii) the date on which the Company determines to not proceed with such initial public offering. As of November 30, 2024, $91,000 was outstanding under the Promissory Note.

Administrative Supports Agreement

The Company entered into an Administrative Supports Agreement with the Sponsor on November 29, 2024, commencing on the effective date of the registration statement of the initial public offering through the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation, to pay the Sponsor a total of $10,000 per month for office space and administrative and support services.

F-13

Note 6 — Commitments and Contingencies

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial business combination and any target business with which the Company may ultimately consummate an initial business combination. The financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

Registration Rights

The holders of the Founder Shares issued and outstanding on the date of this prospectus, as well as the holders of the private units and any shares of the Company’s sponsor, officers, directors or their affiliates may be issued in payment of working capital loans and extension loans made to the Company (and any shares of ordinary shares issuable upon conversion of the underlying the private rights), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the registration statement. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of ordinary shares are to be released from trust. The holders of a majority of the private units and units issued in payment of working capital loans made to us can elect to exercise these registration rights at any time commencing on the date that the Company consummate an initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of an initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company has granted the underwriters a 45-day option from the date of the Proposed Public Offering to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

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The underwriter will be entitled to a cash underwriting discount of 1.50% of the gross proceeds of the Proposed Public Offering, or $900,000 (or $1,035,000.00 if the over-allotment option is exercised in full). Additionally, the underwriter will be entitled to 3.0% of the gross proceeds of the Proposed Public Offering in the form of the Company’s shares at a price of $5.00 per share which will be paid at the closing of the Proposed Public Offering (the “Representative Shares”).

Representative Shares

The Company has agreed to issue to the underwriter and/or its designees Representative Shares comprising 360,000 Class A ordinary shares (or up to 414,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) as representative compensation. The underwriter has agreed that Representative Shares shall be subject to the lock-up provisions of not transferring its Representative Shares (other than permitted transferees) until six months after the completion of an initial Business Combination. In addition, the underwriter has agreed with respect to the Representative Shares, (i) to vote for at a shareholder meeting to approve a Business Combination or any amendment to the Company’s second amended and restated memorandum and articles of association to modify the substance or timing of its obligation to allow redemptions in connection with a Business Combination, (ii) to waive their redemption rights with respect to such shares until the completion of the Business Combination, in connection with the completion of the Company’s initial Business Combination or a shareholder vote to approve an amendment to our second amended and restated memorandum and articles of association to modify the substance or timing of the its obligation to allow redemptions in connection with a Business Combination, and (iii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete its initial Business Combination within the timeline provided in the Company’s second amended and restated memorandum and articles of association.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the commencement of sales in the Proposed Public Offering pursuant to FINRA Rule 5110(e)(1). Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which the Proposed Public Offering forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement of which the Proposed Public Offering forms a part except to any underwriter and selected dealer participating in the Proposed Public Offering and their officers, partners, registered persons or affiliates.

Right of First Refusal

For a period of 24 months after the closing of the Proposed Public Offering, the Company has granted the underwriter a right of first refusal to act as sole investment banker, sole book-running manager and/or sole placement agent for any and all future public and private equity, equity-linked, and debt offerings during such period. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales in the Proposed Public Offering.

Note 7 — Shareholder’s Equity

Preference Shares — The Company is authorized to issue up to 600,000 preference shares at $0.0001 par value. As of November 30, 2024, there were no shares of preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue up to 60,000,000 shares of Class A ordinary share with $0.0001 par value. As of November 30, 2024, there were no shares of Class A ordinary share issued or outstanding.

Class B Ordinary Shares — The Company is authorized to issue up to 6,000,000 shares of Class B ordinary shares with $0.0001 par value. At November 30, 2024, there were 1,725,000 Class B ordinary shares issued and outstanding, of which an aggregate of up to 225,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that the Initial Shareholders will own 20% of the issued and outstanding shares after the Proposed Public Offering (assuming the Initial Shareholders do not purchase any public units in the Proposed Public Offering and excluding the Private Shares underlying the Private Units).

Prior to the initial Business Combination, only holders of its Class B ordinary shares will have the right to vote on the election of directors. Holders of its Class A ordinary shares will not be entitled to vote on the election of directors during such time. The provisions of the Company’s second amended and restated memorandum and articles of association with class rights may not be amended without a special resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of our initial business combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or where proxies are allowed, by proxy at the applicable general meeting of the Company. With respect to any other matter submitted to a vote of its shareholders, including any vote in connection with the initial Business Combination, except as required by law, holders of Class B ordinary shares and holders of its Class A ordinary shares will vote together as a single class, with each share entitling the holder to one vote.

The Class B ordinary share will automatically convert into shares of Class A ordinary share at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to the Company’s second amended and restated memorandum and articles of association.

Rights — Each holder of a right will receive one-seventh (1/7) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon conversion of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Proposed Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per ordinary share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis and each holder of a right will be required to affirmatively covert its rights in order to receive one share underlying each right (without paying additional consideration). The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company).

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If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, holders of the rights might not receive the shares of ordinary shares underlying the rights.

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based on the review, the Company identified the following subsequent event that would have required adjustment or disclosure in the financial statements.

In December 2024, the Company, the Sponsor, Mr. Heung Ming Wong (the Chief Executive Officer/ Chief Financial Officer and Director) and each of the three independent director nominees entered into a securities transfer agreement, pursuant to which the Sponsor has agreed to transfer an aggregate of 120,000 Founder Shares, or 60,000 Founder Shares to Mr. Wong, and 20,000 Founder Shares each to the three independent director nominees, for a total cash consideration of $2,000 prior to the closing of the Proposed Public Offering.

F-16

Until ____, 2024, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$60,000,000

Aimei Health Technology II Co., Ltd

6,000,000 Units

PROSPECTUS

Sole Book-Running Manager

A.G.P.

________, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial trustee fee	$6,500
Underwriter expenses	120,000
Transfer agent fee	25,000
SEC Registration Fee / FINRA filing fee	23,557
Accounting fees and expenses	85,000
Nasdaq listing fee	80,000
Printing and engraving expenses	25,000
Legal fees and expenses	200,000
Miscellaneous(1)	136,283
Total	$701,340

(1)

This amount represents additional expenses that may be incurred by the company in connection with the offering over and above those specifically listed above, including other service fees and mailing costs.

Item 14. Indemnification of Officer and Directors.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officer and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association will provide for indemnification of our officer and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will enter into agreements with our officer and directors to provide contractual indemnification in addition to the indemnification provided for in our second amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officer’s liability insurance that insures our officer and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officer and directors.

Our officer and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officer, directors or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

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Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold the following ordinary shares without registration under the Securities Act:

•	On November 29, 2024, an aggregate of 1,725,000 insider shares were issued to our sponsor for an aggregate purchase price of $25,000, or approximately $0.014 per share, in connection with the company’s organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

•	In addition, our sponsor has committed to purchasing an aggregate of 285,234 private units from the company on a private placement basis simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they will purchase from the company at a price of $10.00 per private unit up to an additional 298,734 private units. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

•	Simultaneously with the consummation of this offering, we will issue 360,000 Class A ordinary shares (or up to 414,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full) to A.G.P./Alliance Global Partners for no consideration.

No underwriting discounts or commissions were paid with respect to such sales.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
3.2	Form of Second Amended and Restated Memorandum and Articles of Association of the Registrant, effective immediately prior to the completion of this offering
4.1*	Specimen Unit Certificate
4.2*	Specimen Ordinary Share Certificate
4.3 *	Specimen Rights Certificate
4.4*	Form of Rights Agreement between [ ] and the Registrant
5.1*	Form of Opinion of Appleby
5.2*	Opinion of Rimon, P.C.
10.1	Form of Letter Agreement among the Registrant and its Initial Shareholders
10.2*	Form of Investment Management Trust Agreement among [ ] and the Registrant
10.3*	Form of Registration Rights Agreement
10.4	Form of Private Units Purchase Agreement between the Registrant and the Sponsor
10.5	Form of Indemnification Agreement
10.6	Administrative Support Agreement between the Registrant and the Sponsor
10.7	Securities Subscription Agreement between the Registrant and the Sponsor
10.8	Promissory Note, dated November 29, 2024, issued to the Sponsor
23.1	Consent of Enrome LLP
23.2*	Consent of Appleby (included in Exhibit 5.1)
23.3*	Consent of Rimon, P.C. (included in Exhibit 5.2)
24	Power of Attorney (included on signature page)
99.1	Consent of David Zhang, an independent director appointee
99.2	Consent of Hing Hui Ding, an independent director appointee
99.3	Consent of Roy Liang, an independent director appointee
107	Filing fee table

*	To be filed by amendment.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(5)

That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on December 23, 2024.

AIMEI HEALTH TECHNOLOGY II CO., LTD

By:	/s/ Heung Ming Wong
Name:	Heung Ming Wong
Title:	Chief Executive Officer, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Heung Ming Wong his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 23, 2024.

Name	Position

/s/ Heung Ming Wong	Chief Executive Officer, Chief Financial Officer and Director
Heung Ming Wong	(principal executive officer and principal financial and accounting officer)

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AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Aimei Health Technology II Co., Ltd has signed this registration statement in San Francisco, California on December 23, 2024.

By:	/s/ Olivia. Y. Wang
Name:	Olivia. Y. Wang

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